Exhibit 10.19

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of May 28, 2019, by and among (A) FORBES ENERGY SERVICES LTD., a Delaware corporation (“Parent”); (B) the Subsidiaries of Parent identified on the signature pages hereto (each of such Subsidiaries, together with Parent, jointly and severally, the “Borrowers” and, each, a “Borrower”); (C) REGIONS BANK, an Alabama bank, in its capacities as administrative agent and collateral agent for Lenders, LC Issuer and the other Secured Parties (“Administrative Agent”); and (D) the lenders party to the Credit Agreement (collectively, the “Lenders”).
RECITALS:
WHEREAS, Borrowers, Administrative Agent and the Lenders are party to that certain Credit Agreement, dated as of November 16, 2018 (as amended, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) pursuant to which the Lenders agreed to extend certain credit facilities to the Borrowers;
WHEREAS, Borrowers desire to make certain modifications to the Credit Agreement, and Administrative Agent and the Lenders have agreed to consent to the 2019 Term Loan Prepayment and the modification of certain provisions contained in the Credit Agreement, in each case upon the terms and conditions hereafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. All capitalized terms not defined herein shall have the meanings given to such terms in the Credit Agreement.
Section 2.Amendments to Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.
Section 3.Ratification. Each Credit Party confirms that all of its obligations under the Loan Documents (as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. Each Credit Party further confirms that the terms “Obligations”, as used in the Credit Agreement, shall include all Obligations of the Credit Parties under the Credit Agreement (as amended by this Amendment), any promissory notes issued under the Credit Agreement, and under each other Loan Document.
Section 4.No Waiver. Except as expressly set forth in this Amendment, nothing contained in this Amendment, or any other communication between or among Administrative Agent, Lenders and any Credit Party, shall be construed as a waiver by Administrative Agent or Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment or any other contract or instrument between or among any Credit Party, Administrative Agent and/or Lenders, or of any similar future transaction, and the failure of Administrative Agent and/or Lenders at any time or times hereafter to require strict performance by any Credit Party of any provision thereof shall not waive, affect or diminish any right of Administrative Agent and/or Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) except as expressly provided herein, impair, prejudice or otherwise adversely affect Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Documents, each as amended hereby, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement or any other Loan Documents or any other contract or instrument, or (c) constitute any course of dealings or other basis for altering any obligation of any Credit Party under the Credit Agreement or any other Loan

Documents or any right, privilege or remedy of the Administrative Agent or any Lender under the Credit Agreement, any other Loan Documents or any other contract or instrument. Administrative Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between or among any Credit Party, Administrative Agent and Lenders, each as amended hereby.
Section 5.Representations and Warranties. Each Credit Party represents and warrants to Administrative Agent and Lenders the following: (a) after giving effect to this Amendment, there does not exist any Default or Event of Default, and (b) both immediately before and after giving effect to this Amendment, (i) each Credit Party, individually, and Credit Parties, taken as a whole, are Solvent, (ii) the representations and warranties of each Credit Party in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the date hereof (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to such qualification) in all respects on the date hereof), except for those representations and warranties that expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date, (iii) each Credit Party is in good standing under the laws of the jurisdiction of its incorporation, organization, or formation, (iv) no amendment, modification or other change has been made to (A) the articles of incorporation or organization (or other applicable charter documents), or (B) the bylaws or operating agreement of each Credit Party since the Closing Date (other than amendments not adverse to the interests of the Administrative Agent or the Lenders), and (v) the execution, delivery and performance of this Amendment and of the Loan Documents as amended hereby has been duly authorized by all necessary corporate, company or partnership action.
Section 6.Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon the satisfaction or waiver of the following conditions precedent. The determination as to whether each condition has been satisfied may be made in Administrative Agent’s sole discretion, all of which shall be satisfactory in form and substance to Administrative Agent (date on which each such condition has been so satisfied or waived by Administrative Agent, the “First Amendment Effective Date”):
1.Administrative Agent shall have received each of the following documents, duly executed by each of the undersigned signatories (unless otherwise noted):
(a)this Amendment;
(b)a consent with respect to the prepayment of certain Term Loans signed each Credit Party, the Term Loan Agent and the Administrative Agent; and
(c)a certificate (reasonably acceptable to the Administrative Agent) signed by a Responsible Officer of Parent certifying that (i) no Default or Event of Default exists and (ii) the representations and warranties of each Credit Party in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the date hereof (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to such qualification) in all respects on the date hereof), except for those representations and warranties that expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date and (iii) each Credit Party, individually, and Credit Parties, taken as a whole, are Solvent after giving effect to the transactions contemplated hereby.
2.The Credit Parties shall have paid to Administrative Agent all reasonable and documented fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) and other amounts owed to or incurred by Administrative Agent or Lenders in connection with this Amendment, to the extent invoiced to Parent in advance of the First Amendment Effective Date; and
The Credit Parties shall be deemed to represent and warrant to Administrative Agent and Lenders that each of the foregoing conditions have been satisfied upon the release of their respective signatures to this Amendment.

Section 7.Miscellaneous.
1.None of the Lenders, if any, identified in the Credit Agreement, as amended hereby, as an arranger or bookrunner shall have any right, power, obligation, liability, responsibility or duty under the Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.
2.Except as expressly provided in this Amendment, (a) the Credit Agreement and the other Loan Documents shall continue in full force and effect, and (b) the terms and conditions of the Credit Agreement and the other Loan Documents are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction. From and after the First Amendment Effective Date, references to the Credit Agreement in each Loan Document shall be references to the Credit Agreement as amended hereby. The Lenders party hereto hereby direct and instruct Administrative Agent to execute and deliver this Amendment and all documents to be executed in connection herewith, and to induce Administrative Agent to execute and deliver this Amendment and the other applicable documents, each Lender ratifies and confirms its obligations under, and the immunities and exculpatory provisions accruing to Administrative Agent under, the terms of the Credit Agreement and the other Loan Documents and agrees that, as of the date hereof, such obligations, immunities and other provisions are without setoff, counterclaim, defense or recoupment. This Amendment shall constitute a Loan Document.
3.Each Credit Party hereby ratifies and confirms the Liens and security interests granted under the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of Administrative Agent or Lenders pursuant to the Loan Documents (as now, hereafter or from time to time amended).
4.Each Guarantor agrees that its consent is not required to the effectiveness of this Amendment, and that no consent of any of them is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Obligations, the Collateral, or any of the other Loan Documents.
5.This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Credit Agreement.
6.This Amendment, along with each and every other Loan Document, may be executed by a handwritten signature, by use of an electronic signature or by a signatory’s adoption of any marking (including, without limitation, by inserting the electronic text of the name of a signatory that has been inserted or appended to a document by or on behalf of such signatory) as the signature of such signatory (which adoption may be confirmed by an email exchange with the signatory, and such confirmation shall be conclusive evidence of such adoption for all purposes) and executed in any number of counterparts (including by facsimile or as a .pdf attachment), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The parties agree that each and every electronic signature or other marking adopted as a signature of, by or on behalf of a Person (including any signatory for such Person) are the same, and shall be deemed to be same, as handwritten signatures for all purposes of this Amendment and the other Loan Documents, including, without limitation, for purposes of the validity, enforceability and admissibility of this Amendment and any other Loan Document.
7.If any term or provision of this Amendment is adjudicated to be illegal, invalid or unenforceable under applicable laws or regulations, such provision shall be inapplicable to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.
8.This Amendment shall be binding upon and inure to the benefit of the Credit Parties, Administrative Agent and Lenders and their respective successors and permitted assigns, except that the Credit Parties shall not have the right to assign any rights hereunder or any interest herein without Administrative Agent’s and the required Lenders’ prior written consent.
9.THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS Amendment SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.
[Signature Pages Follow]

[Signature Page to First Amendment to Credit Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.
FORBES ENERGY SERVICES LTD.

By:     /S/ L. Melvin Cooper____________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
FORBES ENERGY SERVICES LLC

By:     /S/ L. Melvin Cooper____________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
FORBES ENERGY INTERNATIONAL, LLC

By:     /S/ L. Melvin Cooper____________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
TX ENERGY SERVICES, LLC

By:     /S/ L. Melvin Cooper____________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
C.C. FORBES, LLC

By:     /S/ L. Melvin Cooper____________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
CRETIC ENERGY SERVICES, LLC

By:     /S/ L. Melvin Cooper____________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
REGIONS BANK,

as Administrative Agent and Lender

By:     /S/ Kevin Padgett_______________________
Name:     Kevin Padgett
Its:     Managing Director

Exhibit A

Amended Credit Agreement

[see attached]

~~EXECUTION VERSION~~EXHIBIT A
_____________________________________________________________________________________
CREDIT AGREEMENT
by and among
FORBES ENERGY SERVICES LTD.
AND CERTAIN OF ITS SUBSIDIARIES,
JOINTLY AND SEVERALLY, as the “Borrowers”
ANY OTHER CREDIT PARTIES PARTY HERETO FROM TIME TO TIME,
THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME,
as the “Lenders”
and
REGIONS BANK,
as the “Administrative Agent”
November 16, 2018
____________________________________________________________________________________

Table of Contents
Page

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION    1
1.Definitions.    1
2.Accounting Terms.    49
3.Uniform Commercial Code.    50
4.Rules of Construction.    50
SECTION 2. THE CREDIT FACILITIES    51
1.Revolving Commitment.    51
2.[Reserved].    54
3.Swing Line Loans; Settlement.    54
4.Letter of Credit Facility.    5~~7~~6
SECTION 3. INTEREST, FEES, AND CHARGES    60
1.Interest.    60
2.Fees.    63
3.Maximum Interest.    64
SECTION 4. LOAN ADMINISTRATION    6~~5~~4
1.Manner of Borrowing and Funding Revolving Loans.    6~~5~~4
2.Defaulting Lender.    66
3.Borrower Representative.    68
4.One Obligation.    68
5.Effect of Termination.    68
6.Cash Collateral.    69
SECTION 5. PAYMENTS    69
1.General Payment Provisions.    ~~70~~69
2.Repayment of Revolving Loans.    70
3.[Reserved].    71
4.Payment of Other Obligations.    71
5.Post-Default Allocation of Payments.    71
6.Sharing of Payments.    73
7.Nature and Extent of each Borrower’s Liability.    73
SECTION 6. [RESERVED]    76
SECTION 7. CONDITIONS PRECEDENT    76
1.Conditions Precedent to Initial Loans.    76
2.Conditions Precedent to All Extensions of Credit.    79
SECTION 8. REPRESENTATIONS AND WARRANTIES    79
1.Organization and Qualification.    80
2.Power and Authority.    80
3.Enforceability.    80
4.Capital Structure.    80
5.Title to Properties; Priority of Liens.    81
6.Licenses and Permits.    81
7.[Reserved].    81
8.Real Estate.    81
9.Casualties; Taking of Properties; Etc.    82
10.Deposit Accounts; Securities Accounts; Commodity Accounts.    82
11.Intellectual Property.    82
12.Financial Statements; Projections.    83
13.Accounts.    83
14.Taxes.    84
15.Insurance.    85

16.Solvent; Fraudulent Transfer.    85
17.Litigation.    85
18.Material Contracts and Restrictive Agreements.    85
19.Surety Obligations.    85
20.Governmental Approvals.    8~~6~~5
21.Brokers.    86
22.Compliance with Laws.    86
23.ERISA.    86
24.Environmental Matters.    87
25.Regulated Entity.    88
26.Labor Relations and Related Matters.    89
27.[Reserved].    89~~0~~
28.Use of Proceeds.    90
29.Accuracy and Completeness of Information.    90
30.[Reserved].    90
31.No Defaults; Material Adverse Effect.    90
32.Senior Debt.    90
SECTION 9. AFFIRMATIVE COVENANTS AND CONTINUING AGREEMENTS    90
1.Use of Proceeds.    91
2.Maintenance of Existence and Rights; Conduct of Business.    91
3.Insurance.    91
4.Inspections; Appraisals.    92
5.Adequate Books and Records.    93
6.Borrowing Base Reporting; Financial and Other Information.    93
7.Compliance with Laws.    97
8.ERISA.    97
9.Environmental.    97
10.Margin Stock.    98
11.Taxes; Claims.    98
12.Cash Management; Deposit Accounts.    9~~9~~8
13.Covenants Regarding Collateral and Property.    99
14.[Reserved].    ~~100~~99
15.[Reserved].    100
16.[Reserved].    100
17.Future Subsidiaries.    100
18.Further Assurances.    10~~1~~0
19.Interest Rate Protection.    101
20.Post-Closing Matters.    101
SECTION 10. NEGATIVE COVENANTS    101
1.Debt.    101
2.Liens.    104
3.Restricted Payments.    106
4.Investments.    106
5.Disposition of Assets.    107
6.Restrictions on Payment of Certain Debt.    107
7.Fundamental Changes.    107
8.Restrictive Agreements; Certain Restrictions; Inconsistent Agreements.    108
9.Affiliate Transactions.    109
10.Plans.    109
11.Sales and Leasebacks.    109
12.Certain Agreements.    1~~1~~09
13.[Reserved].    110
14.Finance Insurance Premiums.    110

15.Leases.    110
SECTION 11. FINANCIAL COVENANTS    110
1.Financial Covenants.    110
SECTION 12. EVENTS OF DEFAULT; REMEDIES UPON DEFAULT    11~~1~~0
1.Events of Default,    111
2.Remedies upon Default.    113
3.License.    114
4.Receiver.    114
5.Deposits; Insurance.    11~~5~~4
6.Remedies Cumulative.    11~~5~~4
SECTION 13. ADMINISTRATIVE AGENT    115
1.Appointment, Authority, and Duties of Administrative Agent; Professionals.    115
2.Agreements Regarding Borrowers and Guarantors, Collateral and Field Examination Reports.    116
3.Reliance By Administrative Agent.    11~~8~~7
4.Action Upon Default.    118
5.Indemnification of Administrative Agent Indemnitees.    118
6.Limitation on Responsibilities of Administrative Agent.    11~~9~~8
7.Resignation; Successor Administrative Agent.    119
8.Separate Collateral Agent.    120
9.Due Diligence and Non-Reliance.    120
10.Remittance of Payments.    12~~1~~0
11.Administrative Agent in its Individual Capacity.    121
12.Administrative Agent Titles.    12~~2~~1
13.Bank Product Providers.    12~~2~~1
14.No Third Party Beneficiaries.    122
15.Certifications From Lenders and Participants; PATRIOT Act; No Reliance.    122
16.Bankruptcy.    123
SECTION 14. ASSIGNMENTS AND PARTICIPATIONS    124
1.Successors and Assigns.    124
SECTION 15. YIELD PROTECTION    127
1.Making or Maintaining Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans.    12~~8~~7
2.Increased Costs.    130
3.Taxes.    131
4.Mitigation Obligations; Designation of a Different Lending Office.    13~~5~~4
SECTION 16. MISCELLANEOUS    135
1.Notices.    135
2.Amendments.    137
3.Indemnity; Expenses.    1~~40~~39
4.Reimbursement Obligations.    140
5.Performance of Credit Parties’ Obligations.    14~~1~~0
6.Setoff.    141
7.Independence of Covenants; Severability.    141
8.Cumulative Effect; Conflict of Terms.    14~~2~~1
9.Counterparts.    142
10.Fax or Other Transmission.    142
11.Entire Agreement.    142
12.Relationship with Lenders.    142
13.No Advisory or Fiduciary Responsibility.    14~~3~~2
14.Confidentiality; Credit Inquiries.    143
15.Governing Law.    144
16.Submission to Jurisdiction.    144
17.Waivers; Limitation on Damages; Limitation on Liability.    144
18.Limitation on Liability; Presumptions.    145

19.PATRIOT Act Notice.    14~~6~~5
20.Powers.    146
21.No Tax Advice.    146
22.Judgment Currency.    146
23.Survival of Representations and Warranties, etc.    146
24.Revival and Reinstatement of Obligations.    147
25.Acknowledgement of and Consent to Bail-In of EEA Financial Institutions.    147
26.Certain ERISA Matters.    147
27.Time is of the Essence.    148
28.Section Headings.    148
29.Intercreditor Agreement.    148

APPENDICES, EXHIBITS AND SCHEDULES
APPENDICES

Appendix A    Lenders, Revolving Commitments and Revolving Commitment Percentages
Appendix B    Notice Information

EXHIBITS

Exhibit A-1    Form of Revolving Note
Exhibit A-2    Form of Swing Line Note
Exhibit B    Form of Assignment Agreement
Exhibit C    Form of Notice of Borrowing
Exhibit D     Form of Notice of Conversion/Continuation
Exhibit E    Form of Borrowing Base Certificate
Exhibit F    Form of Compliance Certificate
Exhibit G    Form of Joinder Agreement
Exhibit H    Form of Secured Party Designation Notice

SCHEDULES

Schedule 1.1(a)    Existing Letters of Credit
Schedule 1.1(b)    Permitted Asset Disposition
Schedule 8.4    Capital Structure
Schedule 8.8    Real Estate
Schedule 8.10    Deposit Accounts
Schedule 8.11    Intellectual Property
Schedule 8.15    Insurance
Schedule 8.17    Litigation
Schedule 8.18    Material Contracts and Restrictive Agreements
Schedule 8.21    Broker’s, Finder’s or Investment Banking Fees
Schedule 8.23    ERISA Plans
Schedule 8.24    Environmental Matters
Schedule 8.26    Labor Relations and Related Matters
Schedule 10.1    Existing Debt
Schedule 10.2    Existing Liens
Schedule 10.4    Existing Investments
Schedule 10.9    Affiliate Transactions

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) dated as of November 16, 2018, is made by and among (A) Forbes Energy Services Ltd., a Delaware corporation (“Parent”); (B) the Subsidiaries of Parent identified on the signature pages hereto and any other Subsidiaries of Parent that may become Borrowers hereunder pursuant to Section 9.17 (each of such Subsidiaries, together with Parent, jointly and severally, the “Borrowers” and, each, a “Borrower”); (C) any other Credit Parties party hereto from time to time; (D) the financial institutions from time to time party hereto (each, a “Lender” and, collectively, the “Lenders”); (E) REGIONS BANK, an Alabama bank (as further defined below, “Regions Bank”), in its capacities as a Lender, the Swing Line Lender (as defined below) and LC Issuer (as defined below); and (F) Regions Bank, in its capacities as administrative agent and collateral agent for Lenders, LC Issuer and other Secured Parties (defined below) (Regions Bank, acting in such latter capacities, and as further defined below, “Administrative Agent,” “Collateral Agent” or “Agent”).
W I T N E S S E T H :
WHEREAS, Credit Parties have requested that Administrative Agent and the Lenders establish a revolving credit facility in favor of Borrowers and that LC Issuer establish a letter of credit sub-facility for the account of Borrowers, all for the purposes set forth herein; and
WHEREAS, Administrative Agent, the Lenders, and LC Issuer are willing to provide such credit facility and letter of credit sub-facility to Borrowers subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, each Credit Party, Administrative Agent, each Lender, and LC Issuer, each intending to be legally bound, hereby covenant and agree as follows:

SECTION 1.
SECTION 2.DEFINITIONS; RULES OF CONSTRUCTION
1.Definitions.
Capitalized terms that are not otherwise defined herein shall have the meanings set forth in this Section 1.1. As used in this Agreement (including in the introductory paragraph, the recitals, and the Annexes, Exhibits and Schedules hereto) and, as applicable, any other Loan Documents, the following terms shall have the following meanings:
“Acquisition” means (whether by purchase, exchange, issuance of stock, or other equity or debt securities, merger, Division, reorganization, amalgamation, or any other method and whether by a single transaction or a series of related or unrelated transactions) any acquisition by any Credit Party or Subsidiary of (a) any Voting Equity Interests issued by any other Person, but only if such acquisition results in such Credit Party or Subsidiary’s owning more than fifty percent (50%) of such Voting Equity Interests; (b) all or substantially all of the assets of any other Person; or (c) the assets which constitute all or any substantial part of any division, line of business or other operating unit of the business of any other Person.
“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for an Adjusted LIBOR Rate Loan, the rate per annum obtained by dividing (a) (i) the rate per annum (rounded upward to the next whole multiple of one sixteenth of one percent (1/16 of 1%)) equal to LIBOR, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward to the next whole multiple of one sixteenth of one percent (1/16 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average settlement rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (b) an amount equal to the number one minus the Applicable Reserve Requirement. Notwithstanding anything contained herein to the contrary, if the Adjusted LIBOR Rate, as so determined, is ever less than zero (0), then, the Adjusted LIBOR Rate shall be deemed to be zero (0).
“Adjusted LIBOR Rate Loan” means a Loan bearing interest based on the Adjusted LIBOR Rate.
“Administrative Agent,” “Collateral Agent” or “Agent” means Regions Bank, in its capacity as administrative agent, collateral agent or agent for Lenders, LC Issuer and each other Secured Party, together with its successors and assigns.
“Administrative Agent Indemnitees” means Administrative Agent, its Related Parties and all Administrative Agent Professionals.
“Administrative Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Administrative Agent in connection herewith.
“Administrative Questionnaire” means an administrative questionnaire provided by Lenders to Administrative Agent in connection herewith in a form supplied or approved by Administrative Agent for such purpose.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of any Credit Party or any of its Subsidiaries, threatened in writing against any Credit Party or any of its Subsidiaries or any material Property of any Credit Party or any of its Subsidiaries (including an Insolvency Proceeding or appellate proceeding).
“Affected Lender” has the meaning set forth in Section 15.1(b).
“Affected Loan” has the meaning set forth in Section 15.1(b).
“Affiliate” means, with respect to a specified Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with the Person specified, or that is a director, officer, manager or partner of such Person. Without limitation of the foregoing, for purposes of this definition, “Control,” when used with respect to any Person, includes the direct or indirect beneficial ownership of twenty percent (20%) or more of the outstanding Equity Interests issued by such Person in addition to the power to control, or have a controlling influence over, the management or policies of such Person or any of its Property, whether by ownership, the voting of Equity Interests, by contract or otherwise.
“Aggregate Revolving Obligations” means, at any time of determination, the sum (without duplication) of (a) the outstanding principal amount of all Revolving Loans (including Swing Line Loans, Over Advance Loans and Protective Advances) and (b) the outstanding amount of all LC Obligations.
“Agreement” has the meaning set forth in the preamble hereto.
“Allocable Amount” has the meaning given such term in Section 5.7(c)(ii).
“ALTA” means American Land Title Association.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” means any laws relating to the prevention of terrorism or money laundering, including the PATRIOT Act and all OFAC rules and regulations, including Executive Order 13224.
“Applicable Law” means all applicable laws, rules, regulations, and governmental guidelines applicable to the Person, conduct, transaction, agreement, or matter in question, including all applicable statutory law, common law, and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, and decrees of Governmental Authorities.
“Applicable Margin” means subject to the terms of this definition, with respect to any Type of Loan and at any time of determination, the percentage rate per annum set forth in the following table, as determined by reference to the Fixed Charge Coverage Ratio determined in the manner provided in Section 11.1(b) and reported in a Compliance Certificate delivered in accordance with Section 9.6(d):

Level	Fixed Charge Coverage Ratio	Base Rate	LIBOR Index Rate	Adjusted LIBOR Rate
I	Greater than or equal to 1.50 to 1.00	1.50%	2.50%	2.50%
II	Greater than or equal to 1.25 to 1.00 but less than 1.50 to 1.00	1.75%	2.75%	2.75%
III	Less than 1.25 to 1.00	2.25%	3.25%	3.25%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis on each Determination Date, and any such reduction or increase shall be automatic and without notice to any Person. Without limiting Administrative Agent’s or Required Lenders’ rights to invoke the Default Rate, as provided in Section 3.1(a), if (a) the financial statements of the Reporting Companies and the Compliance Certificate corresponding thereto setting forth the Fixed Charge Coverage Ratio are not received by Administrative Agent on or before the dates required pursuant to Section 9.6(b), (c) or (d), as applicable, or (b) an Event of Default occurs and, in either case, Administrative Agent or Required Lenders so elect, then, in each case, from the date such financial statements and Compliance Certificate were required to be delivered or the date such Event of Default occurred, as applicable, the Applicable Margin shall, at the option of Administrative Agent or the Required Lenders, be at the Level with the highest rates of interest until such time as such financial statements and Compliance Certificate are received by Administrative Agent and any Event of Default (whether resulting from a failure to timely deliver such financial statements or Compliance Certificate or otherwise) is waived in accordance with the terms of this Agreement. For the final Fiscal Month of any Fiscal Year, Borrower Representative shall provide the unaudited financial statements of the Reporting Companies in accordance with Section 9.6(b), subject only to year-end adjustments, for the purpose of determining the Applicable Margin.
Any of the foregoing to the contrary notwithstanding, on and after the Closing Date to, but not including, April 1, 2018, the Applicable Margin shall be equal to the rates set forth in Level II. As used herein, “Determination Date” means the first day of the first calendar quarter after the date on which Borrower Representative provides the financial statements and Compliance Certificate under Sections 9.6(b), (c), and (d), as applicable, for each of its Fiscal Quarters.
If any financial statement or Compliance Certificate required by Sections 9.6(b), (c), or (d) is shown to be inaccurate (regardless of whether this Agreement or any Revolving Commitments are or remain in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (A) Borrower Representative shall promptly deliver to Administrative Agent a correct certificate for such Applicable Period; (B) the Applicable Margin for such Applicable Period shall be determined by reference to such certificate; and (C) Borrowers shall pay Administrative Agent, ON DEMAND, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period and any other additional fee or charge which was based, in whole or in part, on the Applicable Margin, which payment shall be promptly applied by Administrative Agent for its own account and the account of Lenders and LC Issuer, as applicable, in accordance with the terms hereof. If any inaccurate financial statement or certificate would, if corrected, have led to the application of a lower Applicable Margin for any period for which interest has already been paid, Borrowers shall be credited toward future payments owing hereunder in an amount equal to the amount of interest and fees actually paid for such period over the amount of interest and fees that should have been paid for such period.
“Applicable Reserve Requirement” means, at any time, for any Adjusted LIBOR Rate Loan or LIBOR Index Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the Board of Governors, as in effect from time to time) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate, LIBOR Index Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans. Adjusted LIBOR Rate Loans and LIBOR Index Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefit of credit for pro ration, exception or offsets that may be available from time to time to the applicable Lender. The rate of interest on Adjusted LIBOR Rate Loans, LIBOR Index Rate Loans and Base Rate Loans determined by reference to the LIBOR Index Rate shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.
“Applicable Tax Percentage” means the highest effective marginal combined rate of Federal, state, and local income taxes (taking into account the deductibility of state and local taxes for Federal income tax purposes) to which any Person holding Equity Interests of a Credit Party would be subject in the relevant year of determination, taking into account only such Person’s share of income and deductions attributable to its equity ownership interest in such Credit Party.
“Approved Fund” means any Person (other than a natural person) which (a) is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities and (b) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Article 9 Control” means, with respect to any asset, right, or Property with respect to which a security interest therein is perfected by a secured party’s having “control” thereof (whether pursuant to the terms of an agreement or through the existence of certain facts and circumstances), that Administrative Agent or a Lender, as the case may be, has “control” of such asset, right, or Property in accordance with the terms of Article 9 of the UCC. Without limitation of the foregoing, so long as Regions Bank is Administrative Agent, Administrative Agent shall be deemed to be have “control” of any funding account, Collections Account, Securities Account or other Deposit Account maintained with Regions Bank or any Affiliate of Regions Bank, including any maintained by or through Regions Bank or any agents or correspondents acting on behalf of Regions Bank without the necessity of having an Article 9 Control Agreement executed in connection therewith; provided, that, without limiting the generality of the foregoing, each Credit Party owning any Deposit Accounts shall promptly, upon request from Administrative Agent (but in any event not later than sixty (60) days after receipt of such request, unless otherwise approved by Administrative Agent), execute and deliver to Administrative Agent an Article 9 Control Agreement in its favor, in its capacities as secured party and depository institution, regarding such Deposit Accounts.
“Article 9 Control Agreement” means an agreement among Administrative Agent or a Lender, as the case may be, any one or more of Credit Parties and another Person pursuant to which Article 9 Control is established in favor of Administrative Agent or such Lender with respect to any asset, right or Property of a Credit Party, or Credit Parties, including any Deposit Account or Securities Account, or any funds or securities, respectively, on deposit therein, situated at or with such Person(s).

“Asset Disposition” means, with respect to any Person, a sale, issuance, assignment, Division, lease, license, Consignment, transfer, abandonment, or other disposition of such Person’s Property, including a disposition of Property in connection with a sale-leaseback transaction, synthetic lease, securitization or similar arrangement.
“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.1(b)) and accepted by Administrative Agent, in substantially the form of Exhibit B or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by Administrative Agent from time to time.
“Auto Borrow Agreement” has the meaning specified in Section 2.3(b)(iii).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product Agreement” means any agreement between one or more Obligors and a Bank Product Provider evidencing the making available of any Bank Product by such Bank Product Provider to such Obligor. The foregoing includes, without limitation, Swap Agreements.
“Bank Product Obligations” means Debts, liabilities and other obligations of any Obligor to any Bank Product Provider arising under, pursuant to or in connection with Bank Products.
“Bank Product Provider” means (a) any of Regions Bank and its Affiliates, and (b) any Person that (A) at the time it enters into a Bank Product Agreement, is a Lender or an Affiliate of a Lender, or (B) in the case of a Bank Product Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or becomes, within thirty (30) days thereafter, a Lender or an Affiliate of a Lender. For purposes hereof, the term “Lender” shall be deemed to include Administrative Agent.
“Bank Product Reserve” means an amount determined from time to time by Administrative Agent in its Permitted Discretion as a Reserve for Bank Product Obligations.
“Bank Products” means all bank, banking, financial, and other similar or related products, services, and facilities offered or provided by any Bank Product Provider to any Obligor, including (a) merchant card services, credit or stored value cards and corporate purchasing cards; (b) cash management, treasury, and related products and services, including depository and checking services, Deposit Accounts (whether operating, money market, investment, collections, payroll, trust, disbursement, or other Deposit Accounts), automated clearinghouse (“ACH”) transfers of funds and any other ACH services, remote deposit capture, lockboxes, account reconciliation and information reporting, controlled disbursements, wire and other electronic funds transfers, e-payable, overdraft protection, stop payment services and fraud protection services (all of the products and services described in this clause (b), collectively, “Treasury Services”); and (c) bankers’ acceptances, drafts, documentary services, foreign currency exchange services; (d) Swap Obligations and other Obligations arising under Swap Agreements; (e) supply chain finance arrangements; and (f) leases and other banking products or services, other than Letters of Credit.
“Bankruptcy Code” means Title 11 of the United States Code.
“Base Rate” means, for any day, the rate per annum equal to the greatest of (a) the Prime Rate in effect on such day; (b) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%) per annum; and (c) the LIBOR Index Rate in effect on such day plus one percent (1%) per annum. If for any reason Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable, after due inquiry, to ascertain the Federal Funds Rate for any reason, including the inability or failure of Lender to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBOR Index Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Rate or LIBOR Index Rate, respectively, automatically and without notice to any Person. Notwithstanding anything contained herein to the contrary, if the Base Rate, as so determined, is ever less than zero (0), then, the Base Rate shall be deemed to be zero (0).
“Base Rate Loan” means any Loan which bears interest at a rate based on the Base Rate.
“Base Rate Revolving Loan” means a Revolving Loan which bears interest at a rate based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, and otherwise to be in form and substance satisfactory to Administrative Agent.
“Beneficial Ownership Regulation” means 31 CFR Section 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” to which Section 4975 of the Code applies or (c) any Person whose underlying assets include “plan assets” of any such “employee benefit plan” or “plan” within the meaning of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA.
“Board of Governors” means the Board of Governors of the Federal Reserve System.
“Borrower” and “Borrowers” have the meanings set forth in the preamble hereto.
“Borrower Representative” has the meaning given such term in Section 4.3.
“Borrowing” means a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.
“Borrowing Base” means, on any date of determination, an amount, calculated in Dollars, equal to:
(a)ninety percent (90%) of the total amount of Eligible Investment Grade Accounts; plus
(b)eighty five percent (85%) of the total amount of Eligible Accounts;
(c)one hundred percent (100%) of Eligible Cash; minus
(d)Reserves.
“Borrowing Base Certificate” means a borrowing base certificate substantially in the form of Exhibit E or such other form as may be acceptable to Administrative Agent from time to time in its reasonable discretion.
“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Jurisdiction State or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate and Adjusted LIBOR Rate Loans (and in the case of determinations, the Index Rate and the LIBOR Index Rate), the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capital Expenditures” means, with respect to any Person for any fiscal period, the aggregate amount of all expenditures incurred by any Person to acquire or repair and maintain fixed assets, plant, and equipment (including renewals and replacements) during such period, which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.
“Capital Lease” means any lease which, in accordance with GAAP, is required to be capitalized for financial reporting purposes.
“Cash Collateral” has the meaning given to such term in the definition of “Cash Collateralize”.

“Cash Collateralize” means, to pledge and deposit with or deliver to Administrative Agent, LC Issuer or Swing Line Lender, as applicable, as collateral for the LC Obligations or Swing Line Loans, as applicable, or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if Administrative Agent, LC Issuer or Swing Line Lender, as applicable, may agree, each in its reasonable discretion, other credit support, in each case pursuant to documentation in form and substance, and in an amount (but not less than one hundred five percent (105%) of the obligated amount), in each case, satisfactory to Administrative Agent, such LC Issuer and/or Swing Line Lender, as applicable, in its or their reasonable discretion. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support including any cash and any interest or other income earned thereon.
“Cash Equivalents” means, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally Guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lender’s submission or re-submission of a capital plan under 12 C.F.R. Section 225.8 or a Governmental Authority’s assessment thereof, shall, in each case of clauses (i), (ii) or (iii) above, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any one or more of the following:
(a)The Equity Investors shall cease to own and control legally and beneficially, either directly or indirectly, twenty-five percent (25%) or more on a fully diluted basis of the Voting Equity Interests of Parent;
(b)any “Person” or “Group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act other than the Equity Investors is or shall be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of thirty-five percent (35%) or more on a fully diluted basis of the Voting Equity Interests of Parent;
(c)all or substantially all of the Credit Parties’ assets taken as a whole are sold or transferred, other than pursuant to a transaction not prohibited hereunder; or
(d)any “change in control,” as that term (or any similar term) is defined in any Organizational Document of any Credit Party, or in any document governing any Funded Debt in excess of the Threshold Amount of any Credit Party, shall occur.
“Claims” means all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs, disbursements, and expenses of any kind (including fees, costs, and expenses of attorneys and paralegals, experts, agents, consultants, and advisors, and Extraordinary Expenses), at any time (including before or after the Closing Date, after Payment in Full of the Obligations, or resignation or replacement of Administrative Agent) incurred by or asserted against or imposed on any Indemnitee as a result of, or arising from or in connection with, (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto; (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents; (c) the existence or perfection of any Liens on the Collateral, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Credit Party to perform or observe any material terms of any Loan Document, in each case including all costs and expenses relating to any Adverse Proceeding, whether or not the applicable Indemnitee is a party thereto.
“Closing Date” means the date first inscribed hereinabove, unless pursuant to Section 7.1, the date on which the initial Loan is made or initial Letter of Credit is issued occurs after such date, in which case the term “Closing Date” shall mean such later date.
“Closing Date Acquisition” means the acquisition by Parent, directly or indirectly, of all of the Equity Interests of Target pursuant to the terms of the Closing Date Acquisition Agreement.
“Closing Date Acquisition Agreement” means that certain Merger Agreement, dated as of November 16, 2018, by and among Forbes Energy Services LLC, as purchaser, Catapult Energy Services Group, LLC, a Delaware limited liability, solely in its capacity as a representative for the Holders (as defined therein) pursuant to Section 7.14 thereof, Cobra Transitory Sub LLC and Target.
“Closing Date Earn-out” means a one-time earn-out paid to Holders (as defined in the Closing Date Acquisition Agreement) during the first Fiscal Quarter of the Fiscal Year commencing January 1, 2019, in connection with the Closing Date Acquisition and as otherwise set forth in Section 1.12 of the Closing Date Acquisition Agreement.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all Property described in any Security Documents as security for any Obligations, and all other Property which now or hereafter secures (or is intended to secure) any Obligations, but excluding, for the avoidance of doubt, any Excluded Collateral (as defined in the Security Agreement).
“Collateral Disclosure Certificate” shall have the meaning set forth in the Security Agreement.
“Collection Account” means a Deposit Account established or maintained by a Credit Party at Regions Bank or another bank reasonably acceptable to Administrative Agent, which Deposit Account shall be utilized solely for purposes of receiving or collecting payments made by Account Debtors and other Proceeds of Collateral, and which Deposit Account shall be subject to an Article 9 Control Agreement reasonably acceptable to Administrative Agent unless, in the event such account is maintained at Regions Bank, Administrative Agent shall determine in its discretion (which discretion shall include compliance with Administrative Agent’s current policies with respect to such event) that an Article 9 Control Agreement is not necessary.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a certificate in the form of Exhibit F or such other form approved by Administrative Agent from time to time.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, the aggregate amount of all Capital Expenditures of the Tested Companies made during such period.

“Consolidated Cash Taxes Paid” means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, the sum of all income taxes paid in cash by the Tested Companies during such period (net of all income tax refunds and credits received in cash by the Tested Companies during such period), which number for the applicable period of computation shall not be less than zero.
“Consolidated EBITDA” means, for any fiscal period and determined on a consolidated basis, the sum of the Tested Companies’ (a) Consolidated Net Income, plus (b) without duplication, the sum of the following to the extent included in the calculation of Consolidated Net Income for such period: (i) Consolidated Interest Expense, (ii) income and franchise taxes or other taxes based on gross or net revenues paid or accrued for such period, (iii) depreciation and amortization expense for such period, (iv) extraordinary, non-recurring and unusual expenses consisting of (A) litigation expenses not to exceed $1,200,000 in the aggregate during any twelve-month fiscal period and (B) litigation expenses in excess of the amount set forth in clause (A) and other extraordinary, non-recurring and unusual expenses that are reasonably approved by Administrative Agent, (v) amortization of debt issuance costs and any non-cash, non-recurring charges relating to, any premiums or penalty paid, write-off of deferred financing costs or original issue discount or other charges in connection with, redeeming or otherwise retiring any Debt prior to its stated maturity, (vi) non-cash stock-based compensation expense reported for that period, (vii) other non-cash charges that will not become cash charges in future periods, (viii) transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt or retirement of Debt, any equity issuance, any Asset Disposition, or any casualty event and any amendments or waivers of the Loan Documents, the Term Loan Documents or the Subordinated Note Documents, in each case, whether or not consummated); provided that and such fees and expenses must be disclosed to the Administrative Agent at the time of the transaction giving rise to such fees and expenses, and (ix) earn-out obligations incurred in connection with any Permitted Acquisition or other Investment and accrued during the applicable period (provided, that, any such accrued Earn-Out obligations that were added back shall be deducted from Consolidated EBITDA when paid in cash) minus (c) non-cash gains made in such period. Notwithstanding anything to the contrary herein, Consolidated EBITDA for each Fiscal Month set forth below shall be deemed to be the amount set forth opposite such Fiscal Month.

Fiscal Month	Consolidated EBITDA
July, 2017	$1,578,224
August, 2017	$1,754,048
September, 2017	$2,149,350
October, 2017	$2,631,977
November, 2017	$1,258,528
December, 2017	$4,143,559
January, 2018	$872,041
February, 2018	$308,562
March, 2018	$2,265,055
April, 2018	$1,698,631
May, 2018	$1,630,607
June, 2018	$3,153,195
July, 2018	$3,778,095
August, 2018	$2,958,789
September, 2018	$4,480,282

“Consolidated Funded Debt” means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, all Funded Debt of the Tested Companies for such period.
“Consolidated Interest Expense” means, for any fiscal period and determined on a consolidated basis in accordance with GAAP consistently applied, all interest expense (including that attributable to the interest component or portion of Capital Leases) of the Tested Companies for such period.

“Consolidated Interest Paid” means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, all interest (including that attributable to the interest component or portion of Capital Leases) paid by the Tested Companies in cash during such period.
“Consolidated Net Income” means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, the net income (or net deficit) of the Tested Companies for such period; provided that there shall be excluded from Consolidated Net Income the net income (or net deficit) of any Person (other than a Subsidiary) in which any of the Tested Companies has a joint interest with a third party, except to the extent such net income is actually paid in cash to such Tested Company by dividend or other distribution during such period.
“Consolidated Unfinanced Capital Expenditures” means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, all Consolidated Capital Expenditures made by the Tested Companies during such period which were not financed with the proceeds of (a) Funded Debt (other than Revolving Loans), (b) the issuance of Equity Interests, (c) Asset Dispositions permitted under this Agreement so long as the proceeds of such Asset Dispositions are reinvested in similar assets within ninety (90) days of such Asset Disposition and (d) a trade-in of existing assets for similar assets. Notwithstanding anything to the contrary herein, Consolidated Unfinanced Capital Expenditures for each fiscal month set forth below shall be deemed to be the amount set forth opposite such fiscal month:

Fiscal Month	Consolidated Unfinanced Capital Expenditures
July, 2017	$(98,183)
August, 2017	$2,538,378
September, 2017	$1,553,073
October, 2017	$372,203
November, 2017	$483,388
December, 2017	$434,933
January, 2018	$270,734
February, 2018	$414,664
March, 2018	$630,648
April, 2018	$409,407
May, 2018	$1,170,888
June, 2018	$685,463
July, 2018	$422,663
August, 2018	$173,309
September, 2018	$(256,892)

“Control” (and any correlative terms, including “common control,” “controlling” and “controlled by”) means the power to control, or have a controlling influence over, the management or policies of a Person or any Property, whether by ownership, the voting of Equity Interests, by contract or otherwise.
“Credit Party” means (i) each Borrower and (ii) each other Obligor that is party to this Agreement as of the Closing Date or that, by execution of a Joinder Agreement, agrees to become a “Borrower” or a “Credit Party” under this Agreement on or after the Closing Date.
“Debt” means, with respect to any Person and without duplication as to such Person, any indebtedness, obligation or liability, whether or not contingent, (a) which (i) arises in respect of borrowed money, (ii) is evidenced by bonds, notes, debentures, or similar instruments, or (iii) accrues interest or is a type upon which interest or finance charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), (b) representing the balance deferred and unpaid of the purchase price of any Property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument, (c) including that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP consistently applied, (d) including any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any Debt described in this definition of another Person, including any such Debt, directly or indirectly Guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such debt, or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition, (e) including all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance, or otherwise), letters of credit, bankers’ acceptances, drafts or similar documents or instruments issued for such Person’s account, (f) including all Debt of such Person in respect of Debt of another Person for borrowed money or debt of another Person otherwise described in this definition which is, in either case, secured by any Lien on any Property of such Person, whether or not such Debt is assumed by or is a personal liability of such Person, (g) including all net obligations, liabilities, and debt of such Person (marked-to-market) arising under Swap Agreements, (h) including Earn-Outs, and (i) including any Disqualified Equity Interests or any other obligation that requires such Person to purchase, redeem, retire, or otherwise acquire for value any Equity Interests of such Person, including any “put” or similar rights. For the absence of doubt, “Debt” shall not include (A) accrued expenses incurred in the ordinary course of business consistent with past practices or (B) trade payables incurred in the Ordinary Course of Business, which trade payables under this clause (B) are outstanding no more than ninety (90) days past their invoice date.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar laws providing debtor relief or otherwise affecting the enforcement of creditors’ rights generally, of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event or condition that, with the lapse of time or giving of notice, or both, would constitute an Event of Default.
“Default Rate” means an interest rate equal to (a) with respect to Base Rate Loans, the Base Rate plus the Applicable Margin applicable to such Base Rate Loans, plus an additional two percent (2%) per annum, (b) with respect to Adjusted LIBOR Rate Loans, the Adjusted LIBOR Rate plus the Applicable Margin applicable to Adjusted LIBOR Rate Loans plus an additional two percent (2%) per annum, (c) with respect to LIBOR Index Rate Loans, the LIBOR Index Rate plus the Applicable Margin applicable to LIBOR Index Rate Loans plus an additional two percent (2%) per annum and (d) with respect to any other Obligations, the interest rate otherwise specified in regard thereto (or if no interest rate is specified, the Base Rate for Revolving Loans plus the Applicable Margin applicable to such Base Rate Loans), plus an additional two percent (2%) per annum. The Default Rate applicable to Letter of Credit Fees is specified in Section 3.2(c).
“Defaulting Lender” means, subject to Section 4.2(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, LC Issuer, Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days after the date when due, (b) has notified Borrower Representative, Administrative Agent, LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower Representative, to confirm in writing to Administrative Agent and Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower Representative), or (d) has, or has a direct or indirect parent company that has,

(i) become the subject of any Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2(b)) upon delivery of written notice of such determination to Borrower Representative, each LC Issuer, each Swing Line Lender and each Lender.
“Dilution” means, as of any date of determination, an amount, expressed as a percentage, equal to (a) the Dollar amount of non-cash reduction to Borrowers’ Accounts, including bad debt write-downs, discounts, advertising allowances, rebates, credits, or other dilutive items during the most recently ended period of twelve (12) Fiscal Months, divided by (b) Borrowers’ billings with respect to Accounts during such period.
“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts or Eligible Investment Grade Accounts, as applicable, by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%), or such lesser (or greater) amount as Administrative Agent, in its Permitted Discretion shall determine from time to time.
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest that by its terms (or by the terms of any other Equity Interest into which it is convertible or exchangeable) or otherwise (a) matures or is subject to mandatory redemption or repurchase (other than solely for Equity Interests that are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale so long as any rights of the holder thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior Payment in Full of the Obligations (other than any Obligations which expressly survive termination) and termination of the Revolving Commitments); (b) is convertible into or exchangeable or exercisable for Debt or any Disqualified Equity Interest at the option of the holder thereof; (c) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for Equity Interests that are not Disqualified Equity Interests), in whole or in part, in each case on or before the date that is ninety (90) days after the Stated Revolving Commitment Termination Date; or (d) provides for scheduled payments of dividends to be made in cash.
“Division,” in reference to any Person which is an entity, means the division of such Person into two (2) or more separate such Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide,” when capitalized, shall have a correlative meaning.
“Dollars” or “$” means lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof, or the District of Columbia.
“Earn-Outs” means unsecured liabilities of a Credit Party arising under an agreement to make any deferred payment as a part of the aggregate consideration payable for an Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Acquisition.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Account” means, with respect only to each Borrower’s Accounts, the aggregate face amount thereof, net of (i) any returns, rebates, discounts (calculated on the shortest terms), credits, or allowances (which have been or could be claimed by the Account Debtor or any other Person), (ii) any Taxes (including sales, excise, or other taxes), and (iii) any finance or interest charges, or late payment charges, but excluding therefrom, however, without duplication, each Account (or, where expressly stated below, any portion thereof):
(a)not denominated in Dollars;
(b)that did not arise in the Ordinary Course of Business from the sale of Inventory or the rendering of services by such Borrower;
(c)not evidenced by a paper invoice or an electronic equivalent acceptable to Administrative Agent;
(d)that is (i) not subject to a valid, duly perfected, first priority Lien in favor of Administrative Agent or (ii) is subject to any other Lien (other than any Permitted Lien);
(e)as to which any of the covenants, representations, and warranties in this Agreement or the other Loan Documents respecting Accounts shall be untrue, misleading, or in default; provided, however, that this clause (e) shall not (i) be deemed a waiver by Administrative Agent, Lenders or Required Lenders of any Default or Event of Default which occurs under this Agreement or any other Loan Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Administrative Agent to institute Reserves in connection therewith to the extent provided in this Agreement;
(f)outstanding for longer than (i) ninety (90) days from the original invoice date or (ii) sixty (60) days from the original due date, whichever is shorter;
(g)owed by any Account Debtor if more than fifty percent (50%) of the Accounts (determined by value of the Accounts and not by their number) owed by such Account Debtor and its Affiliates to Borrowers are deemed ineligible pursuant to clause (f);
(h)owed by an Affiliate of any Borrower, Credit Party or Subsidiary;
(i)owed by any creditor of or vendor to a Borrower, Credit Party or Subsidiary but only to the extent of such Borrower’s, Credit Party’s or Subsidiary’s obligations to such Person;
(j)with respect to which (i) the applicable Account Debtor disputes its liability therefor or is otherwise subject to any counterclaim or defense, reserve or right of setoff, or (ii) that is subject to any contra-account, volume or other rebate, cooperative advertising accrual, deposit, deduction, discount, recoupment, chargeback, incentive, promotion, credit, or allowance arising in the ordinary course of Business, but only to the extent thereof in the case of this sub-clause (ii);
(k)with respect to Accounts owing by (i) an Account Debtor (and such Account Debtor’s Affiliates) (other than Chesapeake Energy Corporation and its Affiliates) whose aggregate Accounts exceed ten percent (10%) of the total of Borrowers’ Accounts and (ii) Chesapeake Energy Corporation and its Affiliates whose aggregate Accounts exceed fifteen percent (15%) of the total of Borrowers’ Accounts (in each case determined without including any Accounts payable by any of Borrowers’ Affiliates), but in each case only to the extent of such excess;
(l)owing by any Account Debtor (i) as to which any Insolvency Proceeding has been commenced by or against such Account Debtor; (ii) which has failed, has suspended or ceased doing business, is liquidating, dissolving, or winding up its affairs, (iii) which is not Solvent; (iv) against which the applicable Borrower is unable to bring suit or enforce remedies through judicial process; (v) who is a natural Person, if such Person has died or been declared incompetent by a court of competent jurisdiction; or (vi) which is selling, assigning, or transferring all or substantially all of its assets, unless the obligations of such Account Debtor in respect of such Account are assumed by and assigned to such purchaser, assignee, or transferee;
(m)arising from a sale on a bill-and-hold, Guaranteed sale, sale-or-return, sale-on-approval, Consignment, cash-on-delivery, or similar basis or terms;
(n)that represents the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower;
(o)owing by an Account Debtor which is a Sanctioned Person or Sanctioned Country;
(p)owing by any Account Debtor that is organized or has its chief executive office, primary business delivery locations, payment centers, or all or substantially all of its assets outside the United States (and, for purposes hereof, but without limitation, Puerto Rico shall be considered as located outside the United States);
(q)owing by a Governmental Authority, unless (i) the Account Debtor is the United States or any of its political subdivisions; (ii) Administrative Agent shall have specifically agreed to permit such Accounts to be considered for inclusion as Eligible Accounts; and (iii) the applicable Borrower shall have taken such actions under all applicable assignment of claims laws as Administrative Agent shall have required and in a manner acceptable to Administrative Agent to assign all claims in respect of such Account to Administrative Agent;
(r)(i) as to which the Goods or services giving rise thereto, as applicable (A) have not been delivered or provided to the Account Debtor or fully performed, (B) have not been accepted by the Account Debtor, (C) are subject to repurchase, (D) have been returned, rejected, repossessed, lost, or damaged or (E) are or are alleged to constitute infringing Goods or are or are alleged to have been manufactured or sold in a manner which violates the Intellectual Property rights of any Person; or (ii) that do not represent a final sale to the Account Debtor;
(s)evidenced by Chattel Paper or an Instrument of any kind or has been reduced to judgment;
(t)that has been re-dated, extended, compromised, settled or otherwise modified or discounted, except discounts or modifications that are granted in the Ordinary Course of Business and that are reflected in the calculation of the Borrowing Base;
(u)comprised of customer deposits or unapplied cash;
(v)not reflected on general ledger or the current, detailed accounts receivables aging of the applicable Borrower;
(w)constituting finance charges, late fees and other fees that are unearned; provided, however, that such Account shall be ineligible pursuant to this clause (u) only to the extent of such finance charges, late fees or other unearned fees;
(x)as to which such Borrower or Administrative Agent, in its Permitted Discretion, shall have determined the validity, collectibility, or amount thereof to be doubtful for any reason;
(y)with respect to which the Account Debtor is located in a State or other jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless (i) the applicable Borrower has so qualified, filed such reports or forms, or taken such actions and, in each case, paid any required fees or other charges, or (ii) such Borrower is permitted by the laws of such State or other jurisdiction to qualify subsequently as a foreign entity authorized to transact business therein and gain access to such courts without incurring any material cost or delay and such later qualification will cure any bar to access to such courts to enforce payment of such Account;
(z)that is an Eligible Investment Grade Account; or
(aa)that Administrative Agent otherwise determines not to be Eligible Accounts for purposes hereof in its Permitted Discretion.
“Eligible Assignee” means any Person that meets the requirements to be an assignee of a Lender under Section 14.1, subject to any consents and representations, if any, as may be required therein.
“Eligible Cash” means, with respect to each Borrower, cash and Cash Equivalents maintained with Regions Bank in a separate controlled account for the benefit of Lenders.
“Eligible Investment Grade Accounts” means, with respect only to each Borrower’s Accounts, the aggregate face amount thereof, net of (i) any returns, rebates, discounts (calculated on the shortest terms), credits, or allowances (which have been or could be claimed by the Account Debtor or any other Person), (ii) any Taxes (including sales, excise, or other taxes), and (iii) any finance or interest charges, or late payment charges, but excluding therefrom, however, without duplication, each Account (or, where expressly stated below, any portion thereof):

(a)not denominated in Dollars;
(b)that did not arise in the Ordinary Course of Business from the sale of Inventory or the rendering of services by such Borrower;
(c)not evidenced by a paper invoice or an electronic equivalent acceptable to Administrative Agent;
(d)that is (i) not subject to a valid, duly perfected, first priority Lien in favor of Administrative Agent or (ii) is subject to any other Lien (other than any Permitted Lien);
(e)as to which any of the covenants, representations, and warranties in this Agreement or the other Loan Documents respecting Accounts shall be untrue, misleading, or in default; provided, however, that this clause (e) shall not (i) be deemed a waiver by Administrative Agent, Lenders or Required Lenders of any Default or Event of Default which occurs under this Agreement or any other Loan Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Administrative Agent to institute Reserves in connection therewith to the extent provided in this Agreement;
(f)outstanding for longer than (i) one hundred twenty (120) days from the original invoice date or (ii) sixty (60) days (or ninety (90) days for certain Account Debtors as approved by Administrative Agent in its sole discretion) from the original due date, whichever is shorter;
(g)owed by any Account Debtor if more than fifty percent (50%) of the Accounts (determined by value of the Accounts and not by their number) owed by such Account Debtor and its Affiliates to Borrowers are deemed ineligible pursuant to clause (f);
(h)owed by an Affiliate of any Borrower, Credit Party or Subsidiary;
(i)owed by any creditor of or vendor to a Borrower, Credit Party or Subsidiary but only to the extent of such Borrower’s, Credit Party’s or Subsidiary’s obligations to such Person;
(j)with respect to which (i) the applicable Account Debtor disputes its liability therefor or is otherwise subject to any counterclaim or defense, reserve or right of setoff, or (ii) that is subject to any contra-account, volume or other rebate, cooperative advertising accrual, deposit, deduction, discount, recoupment, chargeback, incentive, promotion, credit, or allowance arising in the ordinary course of Business, but only to the extent thereof in the case of this sub-clause (ii);
(k)with respect to Accounts owing by an Account Debtor (and such Account Debtor’s Affiliates) whose aggregate Accounts exceed twenty percent (20%) of the total of Borrower’s Accounts (determined without including any Accounts payable by any of Borrowers’ Affiliates), but only to the extent of such excess;
(l)owing by any Account Debtor (i) as to which any Insolvency Proceeding has been commenced by or against such Account Debtor; (ii) which has failed, has suspended or ceased doing business, is liquidating, dissolving, or winding up its affairs, (iii) which is not Solvent; (iv) against which the applicable Borrower is unable to bring suit or enforce remedies through judicial process; (v) who is a natural Person, if such Person has died or been declared incompetent by a court of competent jurisdiction; or (vi) which is selling, assigning, or transferring all or substantially all of its assets, unless the obligations of such Account Debtor in respect of such Account are assumed by and assigned to such purchaser, assignee, or transferee;
(m)arising from a sale on a bill-and-hold, Guaranteed sale, sale-or-return, sale-on-approval, Consignment, cash-on-delivery, or similar basis or terms;
(n)that represents the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower;
(o)owing by an Account Debtor which is a Sanctioned Person or Sanctioned Country;
(p)owing by any Account Debtor that is organized or has its chief executive office, primary business delivery locations, payment centers, or all or substantially all of its assets outside the United States (and, for purposes hereof, but without limitation, Puerto Rico shall be considered as located outside the United States);
(q)owing by a Governmental Authority, unless (i) the Account Debtor is the United States or any of its political subdivisions; (ii) Administrative Agent shall have specifically agreed to permit such Accounts to be considered for inclusion as Eligible Investment Grade Accounts; and (iii) the applicable Borrower shall have taken such actions under all applicable assignment of claims laws as Administrative Agent shall have required and in a manner acceptable to Administrative Agent to assign all claims in respect of such Account to Administrative Agent;
(r)(i) as to which the Goods or services giving rise thereto, as applicable (A) have not been delivered or provided to the Account Debtor or fully performed, (B) have not been accepted by the Account Debtor, (C) are subject to repurchase, (D) have been returned, rejected, repossessed, lost, or damaged or (E) are or are alleged to constitute infringing Goods or are or are alleged to have been manufactured or sold in a manner which violates the Intellectual Property rights of any Person; or (ii) that do not represent a final sale to the Account Debtor;
(s)evidenced by Chattel Paper or an Instrument of any kind or has been reduced to judgment;
(t)that has been re-dated, extended, compromised, settled or otherwise modified or discounted, except discounts or modifications that are granted in the Ordinary Course of Business and that are reflected in the calculation of the Borrowing Base;
(u)comprised of customer deposits or unapplied cash;
(v)not reflected on general ledger or the current, detailed accounts receivables aging of the applicable Borrower;
(w)constituting finance charges, late fees and other fees that are unearned; provided, however, that such Account shall be ineligible pursuant to this clause (u) only to the extent of such finance charges, late fees or other unearned fees;
(x)as to which such Borrower or Administrative Agent, in its Permitted Discretion, shall have determined the validity, collectibility, or amount thereof to be doubtful for any reason;
(y)with respect to which the Account Debtor is located in a State or other jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless (i) the applicable Borrower has so qualified, filed such reports or forms, or taken such actions and, in each case, paid any required fees or other charges, or (ii) such Borrower is permitted by the laws of such State or other jurisdiction to qualify subsequently as a foreign entity authorized to transact business therein and gain access to such courts without incurring any material cost or delay and such later qualification will cure any bar to access to such courts to enforce payment of such Account;
(z)which is not an Investment Grade Account; or
(aa)that Administrative Agent otherwise determines not to be Eligible Investment Grade Accounts for purposes hereof in its Permitted Discretion.
“Enforcement Action” means any action to collect any Obligations or enforce any Loan Document or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).
“Environmental Laws” means all laws, rules, regulations, and binding governmental guidelines now or in the future enacted or amended, relating to protection of human health, safety, the environment or natural resources or relating to the manufacture, possession, presence, use, sale, labeling, registration, generation, transportation, treatment, storage, emission, management, disposal, discharge, release, threatened discharge or release, abatement, removal, remediation, processing, or handling of or exposure to a Hazardous Material, including the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act of 1954, 42 U.S.C. Section 2011 et seq.; the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and all comparable state and local laws, rules, regulations, and binding governmental guidelines now or in the future enacted or amended.
“Environmental Notice” means a notice (whether written or oral) from any Governmental Authority or other Person of any possible non-compliance with, investigation of a possible violation of, Adverse Proceeding relating to, or potential fine or liability under any Environmental Law or with respect to any Environmental Release, including any complaint, summons, citation, order, claim, demand, or request for investigation or remediation.
“Environmental Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, soil vapor, surface water or groundwater.
~~“Equipment Loan Agreement” means (a) a Master Equipment Lease Agreement entered into by C.C. Forbes, LLC, TX Energy Services, LLC, Forbes Energy International, LLC and Cretic Energy Services, LLC, as co-lessees, and First National Capital, LLC, as lessor, and/or (b) such other equipment loan or lease agreement which replaces some or all of the commitments under the agreement referenced in clause (a), in each case evidenced by a Financing Statement reasonably satisfactory to Administrative Agent.~~
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.
“Equity Investors” means (a) certain funds and accounts advised or sub-advised by Ascribe Capital LLC, Solace Capital Partners, L.P., Courage Capital Management, LLC, FMR LLC, Pacific Investment Management Company LLC and Phoenix Investment Adviser LLC and (b) any Affiliate of a person set forth in clause (a) of this definition.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.
“ERISA Event” means (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability pursuant to Section 4062(a) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, each case reasonably likely to result in material liability; (g) the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in material liability, or the receipt by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 305 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such reorganization, insolvency or termination is reasonably likely to result in material liability; (h) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability; (i) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains reasonably likely to result in material liability; (j) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning given such term in Section 12.1.
“Excess Availability” means, at any time of determination, the amount, if any, by which (a) the Loan Limit exceeds (b) the Aggregate Revolving Obligations.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means any Subsidiary of the Credit Parties that is (a) a Foreign Subsidiary, (b) a FSHCO, (c) an Immaterial Subsidiary, (d) prohibited by applicable law, regulation or by any contractual obligation existing on the date such Person becomes a Subsidiary (as long as such contractual obligation was not entered into in contemplation of such Person becoming a Subsidiary (whether by acquisition or creation)) from becoming a Borrower or another Credit Party (including regulatory) or causing its Equity Interests to become Collateral or third party consent, approval, license or authorization in order to become a Borrower or another Credit Party or to cause its Equity Interests to become Collateral, (e) a captive insurance company, (f) a not-for-profit Subsidiary, (g) a Subsidiary not wholly-owned by the Credit Parties or (h) a Subsidiary to the extent that the burden or cost of causing such Subsidiary to be a Borrower or other Credit Party or causing its Equity Interests to become Collateral is excessive in relation to the benefit afforded thereby (as reasonably determined by Administrative Agent and Borrowers).
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of any Guarantee of such Credit Party of, or the grant under a Loan Document by such Credit Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 5.7 hereof and any and all guaranties of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guarantee of such Credit Party, or grant by such Credit Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such Guarantee or Lien becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Principal Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by Borrowers under Section 15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 15.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 15.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing LC Agreement” means that certain letter agreement, dated as of April 13, 2017, by and among Parent, certain Subsidiaries of Parent party thereto as loan parties from time to time and Administrative Agent, as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time.
“Existing Letters of Credit” means each of the letters of credit issued under the Existing LC Agreement and listed on Schedule 1.1(a).
“Extraordinary Expenses” means all costs, expenses, or advances that Administrative Agent actually incurs during a Default or Event of Default or during the pendency of an Insolvency Proceeding of a Credit Party, including those relating to (a) any audit, inspection, field examination, repossession, storage, repair, appraisal, insurance, manufacture, preparation, or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Lender, any Credit Party, any representative of creditors of a Credit Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority, or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit, or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges, or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any amendment, restatement, supplement, modification, waiver, workout, restructuring, or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses, and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (including all costs of internal counsel or, in lieu thereof, a documentation fee comparable in amount thereto), appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, turnaround and financial consultants and experts’ fees, environmental study fees, environmental sampling and monitoring fees, environmental response and remediation costs, wages and salaries paid to employees of any Credit Party or independent contractors in liquidating any Collateral, and travel expenses.
“Extraordinary Receipts” means any cash proceeds received by a Borrower or any of its Subsidiaries not in the Ordinary Course of Business (other than from the issuance of Equity Interests, the incurrence of Debt, the disposition of Collateral or any insured casualty Loss), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (iii) condemnation awards (and payments in lieu thereof), (iv) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of any Credit Party or any of its Subsidiaries) and (v) any adjustment (other than working capital and other similar adjustments) received in connection with any purchase price in respect of an Acquisition.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement, treaty or convention in respect thereof (and any legislation, regulations or other official guidance pursuant to, or in respect of, such intergovernmental agreements).
“FDPA” means the Flood Disaster Protection Act of 1973, as amended, including all requirements imposed relative thereto by the National Flood Insurance Program.
“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Regions Bank or any other Lender selected by Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Financial Covenant Trigger Event” means the failure of Excess Availability to be equal to or greater than an amount equal to twenty percent (20%) of the Revolving Commitments. A Financial Covenant Trigger Event shall continue until Excess Availability is equal to or greater than an amount equal to twenty percent (20%) of the Revolving Commitments. The termination of a Financial Covenant Trigger Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Financial Covenant Trigger Event in the event that the conditions set forth in this definition again arise.
“Financial Covenants” means, collectively, all those financial covenants set forth in Section 11, together with such other covenants appearing in this Agreement or in any other Loan Document as Administrative Agent may designate as “Financial Covenants” from time to time.
“Financing Statement” has the meaning given to such term in the UCC and includes, in addition thereto, as applicable, any other similar filing or public record or notice relating to the perfection of Liens.
“Fiscal Year,” “Fiscal Quarter,” and “Fiscal Month” mean each of Credit Parties’ fiscal years, fiscal quarters, and fiscal months, as applicable.
“Fixed Charge Coverage Ratio” means, at any time of determination and determined with respect to any fiscal period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period; minus (ii) Consolidated Unfinanced Capital Expenditures for such period; minus (iii) Consolidated Cash Taxes Paid in such period; minus (iv) Restricted Payments made in such period (but excluding the Closing Date Earn-out, if applicable) to (b) the sum of (i) Consolidated Interest Paid for such period plus (ii) the current portion of all regularly scheduled payments of principal on Consolidated Funded Debt required to be paid during the next 12 Fiscal Months (as of the end of the most recent Fiscal Month in such period) plus (iii) without duplication, any voluntary prepayments of principal on Funded Debt (including, for the avoidance of doubt, Subordinated Debt, but excluding, (x) Debt prepaid with the proceeds of any issuance of Equity Interests and (y) voluntary prepayments of the Debt payable under the Term Loan Agreement made in reliance on and pursuant to clause (iv) of the definition of Permitted Term Loan Debt Payments (as defined in the Intercreditor Agreement).
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the laws of the United States or any State or district thereof.
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Credit Party or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Credit Party or Subsidiary.
“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to LC Issuer, such Defaulting Lender’s Pro Rata Share of outstanding LC Obligations with respect to Letters of Credit issued by LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“FSHCO” means any Domestic Subsidiary that holds no material assets other than Equity Interests (or Equity Interests and indebtedness) of one or more Foreign Subsidiaries that are “controlled foreign corporations” (as defined in Section 957(a) of the Code).
“Funded Debt” means, with respect to any Person and without duplication, to the extent constituting Debt, (a) Debt arising from the lending of money by another Person to such Person (regardless of whether the same is with or without recourse to the credit of such Person); (b) Debt evidenced by notes, drafts, bonds, debentures, credit documents, or similar instruments; (c) Debt which accrues interest or is of a type upon which interest or finance charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); (d) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of Guarantee; (e) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (f) the Swap Termination Value of all Swap Agreements; (g) Earn-Outs; and (h) guaranties by such Person of any Debt of the foregoing types owing by another Person.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles in effect in the United States from time to time.
“Governing Body” means (i) in the case of a corporation, its board of directors or shareholders, as applicable, (ii) in the case of a limited liability company, its managers or members, as applicable, (iii) in the case of a limited partnership, its general partner(s), and (iv) in any other case, the Person(s) that Control(s) such Person.
“Governmental Approvals” means all authorizations, consents, approvals, licenses, and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
“Governmental Authority” means any federal, state, municipal, foreign, or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory, taxing or administrative powers or functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith. The term “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor Payment” has the meaning given such term in Section 5.7(c)(ii).
“Guarantors” means (i) each Borrower, as to each other Borrower, pursuant to the operation and effect of Section 5.7(a), (ii) each Subsidiary that executes a Guaranty pursuant to Section 9.17, and (iii) each other Person (including any Credit Party) which at any time Guarantees payment or performance of any Obligations pursuant to a Guaranty.
“Guaranty” means each Guaranty (including the Guaranty set forth in Section 5.7(a)) executed by a Guarantor in favor of Administrative Agent in respect of the payment or performance of any Obligations.
“Hazardous Materials” means those substances, chemicals, wastes and/or other materials which are listed, defined or otherwise identified as “hazardous” or “toxic” or a “pollutant” or “contaminant” under any Environmental Law or otherwise governed or regulated under any Environmental Law, or which are otherwise hazardous or toxic to human health or the environment, including any “hazardous waste,” as defined under 40 C.F.R. Parts 260-270, and any gasoline or petroleum (including crude oil or any fraction thereof), asbestos or polychlorinated biphenyls.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under Applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such Applicable Laws, which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Laws now allow.
“Historical Financial Statements” means (i) the audited financial statements of the Reporting Companies for the Fiscal Year ended December 31, 2017, (ii) interim unaudited financial statements of the Reporting Companies for the Fiscal Quarters ended March 31, 2018 and June 30, 2018, and (iii) interim unaudited financial statements of the Reporting Companies for the Fiscal Months ended July 31, 2018 and August 31, 2018, each of which are hereby acknowledged to have been in form and substance satisfactory to Administrative Agent.
“Immaterial Subsidiary” means any Subsidiary that (i) owns Property with a fair market value in an aggregate amount not greater than Five Hundred Thousand Dollars ($500,000) or (ii) contributes no more than two and one half percent (2.50%) of consolidated revenues of the Tested Companies during the most recently 12 Fiscal Month period. As of the Closing Date, the only Immaterial Subsidiary is Ventiva Systems LLC, a Texas limited liability company.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” means Administrative Agent Indemnitees, Lender Indemnitees, LC Issuer Indemnitees, and Regions Bank Indemnitees; and, for each of them, without limitation, all Related Parties.
“Index Rate” means, for any Index Rate Determination Date, (a) the rate per annum (rounded upward to the next whole multiple of one hundredth of one percent (1/100 of 1%)) equal to LIBOR as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) for deposits with a term equivalent to one (1) month in Dollars, determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to such Index Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward to the next whole multiple of one hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average settlement rate for deposits with a term equivalent to one (1) month in Dollars, determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to such Index Rate Determination Date. Notwithstanding anything contained herein to the contrary, the Index Rate shall not be less than zero.
“Index Rate Determination Date” means the Closing Date and the first Business Day of each calendar month thereafter; provided, however, that, solely for purposes of the definition of Base Rate, Index Rate Determination Date means the date of determination of the Base Rate.
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal, or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debt adjustment or other Debtor Relief Law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator, or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Intellectual Property” means all intellectual and similar Property of a Person including (a) inventions (whether or not patentable), designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software, and databases, blueprints, drawings, data, customer lists, uniform resource locators (URLs) and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind; (b) all embodiments or fixations thereof and all related documentation, applications, registrations, and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.
“Intercompany Debt” means Debt owing at any time or from time to time by any Credit Party or any of its Subsidiaries to any other Credit Party or any of its Subsidiaries.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of November 16, 2018, by and between Administrative Agent and the Term Loan Agent.
“Interest Payment Date” means with respect to (a) any Base Rate Loan, LIBOR Index Rate Loan and any Swing Line Loan, (i) the last Business Day of each calendar month, commencing on the first such date to occur after the Closing Date and (ii) the Revolving Commitment Termination Date, and the final maturity date of any additional such Loan; and (b) any Adjusted LIBOR Rate Loan, (i) the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three (3) months, “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period and (ii) the Revolving Commitment Termination Date, and the final maturity date of any additional such Loan.
“Interest Period” means, in connection with an Adjusted LIBOR Rate Loan, an interest period of one (1), two (2), three (3) or six (6) months, as selected by Borrower Representative in the applicable Notice of Borrowing or Notice of Conversion/Continuation, (a) initially, commencing on the funding date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Inventory” has the meaning given such term in the UCC and, in any event, includes (a) all Goods intended for sale, lease, display, or demonstration and (b) all work in process and all raw materials and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease, or furnishing of such Goods, or Goods otherwise used or consumed in a Borrower’s business (but excluding Equipment).
“Investment” means, with respect to any Person, any loan, advance, or extension of credit by such Person to, or any Guarantee with respect to the Equity Interests, Funded Debt, or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase, or other acquisition by such Person of any Equity Interests of any other Person, other than any Acquisition. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a Guarantee shall be the higher of (i) the stated or determinable amount of the Debt or other obligation Guaranteed and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee (and, if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined by the Person providing such Guarantee in good faith); (b) there shall be deducted in respect of each such Investment any amount received as a return of principal or capital (including by repurchase, redemption, retirement, repayment, liquidating, or other dividend or distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest, or otherwise; (d) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof; and (e) the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, forgiveness or conversion to equity of Debt, or write-ups, write-downs, or write-offs with respect to such Investment.

“Investment Grade Account” means any of each Borrower’s Accounts with an Account Debtor whose corporate credit rating or senior debt rating (secured or unsecured), or any of them, by Moody’s and S&P is investment grade.
“Investment Property” has the meaning given such term in the UCC and, in any event, includes the following (regardless whether classified as “investment property” under the UCC): (i) all of each Credit Party’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Credit Party, regardless of class or designation, in any Person, including in each of the other Credit Parties, and all substitutions therefor and replacements thereof, all Proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing; (ii) all of each Credit Party’s rights, powers and remedies under any limited liability company in which such credit Party is a member; and (iii) all of each Credit Party’s rights, powers and remedies under any partnership agreement in which such Credit Party is a general (or limited) partner.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc., or such later version thereof as may be in effect at the time of issuance of such Letter of Credit, if and to the extent such later version has been approved for use by the LC Issuer.
“Joinder Agreement” means a joinder agreement in the form of Exhibit G or such other form as may be acceptable to Administrative Agent from time to time pursuant to Section 9.17 in which either: (i) a Subsidiary shall become a Borrower or a Credit Party or (ii) an Obligor which is not a Subsidiary shall become a Credit Party.
“Jurisdiction State” means the State of New York.
“LC Application” means an application by Borrower to LC Issuer for issuance of a Letter of Credit, in form and substance satisfactory to LC Issuer and Administrative Agent.
“LC Conditions” means each of the following conditions precedent with respect to the issuance of a Letter of Credit, unless and except to the extent otherwise approved by LC Issuer and, as applicable, Administrative Agent: (a) each of the conditions precedent to the issuance of such Letter of Credit set forth in Section 7.2 shall have been satisfied (and, with respect to any Letter of Credit issued on the Closing Date, the conditions set forth in Sections 7.1 and 7.2 shall have been satisfied); (b) LC Issuer shall have received an LC Request, an LC Application, and such other instruments, documents, or agreements as LC Issuer customarily requires for the issuance of letters of credit of similar purpose and amount, in each case, at least eight (8) Business Days before the requested date of issuance of such Letter of Credit (or such shorter period as LC Issuer may permit in writing in its reasonable discretion); (c) after giving effect to the issuance of such Letter of Credit, the LC Obligations shall not exceed the LC Sublimit and no Over Advance shall exist; (d) the expiration date of such Letter of Credit shall be (i) in the case of a standby Letter of Credit, no more than three hundred sixty-five (365) days from issuance; (ii) in the case of a documentary Letter of Credit, no more than one hundred twenty (120) days from issuance; and (iii) at least twenty (20) days before the Stated Revolving Commitment Termination Date; (e) the date on which such Letter of Credit is to be issued shall be at least thirty (30) days before the Stated Revolving Commitment Termination Date; (f) such Letter of Credit and payments thereunder shall be denominated in Dollars; (g) the purpose and form of such Letter of Credit shall be acceptable to each of Administrative Agent and LC Issuer in their respective reasonable discretion and (h) in the event that any Lender is at such time a Defaulting Lender, LC Issuer has entered into arrangements satisfactory to LC Issuer (in its reasonable discretion) with Borrowers or such Defaulting Lender to eliminate LC Issuer’s Fronting Exposure with respect to such Lender (after giving effect to Section 4.2(a)(iv) and any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of LC Obligations in a manner satisfactory to Administrative Agent in its reasonable discretion.

“LC Documents” means all documents, instruments, certificates and agreements (including LC Requests and LC Applications) delivered by any Borrower, Borrower Representative or any other Person to LC Issuer or Administrative Agent in connection with the issuance, amendment, extension or renewal of, or payment under, any Letter of Credit.
“LC Issuer” means any of Regions Bank or an Affiliate of Regions Bank, together with its successors and permitted assigns acting in such capacity.
“LC Issuer Indemnitees” means LC Issuer and its Related Parties.
“LC Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all drawings under Letters of Credit that have occurred but have not been reimbursed by Borrowers or otherwise in accordance herewith and with the LC Documents. For all purposes of this Agreement, (i) amounts available to be drawn under Letters of Credit will be calculated as provided in Section 2.4(a)(v), and (ii) if a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LC Request” means each request for issuance of a Letter of Credit provided by Borrower Representative to Administrative Agent and LC Issuer, in form and substance satisfactory to Administrative Agent and LC Issuer.
“LC Sublimit” means, as of any date of determination, the lesser of (a) Twelve Million Five Hundred Thousand Dollars ($12,500,000) and (b) the aggregate unused amount of the Revolving Commitments then in effect.
“Lender Indemnitees” means the Lenders and each of their respective Related Parties.
“Lenders” has the meaning given such term in the preamble to this Agreement and, in any event, further includes (i) Swing Line Lender in its capacity as a provider of Swing Line Loans, (ii) Administrative Agent in its capacity as a maker of Protective Advances, and (iii) and any other Person who hereafter becomes a “Lender” pursuant to an Assignment Agreement. The initial Lenders are identified on the signature pages hereto and are set forth on Appendix A.
“Lending Office” means, with respect to any Lender, the office designated by such Lender as its “Lending Office” on Appendix B hereto at the time it becomes party to this Agreement or thereafter by notice to Administrative Agent and Borrower Representative.
“Letter of Credit” means any standby or documentary letter of credit issued by LC Issuer for the account of a Borrower.
“Letter of Credit Fee” has the meaning set forth in Section 3.2(c).
“LIBOR” means the London Interbank Offered Rate.
“LIBOR Index Rate” means, for any Index Rate Determination Date, the rate per annum obtained by dividing (a) the Index Rate by (b) an amount equal to (i) one, minus (ii) the Applicable Reserve Requirement.
“LIBOR Index Rate Loan” means Loans bearing interest based on the LIBOR Index Rate.
“LIBOR Index Rate Revolving Loan” means a LIBOR Index Rate made as a Revolving Loan.
“LIBOR Replacement Rate” has the meaning set forth in Section 15.1(h).
“LIBOR Scheduled Unavailability Date” has the meaning set forth in Section 15.1(h).

“License” means any license or agreement under which a Credit Party is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution, or disposition of Collateral, (b) the provision of any service or (c) any other use of Property or conduct of its business.
“Lien” means any lien (whether statutory, by contract, under common law or otherwise), mortgage, deed of trust, deed to secure debt, pledge, hypothecation, security interest, trust arrangement, security deed, financing lease, collateral assignment, encumbrance, Consignment, conditional sale or title retention agreement, or any other interest in Property designed to secure the repayment or performance of any obligation, whether arising by agreement or under any statute or law or otherwise. Without limitation of the foregoing, in the case of Real Estate, or interests therein, the term “Lien” also extends to and includes exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting such Real Estate.
“Loan” means a Revolving Loan.
“Loan Documents” means this Agreement, each Note, the Security Agreement, each Financing Statement, each other Security Document, each Guaranty, LC Document, each Third Party Agreement, the Intercreditor Agreement, Collateral Disclosure Certificate, any Auto Borrow Agreement, any Subordination Agreement in respect of any Subordinated Debt, any intercreditor agreement, Borrowing Base Certificate, Compliance Certificate, Assignment Agreement, financial statement, Projection, report, and any and all other documents, instruments, agreements, certificates, and schedules executed or delivered pursuant to or in connection herewith or with any other Loan Document, or the transactions contemplated herein or therein, whether now existing or hereafter arising (but, in any event, specifically excluding any Bank Product Agreement unless, by its express terms (or equivalent language), it is deemed to be a “Loan Document” hereunder), together with all exhibits, schedules, annexes, addenda, and other attachments thereto, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Loan Limit” means, as at any date of determination, the lesser of (i) the Borrowing Base and (ii) the Revolving Commitments.
“Loss” means, with respect to any Property, (a) the loss, theft, damage, or destruction thereof or other casualty with respect thereto or (b) the condemnation or taking by eminent domain thereof by any Governmental Authority.
“Margin Stock” has the meaning given such term in Regulation U of the Board of Governors.
“Material Adverse Effect” means the effect of any event, circumstance or condition that, taken alone or in conjunction with other events, circumstances or conditions, (a) has or could reasonably be expected to have a material adverse effect on (i) the business, operations, Properties or financial condition of the Credit Parties, taken as a whole, (ii) the value of any material Collateral, (iii) the legality, binding effect or enforceability of any Loan Documents, (iv) the validity or priority of Administrative Agent’s Liens on any material Collateral; or (b) otherwise materially impairs the ability of any Credit Party to pay or perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise materially impairs the ability of Administrative Agent, any Lender or any Secured Party to enforce or collect any Obligations or to collect or otherwise realize upon any material Collateral or any other right, remedy or Claim arising hereunder, under any other Loan Document or under Applicable Law.
“Material Contract” means an agreement to which any Credit Party is a party (other than the Loan Documents) which either (i) constitutes one of its Organizational Documents; or (ii) evidences, secures or otherwise pertains to (A) any Funded Debt exceeding the Material Contract Threshold Amount, (B) Capital Leases exceeding the Material Contract Threshold Amount, (C) operating leases with aggregate annual rentals exceeding the Material Contract Threshold Amount, (D) the sale or purchase of any material portion of goods or services, or any Property, by or to any Credit Party for a price exceeding the Material Contract Threshold Amount, (E) any License which is material to the operation of any Credit Party’s business, (F) the employment of any executive officer of any Credit Party, or (G) any Acquisition, including in respect of any Earn-Outs; (iii) is a non-compete agreement; (iv) is with an Affiliate involving consideration in excess of the Material Contract Threshold Amount; or (v) in addition to those agreements specified in clauses (i) through (iv) above, is an agreement the breach, termination, cancellation or nonperformance of which, or the failure to renew which, would have, or could reasonably be expected to have, a Material Adverse Effect.

“Material Contract Threshold Amount” means Two Million Dollars ($2,000,000).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Mortgage” shall have the meaning set forth in the Security Agreement.
“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to or was required to contributed to, and still has liability.
“Net Proceeds (Asset Dispositions)” means, in connection with any Permitted Asset Disposition (other than the sale of Inventory in the Ordinary Course of Business), the difference between (a) the aggregate amount of cash or Cash Equivalents received by a Credit Party or Subsidiary in connection with such Permitted Asset Disposition, and (b) the sum of (i) all reasonable and customary costs and expenses incurred in connection with such Permitted Asset Disposition up to an amount not to exceed fifteen percent (15%) of the amount set forth in clause (a); (ii) amounts applied to repayment of Debt secured by a Permitted Lien senior to Administrative Agent’s Liens on assets sold; (iii) amounts held in escrow to be applied as part of the purchase price for such assets; (iv) a reasonable reserve for any adjustment in respect of the purchase price of such asset(s) required pursuant to GAAP and/or the after-tax costs of any indemnification payments (fixed or contingent) attributable to indemnities to the purchaser undertaken by such Credit Party or Subsidiary in connection with such Permitted Asset Disposition; and (v) Taxes paid and the Borrower Representative’s reasonable and good faith estimate of income, franchise, sales, and other applicable Taxes required to be paid in connection with such Permitted Asset Disposition; provided that the amounts and reserves described in clauses (iii) and (iv), respectively, shall constitute Net Proceeds (Asset Dispositions) at such time as such cash is released and delivered to such Credit Party or Subsidiary or any such reserve is no longer required, as applicable.
“Net Proceeds (Equity Issuance)” means, with respect to any sale, issuance, or other disposition of any Equity Interests of Parent, the difference between (a) the aggregate amount of cash or Cash Equivalents received in connection with the sale, issuance, or other disposition of such Equity Interests and (b) the aggregate amount of any reasonable transaction costs actually incurred in connection therewith, including all reasonable fees and expenses of attorneys, accountants, and other consultants, all reasonable underwriting or placement agent fees, and reasonable fees and expenses of any trustee, registrar or transfer agent.
“Net Proceeds (Loss)” means, in connection with the receipt by a Credit Party or Subsidiary, or by Administrative Agent as lender’s loss payee as provided in Section 9.3, of any cash proceeds (including proceeds of insurance paid with respect to or awards or compensation arising from any Loss) the difference between (a) the aggregate amount of cash or Cash Equivalents received by such Credit Party or Subsidiary or Administrative Agent in connection with such Loss and (b) the sum of (i) all reasonable and customary costs and expenses incurred in connection with collection thereof, and (ii) any amounts applied to repayment of Debt secured by a Permitted Lien senior to Administrative Agent’s Liens with respect to the Property suffering such Loss.
“Non-Consenting Lender” means, with respect to any consent, amendment, or waiver under Section 16.2(a) (including any forbearance of Administrative Agent’s or any Lender’s rights and remedies), any Lender whose consent to such consent, waiver, or amendment (or forbearance) was required but which, for any reason, failed to provide such consent before the later to occur of (a) the end of the period of time established by Administrative Agent for the obtaining of such consent from the Lenders and (b) five (5) Business Days after the Required Lenders shall have provided such consent; provided, however, that any such Lender shall cease to be a Non-Consenting Lender on the 120th day following the later to occur of (i) the end of the period of time established by Administrative Agent for the obtaining of such consent from the Lenders and (ii) the date on which the Required Lenders shall have provided such consent.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means each Revolving Note, the Swing Line Note and any other promissory note executed by Borrowers, or any of them, to evidence any Obligations, as amended, restated, supplemented, or otherwise modified from time to time.
“Notice of Borrowing” means a notice substantially in the form of Exhibit C or such other form acceptable to Administrative Agent from time to time.
“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit D or in such other form acceptable to Administrative Agent from time to time.
“Obligations” means all Debts, obligations and other liabilities of every kind and nature of each Obligor (and all Obligors, jointly and severally) at any time or from time to time owed or owing to Administrative Agent (including any former Administrative Agent in its capacity as such), any LC Issuer, any Lender (including any former Lender in its capacity as such), and any Bank Product Provider under this Agreement, any Note or any other Loan Document or Bank Product Agreement (including Swap Obligations, subject to the proviso set forth below), together with all renewals, extensions, modifications or re-financings of any of the foregoing, whether arising from an extension of credit, issuance of a Letter of Credit, acceptance, Loan, Guaranty, indemnification, or otherwise, and whether direct or indirect, including any acquired by assumption, absolute or contingent, due or to become due, primary or secondary, joint or several, and specifically including, but without limitation, (a) all principal of and premium, if any, on the Loans; (b) all LC Obligations and other obligations of the Credit Parties with respect to Letters of Credit; (c) all interest, expenses, fees, Claims and other sums payable by the Credit Parties, or any of them, under this Agreement or the other Loan Documents (including any interest on pre-petition Obligations accruing after the commencement of any Insolvency Proceeding by or against any Credit Party, whether or not allowable in such Insolvency Proceeding); (d) all Bank Product Obligations; (e) all obligations of Obligors to make reimbursements hereunder, including in regard to Extraordinary Expenses, and (f) all obligations of the Obligors under any indemnity for Claims; provided, however, that the term “Obligations” shall expressly exclude any Excluded Swap Obligations.
“Obligor” means (i) each Borrower, (ii) each Credit Party, and (iii) each Guarantor or other Person (including any Subsidiary) which is not a Credit Party that is or becomes liable for payment of any Obligations or that has granted or grants a Lien in favor of Administrative Agent on any of its Properties to secure the payment or performance of any Obligations.
“OFAC” means The Office of Foreign Assets Control of the United States Department of the Treasury or any successor thereto.
“Ordinary Course of Business” means the ordinary course of business of any Credit Party or Subsidiary, consistent with past practices or, with respect to actions taken by such Person for which no past practice exists, consistent with past practices of similarly situated companies, and undertaken in good faith and in compliance with Section 10.7(f).
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by‑laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, certificate of formation or comparable documents, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“OSHA” means the Occupational Safety and Hazard Act of 1970.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 15.4).
“Over Advance” means, at any time of determination, the amount, if any, by which the Aggregate Revolving Obligations at such time exceed the Borrowing Base at such time.
“Over Advance Loan” means a Base Rate Revolving Loan made when an Over Advance exists or is caused by the funding thereof.
“Parent” has the meaning set forth in the preamble hereto.
“parent,” in relation to any Subsidiary, is a Person that owns or Controls at least fifty percent (50%) of issued and outstanding capital stock or other Equity Interests of such Subsidiary, either directly or indirectly.
“Participant” has the meaning given such term in Section 14.1(d).
“Participant Register” has the meaning given such term in Section 14.1(d).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
“Payment Item” means each check, draft, or other item of payment payable to a Credit Party, including those constituting Proceeds of any Collateral.
“Payment Conditions” means, at any time of determination, in respect of any specified transaction, (i) no Default or Event of Default shall have occurred and be continuing or would result from such specified transaction, (ii) Excess Availability after giving effect to such specified transaction is not less than Ten Million Dollars ($10,000,000), (iii) the Fixed Charge Coverage Ratio after giving effect to such specified transaction on a Pro Forma Basis, is at least 1.20:1.00 and (iv) Borrower Representative shall have delivered to Administrative Agent evidence of satisfaction of the conditions contained in clauses (i), (ii) and (iii) above on a basis (including, without limitation, giving due consideration to results for prior periods) satisfactory to Agent.
“Payment in Full” means, with respect to the Obligations: (a) the full and indefeasible cash payment thereof, including any interest, fees, and other charges and charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), but excluding unasserted contingent indemnification Obligations; (b) if such Obligations are LC Obligations or otherwise inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a letter of credit acceptable to Administrative Agent in its reasonable discretion, in the amount of required Cash Collateral); (c) termination of the Revolving Commitments; and (d) a release of any Claims of all Credit Parties against Administrative Agent, LC Issuer and the Lenders arising on or before the payment date (other than any Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, LC Issuer or such Lender).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Credit

Party or ERISA Affiliate or to which the Credit Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five (5) plan years.
“Permits” has the meaning given such term in Section 8.24(a).
“Permitted Acquisition” means an Acquisition by a Credit Party of all or substantially all of the assets, a business unit or a division of a Person, or all or substantially all of the Equity Interests of a Person, in each instance if and to the extent that such Person is organized under the laws of the United States of America or any State thereof, so long as each of the following conditions is satisfied prior to, or upon, such Acquisition being consummated, as determined by Administrative Agent in its reasonable discretion (unless and except to the extent that one or more of such conditions is otherwise waived or modified in one or more instances by Administrative Agent, in its reasonable discretion):
(a)such acquired Person or assets, as applicable, are organized or located, as applicable, in the United States of America and satisfy the provisions of Section 10.7(j);
(b)with respect to any Person that is or becomes a Subsidiary organized in the United States, such Person shall deliver all of the documents that are required by Sections 9.17 and 9.18 and the certificates representing the Equity Interests of such Person, together with undated powers executed and delivered in blank by a duly authorized officer of the applicable Credit Party or such Subsidiary, as the case may be, and take all actions deemed necessary or advisable by Administrative Agent to cause the Lien created by this Agreement to be duly perfected against the Equity Interests in and assets of such Person, including the filing of Financing Statements in such jurisdictions as may be requested by Administrative Agent and a collateral assignment of rights with respect to the applicable Acquisition documents executed by the applicable Credit Parties and (unless otherwise agreed by Administrative Agent) acknowledged and accepted by the seller and target of such Acquisition, in each case within the timeframes specified in Sections 9.17 or 9.18, as applicable;
(c)the applicable Credit Party has made available to Administrative Agent, not later than five (5) Business Days (or such later date to which Administrative Agent may agree) prior to the proposed date of such Acquisition, (i) a general description of the business and assets of the Acquisition target, (ii) lien search results which reflect that, after giving effect to the Acquisition and any contemplated releases, there shall be no Liens other than Permitted Liens with respect to the Acquisition target, (iii) the Acquisition documents (or drafts thereof), including a copy of the purchase and sale agreement with all schedules and exhibits thereto, (iv) Projections on a monthly basis for the immediately following twelve-month period after giving effect to such Acquisition, (v) a certificate from a Responsible Officer of Borrower Representative that (x) certifies compliance with the conditions set forth in this definition of Permitted Acquisition, (y) certifies compliance with the Financial Covenants after giving pro forma effect to such Acquisition and (z) provides for other customary closing certifications, including by attaching certified copies of the applicable Acquisition documents, certifying as to the closing of such Acquisition, and that all representations and warranties contained therein are true, correct and complete after giving effect to such Acquisition, (vi) audited financial statements of the acquired Person for the immediately preceding three year period to the extent available or, if not available, such other financial statements as shall be reasonably acceptable to Administrative Agent (including unaudited financial statements for the most recent interim period available) and (vii) any and all other reasonably necessary information requested by Administrative Agent in its reasonable discretion;
(d)the applicable Credit Party (and the Persons being acquired, if applicable) shall have executed and delivered such amendments or supplements to this Agreement or the other Security Documents or such other documents as Administrative Agent may deem necessary or advisable to grant Administrative Agent a first priority Lien on all of the acquired assets constituting Collateral, subject only to Permitted Liens which are expressly permitted by the terms of this Agreement or the other Loan Documents including Permitted Liens which are permitted to have priority over Administrative Agent’s Liens;
(e)no Default or Event of Default shall exist or result therefrom, and, without limitation of the foregoing, no Debt will be incurred, assumed, or would exist with respect to any Credit Party or any of its Subsidiaries as a result of such Acquisition, other than debt permitted to exist under Section 10.1 and no Liens will be incurred, assumed, or would exist with respect to the assets of any Credit Party or its Subsidiaries as a result of such Acquisition other than Permitted Liens;

(f)the assets of the Person being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA (determined, for computational purposes herein, as if such Person and its Subsidiaries, as applicable, were the “Tested Companies”) for the twelve (12) consecutive month period most recently reported prior to the date of the proposed Acquisition (which calculation may be made net of the amount of cost savings and operating expense reductions reasonably projected by to be realized by such entity as a result of actions taken or to be taken in connection with such Acquisition);
(g)at the time of and after giving effect to such Acquisition, all Payment Conditions are satisfied in regard thereto;
(h)Administrative Agent shall have received evidence reasonably satisfactory to it, confirmed by a Compliance Certificate issued to Administrative Agent contemporaneously therewith, that, both before and after giving effect to such Acquisition on a Pro Forma Basis, (i), each Credit Party is Solvent and (ii) Credit Parties are in compliance with all Financial Covenants then applicable;
(i)the board of directors (or other comparable Governing Body) of the Person being acquired or whose assets are being acquired shall have duly approved such Acquisition and such Person shall not have announced that it will oppose such Acquisition and shall not have commenced (or had commenced against it) any Adverse Proceeding that alleges that such Acquisition will violate Applicable Law or any Material Contract;
(j)such Acquisition is consummated in accordance with the applicable Acquisition documents (or drafts thereof) delivered to Administrative Agent pursuant to clause (c)(iii) above (which shall be reasonably satisfactory to Administrative Agent), and all consents for such Acquisition shall have been received; and
(k)the aggregate amount of cash and non-cash consideration (including all cash and Debt, including contingent obligations, incurred or assumed and the maximum amount of any Earn-Outs or similar payment in connection therewith (whether or not actually earned)) shall not exceed (i) Twenty Million Dollars ($20,000,000) for any individual Acquisition and (ii) Thirty Million Dollars ($30,000,000) for all Acquisitions during the immediately preceding twelve (12) month period.
In connection with any Permitted Acquisition whether by purchase of stock, merger, or purchase of assets and whether in a single transaction or series of related transactions, by Borrower, Administrative Agent shall have the right to determine in its Permitted Discretion which assets so acquired shall be included in the Borrowing Base (subject to the provisions of the definitions “Borrowing Base,” “Eligible Accounts” and “Eligible Investment Grade Accounts” and any other provisions of this Agreement and the other Loan Documents applicable to the computation and reporting of the Borrowing Base). In connection with such determination, Administrative Agent may obtain, at Borrowers’ expense, such appraisals, field exams and other assessments of such assets as it may deem desirable and all such appraisals, exams and other assessments shall be paid for by Borrowers; provided, that in no event shall the purchased assets be included in the Borrowing Base until Administrative Agent has completed applicable appraisals, exams and other assessments in form and substance satisfactory to Administrative Agent with respect to such assets in its Permitted Discretion.
“Permitted Asset Disposition” means, as long as (i) no Default or Event of Default exists or would result therefrom and (ii) all Net Proceeds (Asset Dispositions) are remitted to Administrative Agent to the extent required by Section 5.2(c), an Asset Disposition which constitutes or is:
(a)a sale or other disposition of Inventory in the Ordinary Course of Business;
(b)a disposition of Equipment, if, after giving effect thereto, the aggregate value of all Equipment (valued at the greater of fair market value or net book value) disposed of within (i) the Fiscal Year ending December 31, 2019, does not exceed, in aggregate amount, as to all Credit Parties and Subsidiaries, Fifteen Million Dollars ($15,000,000), and (ii) any Fiscal Year other than the Fiscal Year ending December 31, 2019, does not exceed, in aggregate amount, as to all Credit Parties and Subsidiaries, Five Million Dollars ($5,000,000);
(c)a sale or other disposition of the Equipment set forth on Schedule 1.1(b);
(d)a sale or other disposition of Intellectual Property which is, in the reasonable judgment of Borrowers, no longer economically practicable to maintain or useful in the conduct of the Credit Parties and Subsidiaries’ business;
(e)a write-off, discount, sale, or other disposition of defaulted or past due Accounts and similar obligations in the Ordinary Course of Business and (for avoidance of any doubt) not part of any financing of Accounts, if, after giving effect thereto, the aggregate value of all such property (valued at the greater of fair market value or net book value) disposed of within any Fiscal Year does not exceed, in aggregate amount, as to all Credit Parties and Subsidiaries, the Threshold Amount;
(f)a sale, transfer or other disposition, of any Property (i) by a Borrower to another Borrower; (ii) by any Credit Party that is not Borrower to Borrower; (iii) by any Excluded Subsidiary to any other Excluded Subsidiary; (iv) by any Domestic Subsidiary which is not a Credit Party to any other Domestic Subsidiary which is not a Credit Party; or (v) by any Subsidiary which is not a Credit Party to any Credit Party for fair market value or for a value more favorable to the applicable Credit Party or Subsidiary thereof (in each case as determined by Borrowers and acceptable to Administrative Agent) at the time of such sale, transfer, or disposition; provided that any such disposition of Property constituting Collateral shall be made subject to the Lien of Administrative Agent thereon;
(g)a disposition or Division, to the extent expressly permitted by Section 10.7;
(h)termination or cancellation, in whole or in part, of a lease of Property which is not necessary for the Ordinary Course of Business (or, if so necessary, is being replaced by other property then owned, leased or subleased by any of the Credit Parties or Subsidiaries or other reasonable means in order not to result in a Material Adverse Effect), could not reasonably be expected to have a Material Adverse Effect;
(i)a license or sublicense of Intellectual Property rights in the Ordinary Course of Business;
(j)a lease, sublease, license, or sublicense of Real Estate granted by any Credit Party or Subsidiary to other Persons in the Ordinary Course of Business not interfering in any material respect with any Credit Party or Subsidiary’s business;
(k)the voluntary termination of any Swap Agreement to which an Obligor is party;
(l)a sale or other disposition relating to any Permitted Sale Leaseback transactions and leases and subleases permitted hereunder;
(m)any Permitted Lien;
(n)transfers of condemned real property as a result of the exercise of “eminent domain” or other similar policies to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(o)any sale, assignment or other disposition of owned or leased Real Estate and/or rights thereto which Real Estate is not necessary for the Ordinary Course of Business (or, if so necessary, is being replaced by other property then owned, leased or subleased by any of the Credit Parties or Subsidiaries or other reasonable means exist in order not to result in a Material Adverse Effect), and could not reasonably be expected to have a Material Adverse Effect;
(p)the issuance of Equity Interests; provided, that neither the Borrowers (other than Parent) nor any of their respective Subsidiaries shall issue any Equity Interests other than to their then current holder(s) of their Equity Interests;
(q)the issuance of Equity Interests by Parent consisting of common stock (or its equivalent) pursuant to an employee stock option plan or grant or similar equity plan or 401(k) plan of Credit Parties and their Subsidiaries for the benefit of their employees, directors and officers;
(r)a sale or other disposition relating to any asset that has not been utilized in the twelve (12) months immediately preceding such sale or disposition; or
(s)provided no Event of Default shall have occurred and be continuing or result therefrom, the disposition of other assets (other than equity interests of any of its Subsidiaries) having a fair market value not to exceed One Million Dollars ($1,000,000) in the aggregate in any Fiscal Year.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable business judgment (from the perspective of a secured, asset-based lender extending credit of similar amounts and types to similar business, considered without regard to any course of dealing).
“Permitted Lien” has the meaning given such term in Section 10.2.
“Permitted Purchase Money Debt” means Purchase Money Debt (a) which is either unsecured or secured by only a Purchase Money Lien and (b) is incurred while no Default or Event of Default is in existence and no Default or Event of Default would result from such incurrence.
“Permitted Refinancing Debt” means Debt which is incurred to extend, renew, replace, or refinance another Debt (the “Existing Debt”), to the extent that (a) the aggregate principal amount of such Debt does not exceed the principal amount of the Existing Debt at the time such Debt is incurred (other than by the amount of premiums paid thereon, accrued and unpaid interest paid on account thereof, and the fees and expenses incurred in connection therewith); (b) such Debt does not mature earlier than the Existing Debt; (c) the weighted average life to maturity of such Debt (measured as of the date of the extension, renewal, replacement or refinancing) is no less than that of the Existing Debt; (d) the interest rate of such Debt, on an all-in basis, is not greater than the Existing Debt; (e) in relation to the Obligations, such Debt has the same or lower Lien and payment priority as the Existing Debt and if requested by Administrative Agent, the holders of such Debt and Borrowers shall have executed an acceptable intercreditor agreement with Administrative Agent; (f) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then, the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable, taken as a whole, to the Lenders and other Secured Parties as those that were applicable to the refinanced, renewed, or extended Debt; (g) the representations, covenants, and defaults applicable to such Debt are no less favorable to any Borrower or other Credit Party than those applicable to the Existing Debt; (h) no Liens secure such Debt, other than Liens of the same scope, nature, and priority, and covering the same assets, as those which secured the Existing Debt; (i) no Person is obligated with respect to such Debt (as borrower, guarantor, or otherwise) to any greater extent than such Person is obligated with respect to the Existing Debt; (j) the material terms (other than pricing and yield and optional prepayment or redemption provisions) of such Debt or of any agreement entered into or of any instrument issued in connection therewith are not, in the aggregate, less favorable in any material respect to Borrowers or any other Credit Parties or to the Lenders or any other Secured Parties than the terms of any agreement or instrument governing the Debt so extended, refinanced, renewed, replaced, defeased or refunded (except for covenants and other provisions applicable only to periods after the Revolving Commitment Termination Date); and (k) at the time such Debt is incurred, and after giving effect thereto, no Default or Event of Default exists.
“Permitted Sale Leaseback” means any Sale Leaseback consummated by a Credit Party or any of its Subsidiaries after the Closing Date, provided that any such Sale Leaseback is consummated for fair value as determined at the time of consummation in good faith by the Credit Party or such Subsidiary (which such determination may take into account any retained interest or other Investment of the Credit Party or such Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).
“Permitted Tax Distributions” means, with respect to a Credit Party so long as it is taxable as a partnership or disregarded entity for United States federal income tax purposes, tax distributions to the owners of Equity Interests in such Credit Party (its “shareholders”) in an aggregate amount that does not exceed, with respect to any period, an amount equal to (a) the product of (i) the Applicable Tax Percentage, multiplied by (ii) such Credit Party’s federal taxable income, minus (b) to the extent not previously taken into account, any income tax benefit attributable to such Credit Party which could be utilized by its shareholders, in the current or any prior year, or portion thereof, from and after the Closing Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that the computation of distributions under this definition shall also take into account (x) the deductibility of state and local taxes for federal income tax purposes and (y) any difference in the Applicable Tax Percentage resulting from the nature of the taxable income (such as capital gain as opposed to ordinary income, if applicable; provided, further, that, in the event (x) the actual distribution to a shareholder made pursuant to this definition exceeds the actual income tax liability of any such shareholder due to such Credit Party’s status as a partnership or “disregarded entity” for U.S. federal or other applicable income tax purposes, or (y) if such Credit Party is a subchapter C corporation, such Credit Party would be entitled to a refund of income taxes previously paid as a result of a tax loss during a year in which such Credit Party is a partnership or “disregarded entity” for U.S. federal or other applicable income tax purposes, then, such shareholder shall repay such Credit Party the amount of such excess or refund, as the case may be, no later than the date the annual tax return must be filed by such Credit Party (without giving effect to any filing extensions) and, in the event such amounts are not repaid in a timely manner by any, then such Credit Party shall not pay or make any distribution with respect to, or purchase, redeem or retire, any Equity Interest of such Credit Party held or Controlled by, directly or indirectly, such shareholder until such payment has been made.
“Permitted Third Party Bank” shall mean (i) any Lender or Affiliate of a Lender or any Person that was a Lender or an Affiliate of a Lender at the time an Article 9 Control Agreement was entered into with such Person and (ii) any other bank or other financial institution acceptable to Administrative Agent in its reasonable discretion, in the case of each of clauses (i) and (ii), with whom any Credit Party maintains a Deposit Account subject to the Article 9 Control of Administrative Agent and with whom an Article 9 Control Agreement has been executed.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint stock company, trust, land trust, business trust, unincorporated organization Governmental Authority, or other entity.
“Plan” means, as applicable to any one or more Obligors or ERISA Affiliates, a Benefit Plan, a Pension Plan, a Multiemployer Plan or a Foreign Plan.
“Platform” has the meaning given to such term in Section 16.1(a).
“Prime Rate” means the per annum rate which Administrative Agent, acting in its individual capacity as a bank, publicly announces from time to time to be its prime lending rate, as in effect from time to time. Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to its customers.
“Principal Office” means, for Administrative Agent, the Swing Line Lender and LC Issuer, such Person’s “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to Borrower Representative and each Lender.
“Pro Forma Basis” means, with respect to any determination related to any Acquisition, Asset Disposition, Investment, Restricted Payment or other specified transaction, that such determination shall be made giving effect to such transaction as if such transaction and any related transactions had been consummated on the first day of the most recently ended twelve (12) Fiscal Months of the Tested Companies for which internal financial statements have been made available to Administrative Agent and Lenders pursuant to Section 9.6(b) immediately preceding the date on which such transaction occurs. In connection with the foregoing, (a)(i) with respect to any Asset Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) with respect to any Acquisition, income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Tested Companies in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information reasonably satisfactory to Administrative Agent and (b) any Debt incurred or assumed by any of the Tested Companies (including the Person or Property acquired) in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as of the relevant date of determination.
“Pro Rata” means, with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolving Commitments are outstanding, by dividing the amount of such Lender’s Revolving Commitment by the aggregate Revolving Commitments and (b) at any other time, by dividing the aggregate outstanding principal amount of such Lender’s Loans and LC Obligations by the aggregate outstanding principal amount of all Loans and LC Obligations; provided, that, if all of the Revolving Loans have been repaid in full and all Revolving Commitments have been terminated, but Letters of Credit remain outstanding, “Pro Rata” under this clause shall be determined as if the Revolving Commitments had not been terminated and based upon the Revolving Commitments as they existed immediately prior to their termination; and, provided, further, that, if all Loans have been repaid in full and all Revolving Commitments have been terminated, and all LC Obligations have been terminated, paid in full or Cash Collateralized, “Pro Rata” under this clause shall be determined as if the Revolving Commitments had not been terminated and based upon the Revolving Commitments as they existed immediately prior to their termination or in such other manner as Administrative Agent shall determine, its reasonable discretion, then to be fair and equitable.
“Pro Rata Share” means, with respect to any amount and in reference to any Lender, the portion of such amount allocable to such Lender on a Pro Rata basis. The initial Pro Rata Shares of the Lenders, based on their respective Revolving Commitments, is set forth on Appendix A.

“Projections” means, for any fiscal period, projections of the Reporting Companies’ consolidated and, upon the reasonable request of Administrative Agent, consolidating balance sheets, results of operations, cash flow, and Excess Availability for such period, all of which shall be in form and substance reasonably satisfactory to Administrative Agent.
“Properly Contested” means, with respect to any Debt, liability or other obligation of any Person, (a) such Debt, liability or other obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) such Debt, liability or other obligation is being properly contested in good faith by appropriate proceedings timely instituted and diligently pursued; (c) appropriate reserves in regard thereto have been established in accordance with GAAP; (d) non-payment of such Debt, liability or other obligation could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of such Person; (e) no Lien is imposed on assets of such Person, unless bonded (in the case of mechanic’s or similar liens) and stayed to the satisfaction of Administrative Agent; and (f) if such Debt, liability or other obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Property,” for any Person, means any right, title or interest of such Person in any type or kind of property or asset, whether Real Estate or personal Property, or tangible or intangible Property. “Properties” refers, collectively, thereto.
“Proprietary Rights” has the meaning given to such term in Section 8.11.
“Protective Advances” has the meaning given such term in Section 2.1(e).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Debt” means Debt (other than the Obligations) (a) for payment of any of the purchase price of Real Estate or Equipment which Debt does not exceed the cost of acquiring such Real Estate or Equipment, including any related transaction costs and (b) incurred at the time of, or within ninety (90) days before or after, the acquisition of such Real Estate or Equipment, for the purpose of financing all or a portion of the purchase price therefor which Debt does not exceed the cost of acquiring such Real Estate or Equipment, including any related transaction costs.
“Purchase Money Lien” means a Lien which secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and purporting to constitute a Capital Lease or a purchase money security interest under the UCC.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that, at the time its Guarantee (or grant of Lien, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding Ten Million Dollars ($10,000,000) or such other Credit Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate” means all right, title, and interest (whether as owner, lessor, or lessee) of a Person in any Property which constitutes real estate (including Fixtures, but excluding all operating fixtures and equipment, whether or not incorporated into improvements), or any interest therein (including a leasehold estate) and all improvements thereon or thereto.
“Recipient” means (a) Administrative Agent, (b) any Lender and (c) LC Issuer, as applicable.
“Regions Bank” means Regions Bank, an Alabama bank and its successors and assigns.
“Regions Bank Indemnitees” means Regions Bank and its Related Parties.

“Register” has the meaning given such term in Section 14.1(c).
“Reimbursement Date” has the meaning given such term in Section 2.4(b).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, attorneys, accountants, consultants, advisors and representatives of such Person and of such Person’s Affiliates.
“Report” has the meaning given such term in Section 13.2(c).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Reporting Companies” means Parent and its Subsidiaries, including all Credit Parties, on a consolidated basis in accordance with GAAP.
“Required Lenders” means, subject to Section 4.2, at least two (2) Lenders (unless there is only one (1) Lender, in which case, such Lender) having (a) Revolving Commitments collectively (or individually) in excess of fifty percent (50%) of the aggregate Revolving Commitments or (b) if the Revolving Commitments have terminated, Aggregate Revolving Obligations collectively (or individually) in excess of fifty percent (50%) of all outstanding Aggregate Revolving Obligations; provided, however, that the Revolving Commitments and Aggregate Revolving Obligations held by a Defaulting Lender shall be disregarded for purposes of determining Required Lenders.
“Reserves” means the sum of (without duplication) (a) the Bank Product Reserve; (b) reserves for Royalties; (c) the aggregate amount of liabilities secured by Liens upon any Collateral which are senior to Administrative Agent’s Liens (but the imposition of any such reserve shall not waive a Default or an Event of Default arising therefrom); (d) the Dilution Reserve; (e) reserves for price adjustments and damages, to the extent such reserve relates to Accounts included in Eligible Accounts or Eligible Investment Grade Accounts, as applicable, including returns, discounts, claims (including warranty claims), credits, and allowances of any nature which are not paid pursuant to the reduction of accounts; (f) reserves for special order goods and deferred shipment sales, to the extent such reserve relates to Accounts included in Eligible Accounts or Eligible Investment Grade Accounts, as applicable; (g) reserves for accrued but unpaid ad valorem, excise, and Property tax liability and for sale, use, or similar taxes; (h) reserves for accrued but unpaid interest on the Obligations; (i) reserves for any portion of the Obligations which Administrative Agent or any Lender pays in accordance with express authority granted in this Agreement or any of the other Loan Documents (except to the extent such payment is made with the proceeds of a deemed Revolving Loan); (j) reserves for all customer deposits or other prepayments held by Borrower; (k) reserves to reflect events, conditions, contingencies, or risks which, as determined by Administrative Agent in its Permitted Discretion, adversely effect, or would have a reasonable likelihood of adversely affecting either (i) the Collateral, its value, or the amount that might be received by Administrative Agent from the sale or other disposition or realization upon such Collateral; (ii) the obligations or liabilities of any Credit Party; or (iii) the Liens and other rights of Administrative Agent or any Secured Party in the Collateral (including the enforceability, perfection, and priority thereof); (l) reserves to reflect Administrative Agent’s determination in its Permitted Discretion that any collateral report or financial information furnished by or on behalf of a Credit Party to Administrative Agent is or may have been incomplete, inaccurate, or misleading in any material respect; (m) reserves in respect of any state of facts which Administrative Agent determines in its Permitted Discretion constitutes a Default or an Event of Default; (n) reserves to reflect testing variances identified as part of Administrative Agent’s periodic field examinations as determined in Administrative Agent’s Permitted Discretion; and (o) such other reserves that Administrative Agent may establish from time to time for such purposes as Administrative Agent shall deem necessary in its Permitted Discretion. Except to the extent otherwise qualified (either in this definition or any related definition used in this definition) or otherwise expressly provided in this Agreement, Administrative Agent may implement Reserves and establish the amounts thereof (from time to time) in its Permitted Discretion. Administrative Agent may establish Reserves as a percentage of any applicable amount or as an amount of money.

“Responsible Officer” means, with respect to any Credit Party or Subsidiary, the chairman of the board, president, chief executive officer, chief financial officer,     treasurer, chief operating officer or other officer, partner, member or representative having the same or similar responsibilities (regardless of title) of such Person.
“Restricted Payment” means (a) any payment of (or declaration to pay) a dividend or other distribution (whether in cash, securities, or other Property), whether direct or indirect, on account of any Equity Interests issued by any Credit Party or any of its Subsidiaries, as the case may be, whether now or hereafter outstanding (including any such payment, or declaration of payment, made in connection with any merger or consolidation or otherwise as part of any Acquisition); (b) any return of capital, redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests issued by any Credit Party or any of its Subsidiaries, whether now or hereafter outstanding (including any such payment, or declaration of payment, made in connection with any merger or consolidation or otherwise as part of any Acquisition), except for any redemption, retirement, sinking fund or similar payment made solely in such other shares or units of the same class of Equity Interests or any class of Equity Interests which are junior to that class of Equity Interests; or (c) any cash payment made to redeem, purchase, repurchase, or retire, or obtain the surrender of, any outstanding warrants, options, or other rights to acquire any Equity Interests issued by any Credit Party or any of its Subsidiaries, whether now or hereafter outstanding.
“Restrictive Agreement” means an agreement (other than (i) this Agreement or the other Loan Documents and (ii) the Term Loan Agreement or the “Other Documents” as defined therein) that materially conditions or restricts the right of any Credit Party or Subsidiary to (a) incur or repay or Guarantee any Funded Debt; (b) relocate, sell, lease, transfer, dispose of, or grant Liens on, any assets or Property (including by way of a so-called “negative pledge” or similar agreement); (c) declare or make Restricted Payments; (d) modify, extend, or renew this Agreement, any other Loan Document or any other agreement evidencing or securing Funded Debt or any Material Contract; or (e) repay any Intercompany Debt or intercompany payables.
“Revolving Commitment” means, at any time of determination and with respect to each Lender, such Lender’s obligation to make Revolving Loans, participate in Swing Line Loans, and participate in LC Obligations. “Revolving Commitments” means, at any time of determination, the aggregate amount of such commitments of all Lenders. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement or any other agreement pursuant to which such Lender becomes a party hereto, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is Thirty Five Million Dollars ($35,000,000).
“Revolving Commitment Increase” has the meaning given such term in Section 2.1(f).
“Revolving Commitment Termination Date” means the earliest to occur of the following: (a) the Stated Revolving Commitment Termination Date; (b) the date on which Borrowers terminate the Revolving Commitments in full pursuant to Section 2.1(c); and (c) the date on which the Revolving Commitments are terminated pursuant to Section 12.2.
“Revolving Credit Exposure,” on any date, means, for each Lender, the aggregate amount (without duplication) of such Lender’s outstanding Revolving Loans and its participation in (i) Swing Line Loans (or in the case of Swing Line Lender, its Swing Line Loans (net of any participations therein by other Lenders) and (ii) outstanding LC Obligations on such date.
“Revolving Lender” means a Lender that has issued a Revolving Commitment or, at any time after the Revolving Commitments have been terminated or have expired, that holds any Revolving Loan or LC Obligation.
“Revolving Loan” means a loan made pursuant to Section 2.1, and any Swing Line Loan, Over Advance Loan or Protective Advance.
“Revolving Note” means a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit A-1, which promissory note shall be in the amount of such Lender’s Revolving Commitment and shall evidence the Revolving Loans made by such Lender.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Credit Party under a License.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Sale Leaseback” has the meaning given to such term in Section 10.11.
“Sanctioned Country” means (a) a country, territory or a government of a country or territory, (b) an agency of the government of a country or territory, or (c) an organization directly or indirectly owned or Controlled by a country, territory or its government, that is itself subject to Sanctions.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or Controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.
“Secured Party” means Administrative Agent, each LC Issuer, each Lender, each Bank Product Provider, each Indemnitee and any other Person at any time entitled to receive the benefit of a Lien on any Collateral under the Loan Documents; and “Secured Parties” means all of such Persons.
“Secured Party Designation Notice” means a notice in the form of Exhibit H (or other writing in form and substance satisfactory to Administrative Agent), to the extent required to be given by Section 13.13, from a Bank Product Provider to Administrative Agent to the effect that such Bank Product Provider holds Bank Product Obligations entitled to be secured by the Collateral, (i) describing and setting forth therein its good faith determination of the estimated maximum amount thereof to be created or incurred (which such Bank Product Provider may increase or decrease in respect of such Bank Product by subsequent Secured Party Designation Notice), and (ii) agreeing to be bound by Section 13.13.
“Security Agreement” means the Security Agreement, dated as of the Closing Date, made between Credit Parties and Administrative Agent.
“Security Documents” means the Security Agreement, together with any Financing Statements, Mortgages, all other security agreements and notices of security interests in Intellectual Property filed or to be filed with any applicable filing office or registry, Article 9 Control Agreements, any pledge agreement and all other documents, instruments, and agreements now or hereafter executed or delivered by a Credit Party to any Secured Party for purposes of securing (or intending to secure), or perfecting (or intending to perfect) Liens securing, any Obligations.
“Solvent” means, as to any Person, that such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, un-matured, and unliquidated liabilities); (b) owns Property whose present fair salable value is greater than the probable total liabilities (including contingent, subordinated, un-matured, and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. For purposes of this definition, “fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
“Specified Credit Party” means any Credit Party that is, at the time on which the Guarantee (or grant of Lien, as applicable) becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 5.7(f).
“Specified Material Contracts” means Material Contracts which are within the scope of clause (ii) (other than the Term Loan Agreement) or clause (v) of the definition of “Material Contracts”.
“Stated Revolving Commitment Termination Date” means January 12, 2021.
“Subordinated Debt” means Debt (including Intercompany Debt) incurred by a Credit Party that is expressly subordinate and junior in right of payment to Payment in Full of all Obligations on terms (including maturity, interest, fees, repayment, covenants, and subordination) satisfactory to Administrative Agent and subject to an acceptable Subordination Agreement.
“Subordination Agreement” means any agreement (including, as applicable, this Agreement) among Administrative Agent, a Credit Party and the holder of any third party Debt owing to such Person by a Credit Party pursuant to which such Debt is made Subordinated Debt on terms and conditions satisfactory to Administrative Agent in its reasonable discretion.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the voting Equity Interests is at the time owned or Controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person Controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Any unqualified reference to a Subsidiary in this Agreement or any other Loan Document means a Subsidiary of a Credit Party.
“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any “International Foreign Exchange Master Agreement”, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).
“Swing Line Lender” means Regions Bank, together with its successors and assigns.
“Swing Line Loan” means any Borrowing funded with Swing Line Lender’s own funds pursuant to Section 2.3.
“Swing Line Note” means a promissory note executed by Borrowers in favor of Swing Line Lender in the form of Exhibit A-2, which note shall be in the maximum amount of Swing Line Loans which Swing Line Lender has agreed to make to Borrowers pursuant to Section 2.3(a) and shall evidence Swing Line Loans made by Swing Line Lender.
“Swing Line Rate” means the Base Rate or the LIBOR Index Rate plus the Applicable Margin applicable to Base Rate Revolving Loans or LIBOR Index Rate Revolving Loans (or with respect to any Swing Line Loan advanced pursuant to an Auto Borrow Agreement, such other rate as separately agreed in writing between Borrowers and Swing Line Lender).
“Swing Line Sublimit” means, at any time of determination, the lesser of (a) Five Million Dollars ($5,000,000) and (b) the aggregate unused amount of Revolving Commitments then in effect.
“Target” means Cretic Energy Services, LLC, a Delaware limited liability company.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any income, excise, ad valorem, payroll, and sales taxes, together with, in each case, all interest, penalties, and additions to tax applicable thereto.
“Term Loan Agent” means Wilmington Trust, National Association, it its capacity as administrative agent under the Term Loan Agreement.
“Term Loan Agreement” means that certain Loan and Security Agreement, dated as of April 13, 2017, by and among Forbes Energy Services LLC, a Delaware limited liability company, as the borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and the Term Loan Agent, as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time.
“Tested Companies” means all Credit Parties.
“Third Party” means any (a) lessor, mortgagee, mechanic or repairman, warehouse operator or warehouseman, processor, packager, Consignee, shipper, customs broker, freight forwarder, bailee, or other third party which may have possession of any Collateral or lienholders’ enforcement rights against any Collateral; or (b) licensor whose rights in or with respect to any Collateral limit or restrict or may, in Administrative Agent’s reasonable determination, limit or restrict Credit Parties’ or Administrative Agent’s rights to sell or otherwise dispose of such Collateral.
“Third Party Agreement” means an agreement in form and substance reasonably satisfactory to Administrative Agent pursuant to which a Third Party, as applicable and as required by Administrative Agent, in each case containing terms reasonably acceptable to Administrative Agent and as the same may be amended, restated, supplemented, or otherwise modified from time to time, among other things (a) waives or subordinates in favor of Administrative Agent any Liens such Third Party may have in and to any Collateral (not including Real Estate or Fixtures which may not be removed without material damage to the Real Estate or the ability to operate the same) or any setoff, recoupment, or similar rights such Third Party may have against any Credit Party; (b) grants Administrative Agent access to Collateral which may be located on such Third Party’s premises or in the custody, care, or possession of such Third Party for purposes of allowing Administrative Agent to inspect, remove or repossess, sell, store, or otherwise exercise its rights under the Credit Agreement or any other Loan Document with respect to such Collateral; (c) authorizes Administrative Agent (with or without the payment of any royalty or licensing fee, as determined by Administrative Agent) to (i) complete the manufacture of work-in-process (if the manufacturing of such Goods requires the use or exploitation of a Third Party’s Intellectual Property) and (ii) dispose of Collateral bearing, consisting of, or constituting a manifestation of, in whole or in part, such Third Party’s Intellectual Property; (d) with respect to Third Parties other than lessors or sublessors, agrees to hold any negotiable Documents in its possession relating to the Collateral as agent or bailee of Administrative Agent for purposes of perfecting Administrative Agent’s Lien in and to such Collateral under the UCC; (e) with respect to Third Parties other than lessors or sublessors, agrees to deliver the Collateral to Administrative Agent upon request or, upon payment of applicable fees and charges to deliver such Collateral in accordance with Administrative Agent’s instructions; or (f) with respect to Third Parties other than lessors or sublessors, agrees to terms regarding Collateral held on Consignment by such Third Party.
“Threshold Amount” means One Million Dollars ($1,000,000).
“Transferee” means any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
“Treasury Services” has the meaning given such term in the definition of “Bank Products.”
“Type” means any type of a Loan (i.e., Base Rate Loan, LIBOR Index Rate Loan, or Adjusted LIBOR Rate Loan) that has the same interest option and, in the case of Adjusted LIBOR Rate Loans, the same Interest Period.
“UCC” means the Uniform Commercial Code as in effect in the Jurisdiction State or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such other jurisdiction (except that any terms used herein which are defined in the Uniform Commercial Code as in effect in the Jurisdiction State as of the Closing Date shall continue to have the same meanings notwithstanding any replacement or amendment of such statute that changes any such meanings except as Administrative Agent may otherwise determine).
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable Pension Plan year.
“United States” or “U.S.” means the United States of America.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 15.3(g)(ii)(B)(III).
“Voting Equity Interest” means, with respect to any Person, those classes of Equity Interests issued by such Person (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors, managers (or persons performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.
“Withholding Agent” means any Credit Party or Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
2.Accounting Terms.
Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Reporting Companies delivered to Administrative Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if the Reporting Companies’ certified public accountants concur in such change; provided, however, that, despite the adoption of any such change, Borrower Representative shall (a) in addition to delivery of financial statements pursuant to Section 9.6(b) or (c), and on each date such financial statements are required to be delivered, furnish the adjustments and reconciliations necessary to enable Borrowers and Administrative Agent to determine compliance with each of the Financial Covenants, all of which shall be determined in accordance with GAAP but without giving effect to such change, and (b) the Borrowing Base shall continue to be calculated without giving effect to such change (if the effect of such change would be to increase the amount of Excess Availability derived therefrom); provided, further, that Borrower shall not be required to deliver such adjustments and reconciliations and may apply such change in the calculation of the Borrowing Base and its related terms if (a) the change is disclosed to Administrative Agent and (b) Section 11, the definition of “Borrowing Base” and any terms used therein or bearing on the amount of Excess Availability derived therefrom, as applicable, and any other section of this Agreement or any other Loan Document which is affected thereby is amended in a manner satisfactory to Administrative Agent and Required Lenders to take into account the effects of the change. Any of the foregoing to the contrary notwithstanding, (i) all financial statements delivered hereunder shall be prepared, and all Financial Covenants shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof and (ii) any obligation of a Person under a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, that is not (or would not be) required to be classified and accounted for as a Capital Lease on a balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a Capital Lease as a result of the adoption of changes in GAAP or changes in the application of GAAP. The term “unqualified opinion,” as used herein or in any Loan Document, in reference to any opinion given by accountants in a financial statement or report, means an opinion which (i) is unqualified, and (ii) does not include any explanation, supplemental comment or other comment calling into question the ability of the applicable Person to continue as a going concern or concerning the scope of the audit or report.
3.Uniform Commercial Code.
Any term used in this Agreement or in any other Loan Document including any Financing Statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given such term in the UCC, including, without limitation, the following: “Accessions,” “Account,” “Account Debtor,” “As-extracted Collateral,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Consignee,” “Consignment,” “Consignor,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Farm Products,” “Financing Statement,” “Fixture Filing,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible,” “Proceeds,” “Securities Account” and “Supporting Obligation;” provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.
4.Rules of Construction.
The terms “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section titles, table of contents, and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement or any Loan Document. All schedules, exhibits, annexes, and attachments referred to herein are hereby incorporated herein by this reference. All references in any Loan Document to (a) any statutes or regulations shall include all related rules and regulations (including implementing regulations in the case of statutes) and any amendments or other modifications of same made from time to time, and any successor statutes, rules and regulations even if words to such effect are included in some instances and not in others; (b) any agreement, instrument or other documents (including any of the Loan Documents) shall include any and all amendments, restatements, supplements, modifications, extensions, or renewals thereof or thereto, even if words to such effect are included in some instances and not in others (but this clause shall not be construed as any consent to any such amendments, restatements, supplements, modifications, extensions, and renewals); (c) any Person (including an Obligor, Administrative Agent or Lender) shall mean and include the successors and assigns of such Person (but this clause shall not be construed as any consent to any transaction or circumstance giving rise to any successor or assign); (d) “including” and “include” shall mean “including, without limitation,” regardless of whether “without limitation” is included in some instances and not in others (and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); (e) subject to the last sentence hereof, dates and times shall mean the date and time at Administrative Agent’s notice address determined under Section 16.1, unless otherwise specifically stated therein (including in the last sentence of this Section); (f) in determining whether any action taken, or to be taken, under this Agreement or any other Loan Document is “commercially reasonable,” Article 9 of the UCC, to the extent applicable thereto, shall govern and control, unless otherwise expressly provided herein or therein; and (g) the “discretion” of Administrative Agent or Lenders shall mean the sole and absolute discretion of Administrative Agent or Lenders, as applicable. All calculations of value of any Property, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and all determinations (including calculations of the Borrowing Base and Financial Covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Administrative Agent in its Permitted Discretion (and not necessarily calculated in accordance with GAAP). No provision of any Loan Documents shall be construed or interpreted to the disadvantage of any party hereto by reason of such party’s having, or being deemed to have, drafted, structured, or dictated such provision. Whenever the phrase “to the best of Borrowers’ (or Credit Parties’) knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. Any Loan Document signed by a Responsible Officer acting in such capacity on behalf of a Credit Party or Borrower Representative shall be conclusively presumed to have been authorized by all necessary action on the part of such Credit Party or Borrower Representative party thereto and such Responsible Officer shall be conclusively presumed to have acted on behalf of such party. A Default or an Event of Default shall be deemed “to continue,” be “continuing,” “exist,” or be “in existence” at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing in accordance with this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement. All references herein and in any other Loan Document (i) to the word “will” shall be to have the same meaning as the word “shall” (and vice versa), (ii) to any Person shall include such Person’s successors and permitted assigns, (iii) to the words “asset” and “Property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and Properties, including cash, securities, accounts and contract rights, (iv) to the words “financial statements” shall include all notes and schedules thereto, and (v) to the words “the United States of America” shall include each of the States of the United States of America, but expressly shall not include Puerto Rico or any other United States territory. All references herein and in any other Loan Document to time of day shall mean and refer to the time of day in New York, New York.

SECTION 3.
SECTION 4.THE CREDIT FACILITIES
1.Revolving Commitment.
(a)Revolving Loans.
Subject to the terms and conditions of this Agreement, each Lender agrees, severally (and not jointly) on a Pro Rata basis, up to the amount of its Revolving Commitment, to make Revolving Loans to Borrowers from time to time on any Business Day from and after the Closing Date to but excluding the Revolving Commitment Termination Date. Subject to the terms and conditions of this Agreement, Revolving Loans may be obtained, repaid and re-borrowed; provided, however, that no Lender shall have any obligation to honor any request for a Revolving Loan if doing so would cause (i) such Lender’s Pro Rata Share of the Aggregate Revolving Obligations to exceed such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Obligations to exceed the Loan Limit.
(b)Revolving Notes.
Borrowers shall execute and deliver to (i) each Lender on the Closing Date, (ii) each Person who is a permitted assignee of such Lender pursuant to Section 14.1, upon its becoming such assignee, and (iii) each Person who becomes a Lender in accordance with Section 2.1(f), at such time; in each case, to the extent requested by such Person, a Revolving Note to evidence such Person’s portion of the Revolving Loans.
(c)Termination and Voluntary Reductions of Revolving Commitments.
The Revolving Commitments shall terminate on the Revolving Commitment Termination Date. Borrowers may terminate or from time to time reduce the Revolving Commitments by giving not less than thirty (30) days’ prior written notice to Administrative Agent. Any request from Borrowers for the reduction of the Revolving Commitments must specify the amount of the requested reduction. Each reduction shall be in a minimum amount of Five Million Dollars ($5,000,000) or any greater integral increment of One Million Dollars ($1,000,000). Borrowers may not reduce the Revolving Commitments to an amount less than Twenty Million Dollars ($20,000,000), except in connection with the termination of the Revolving Commitments. If the Revolving Commitments are ever terminated by Borrowers, Borrowers must pay in full upon such termination becoming effective the Revolving Loans and all other Obligations then outstanding. All reductions of the Revolving Commitments shall be applied on a Pro Rata basis. Except to the extent otherwise agreed in writing by Administrative Agent and the Required Lenders, any request from Borrowers for the termination or reduction of the Revolving Commitments shall be irrevocable, once made and received.
(d)Over Line; Over Advances.
(i)Any amount by which at any time the Aggregate Revolving Obligations exceed the Revolving Commitments shall (A) be due and payable ON DEMAND and, once paid to Administrative Agent, shall be applied, first, to the payment of any Swing Line Loans; second, to the payment of all other Revolving Loans which are Base Rate Loans or LIBOR Index Rate Loans; third, to the payment of any Revolving Loans which are Adjusted LIBOR Rate Loans; and, fourth, to Cash Collateralize any LC Obligations then outstanding; (B) constitute Obligations secured by the Collateral; and (C) be entitled to all benefits of the Loan Documents. In no event shall Administrative Agent be required to honor any request for a Revolving Loan when the Aggregate Revolving Obligations exceed the Revolving Commitments or if, after giving effect to the making of such Revolving Loan, the Aggregate Revolving Obligations would exceed the Revolving Commitments.
(ii)Subject to clause (iii) below, any Over Advance shall (A) be due and payable ON DEMAND and, once paid to Administrative Agent, shall be applied, first, to the payment of any Swing Line Loans; second, to the payment of all other Revolving Loans which are Base Rate Loans or LIBOR Index Rate Loans; third to the payment of any Revolving Loans which are Adjusted LIBOR Rate Loans; and, fourth, to Cash Collateralize any LC Obligations then outstanding; (B) constitute Obligations secured by the Collateral; and (C) be entitled to all benefits of the Loan Documents.
(iii)Unless otherwise directed in writing by the Required Lenders, Administrative Agent may require Lenders to honor requests by Borrowers for Over Advance Loans (in which event, and notwithstanding anything to the contrary set forth in this Agreement, Lenders shall continue to make Revolving Loans up to their Pro Rata Share of the Revolving Commitments) and to forbear from requiring Borrowers to cure an Over Advance, if (1) the Over Advance does not continue for a period of more than thirty (30) consecutive days, following which no Over Advance exists for at least thirty (30) consecutive days before another Over Advance exists, (2) the amount of the Aggregate Revolving Obligations outstanding at any time does not exceed the aggregate of the Revolving Commitments at such time, (3) the Revolving Credit Exposure of any individual Lender at any time does not exceed such individual Lender’s Revolving Commitment, and (4) the Over Advance does not exceed an amount equal to ten percent (10%) of the Revolving Commitments.
(iv)Neither the funding of any Over Advance Loan nor the continued existence of an Over Advance shall constitute any waiver by Administrative Agent or any Lender of any Event of Default which may exist at the time any Over Advance Loan is made or which is caused thereby. Each Lender’s obligations under this Section 2.1(d) are absolute, unconditional, and irrevocable and are not subject to any claim, counterclaim, right of setoff, charge back, discount, defense, qualification, or exception, and each Lender shall perform such obligations, as applicable, regardless of whether the Revolving Commitments have terminated, an Over Advance exists or any condition precedent to the making of Loans has not been satisfied.
(v)All Over Advance Loans shall be made as Base Rate Revolving Loans.
(vi)The provisions of this Section 2.1(d) are solely for the benefit of Administrative Agent and Lenders, and in no event shall ant Borrower or any other Credit Party be deemed to be a third party beneficiary of this

Section 2.1(d) or be authorized or permitted to, or have any standing to, enforce any of the provisions of this Section 2.1(d).
(e)Protective Advances.
(i) From time to time, Administrative Agent may, in its discretion, make one or more Revolving Loans to preserve, protect, or defend any Collateral or to increase or improve the likelihood of collecting or obtaining repayment of any Obligations (in each case, if Administrative Agent determines in its discretion that doing so is necessary or desirable) (a “Protective Advance”). Administrative Agent may make a Protective Advance without regard to Excess Availability or the satisfaction of any condition precedent to the making of Loans, unless (A) the Required Lenders have, in writing, revoked Administrative Agent’s authority to do so or (B) Administrative Agent has actual knowledge that, after giving effect thereto, the aggregate outstanding principal amount of all Loans made as Protective Advances (i) would exceed an amount equal to ten percent (10%) of the Revolving Commitments or (ii) would cause the amount of the Aggregate Revolving Obligations outstanding to exceed the aggregate of the Revolving Commitments at such time or any individual Lender’s Revolving Credit Exposure to exceed such individual Lender’s Revolving Commitment at such time. If the terms of the foregoing clauses (A) and (B) are not applicable, Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. Each Lender shall participate on a Pro Rata basis in each Protective Advance. The provisions of this Section 2.1(e) are solely for the benefit of Administrative Agent and Lenders, and in no event shall any Borrower or any other Credit Party be deemed to be a third party beneficiary of this Section 2.1(e) or be authorized or permitted to, or have any standing to, enforce any of the provisions of this Section 2.1(e). All Protective Advances shall be made as Base Rate Revolving Loans.
(f)Increases to Revolving Commitments. The Revolving Commitments may be increased by Borrowers up to an aggregate amount of Fifteen Million Dollars ($15,000,000) in such increase (the “Revolving Commitment Increase”), provided that: (a) Borrower Representative shall have given to Administrative Agent at least thirty (30) days’ notice of Borrowers’ intention to effect a Revolving Commitment Increase and the desired amount of such Revolving Commitment Increase; (b) such increase does not increase the amount of the Revolving Commitment of any Lender without the written consent of such Lender, in such Lender’s discretion; (c) to the extent requested by any Lender, Borrowers shall execute a new Revolving Note with respect to such Lender reflecting the amount of, or increase in, such Lender’s Revolving Commitment, (d) to the extent requested by Administrative Agent, Credit Parties shall execute any additional documents, instruments or agreements that Administrative Agent deems necessary or desirable in connection therewith (including, without limitation, secretary’s certificates and authorizing resolutions); (e) as of the date of such Revolving Commitment Increase, both before and immediately after giving effect thereto, (i) no Default or Event of Default shall exist, (ii) on a Pro Forma Basis, Credit Parties shall remain in compliance with all Financial Covenants then applicable, and (iii) each of the conditions set forth in Section 7.2 shall be satisfied; and (f) any such Revolving Commitment Increase shall be in a minimum amount of at least Five Million Dollars ($5,000,000) (or such lesser amount which shall be approved by Administrative Agent) and in integral multiples of Five Million Dollars ($5,000,000) in excess thereof, and no more than two (2) Revolving Commitment Increases shall be permitted in total. A Revolving Commitment Increase may be effected by one or more of the current Lenders by increasing their Revolving Commitment or one or more new Lenders that are satisfactory to Administrative Agent and constitute an Eligible Assignee joining this Agreement and providing a Revolving Commitment. After any Revolving Commitment Increase, all of the terms and conditions of the Loan Documents shall apply to the increased amount of the Revolving Commitments (including (i) being on a pari passu basis in terms of the Collateral, right of payment and Guarantees with the other Revolving Loans, (ii) having the same maturity date as the other Revolving Commitments, and (iii) having the same Applicable Margin as the other Revolving Loans); provided that Borrowers agree to pay to Administrative Agent, Lenders increasing their respective Revolving Commitments and new Lenders such arrangement, commitment and other fees and expenses to be agreed between Borrowers and Administrative Agent in connection with such Revolving Commitment Increase. Each Lender hereby acknowledges and agrees that the aggregate Revolving Commitments may be increased pursuant to this Section 2.1(f) regardless whether such Lender approves such increase or increases its Revolving Commitment hereunder, and Administrative Agent, Borrowers and any Lender increasing or providing a new Revolving Commitment may enter into an amendment to this Agreement to give effect to such Revolving Commitment Increase and matters incidental thereto without further consent of any other Lender. Administrative Agent shall have no liability to any Borrower or any other Credit Party or to Lenders in connection with any syndication of any Revolving Commitment Increase. Borrowers shall prepay any Revolving Loans on the date of any such increase in the Revolving Commitments to the extent necessary to keep the outstanding

Revolving Loans ratable with any revised Revolving Commitments arising from any non-ratable increase in the Revolving Commitments under this Section.
2.[Reserved].
3.Swing Line Loans; Settlement.
(a)Swing Line Loans. During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make Swing Line Loans to Borrowers in an aggregate amount outstanding at any time up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan and any participation that may result therefrom pursuant to the operation and effect of subsection (b), clause (iv) below, in no event shall (i) the Revolving Credit Exposure exceed the aggregate Revolving Commitments and (ii) the Aggregate Revolving Obligations of any Lender exceed such Lender’s Revolving Commitment. Amounts borrowed pursuant to this Section 2.3 may be repaid and re-borrowed during the Revolving Commitment Period. The Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans then outstanding and the Revolving Commitments shall be paid in full no later than such date. Each Swing Line Loan shall constitute a Revolving Loan for all purposes, except that payments thereon shall be made solely to Swing Line Lender for its own account. The obligation of Borrowers to repay Swing Line Loans shall be evidenced by the records of Swing Line Lender, provided that, promptly upon Swing Line Lender’s request (but, in any event, within five (5) Business Days after receipt of such request), Borrowers shall execute and deliver to Swing Line Lender a Swing Line Note to evidence the Debts arising under the Swing Line Loans.
(b)Borrowing Mechanics for Swing Line Loans.
(i)Subject to clause (vi) below, whenever Borrowers desire that the Swing Line Lender make a Swing Line Loan, Borrower Representative shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 a.m. on the proposed Borrowing date.
(ii)The Swing Line Lender, if it elects to do so, as provided in Section 2.3(a), and subject to the limitations set forth in clause (v) below, shall make the amount of the requested Swing Line Loan (or so much thereof as it elects to make, or is permitted to make, pursuant hereto) available to Administrative Agent not later than 3:00 p.m. on the applicable funding date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein relative thereto, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrowers on the applicable funding date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from the Swing Line Lender to be credited to the account of Borrowers at Administrative Agent’s Principal Office, or to such other account as may be designated in writing to Administrative Agent by Borrower Representative.
(iii)With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrowers pursuant to Section 5.2, the Swing Line Lender may at any time in its discretion, but in any event not less frequently than weekly, on such weekly settlement date as Swing Line Lender may elect from time to time, deliver to Administrative Agent (with a copy to Borrower Representative), no later than 11:00 a.m. on the day of the proposed funding date, a notice (which shall be deemed to be a Notice of Borrowing given by Borrower Representative) requesting that each Lender holding a Revolving Commitment make a Revolving Loan to Borrowers on such date in an amount equal to its Pro Rata Share of the amount of such Swing Line Loans outstanding on the date that such notice is given which Swing Line Lender requests Lenders to prepay (the “Refunded Swing Line Loans”). Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered by Administrative Agent to the Swing Line Lender (and not to Borrowers) and when received shall be applied by the Swing Line Lender to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to Borrowers, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Borrowers. Borrowers hereby authorize Administrative Agent and Swing Line Lender to charge Borrowers’ Deposit Accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such Deposit Account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender, are insufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of Borrowers from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 5.6.
(iv)If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iii) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, then, each Lender then holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount of the Swing Line Loans then outstanding together with accrued interest thereon; provided that any such participation purchased by such Lender shall be limited to an amount that would not cause the Revolving Credit Exposure of such Lender (after giving effect to such participation) to exceed such Lender’s Revolving Commitment. On the Business Day that notice is provided by the Swing Line Lender (or by the 11:00 a.m. on the following Business Day if such notice is provided after 2:00 p.m.), each Lender holding a Revolving Commitment shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance satisfactory to the Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to the Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount ON DEMAND from such Lender together with interest thereon for three (3) Business Days at the Federal Funds Rate and thereafter at the interest rate then applicable to Base Rate Revolving Loans until such defaulted sum is paid in full in cash.
(v)Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to clause (iii) above and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to clause (iv) above shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, Properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that the Swing Line Lender had not received prior notice from Borrower Representative or the Required Lenders that any of the conditions under Section 7.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) without limitation of the Swing Line Lender’s discretion in regard thereto, as described in Section 2.3(a), the Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 7.2 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (C) at a time when a Defaulting Lender exists, unless the Swing Line Lender has entered into arrangements satisfactory to it and Borrower Representative to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans in a manner satisfactory to the Swing Line Lender and Administrative Agent.
(vi)In order to facilitate the borrowing of Swing Line Loans, Borrower Representative and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an auto borrow agreement in form and substance satisfactory to the Swing Line Lender and Administrative Agent (the “Auto Borrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in the Auto Borrow Agreement, subject to the conditions set forth herein. At any time an Auto Borrow Agreement is in effect, advances under the Auto Borrow Agreement shall be deemed Swing Line Loans for all purposes hereof, except that Borrowings of Swing Line Loans under the Auto Borrow Agreement shall be made in accordance with the Auto Borrow Agreement. For purposes of determining the Aggregate Revolving Obligations at any time during which an Auto Borrow Agreement is in effect, the outstanding amount of all Swing Line Loans shall be deemed to be the sum of the outstanding amount of Swing Line Loans at such time plus the maximum amount available to be borrowed under such Auto Borrow Agreement at such time.

4.Letter of Credit Facility.
(a)Issuance of Letters of Credit.
LC Issuer agrees to issue Letters of Credit from time to time for Borrowers’ account on the terms set forth in this Agreement, including the following:
(i)LC Issuer shall have no obligation to issue any Letter of Credit unless each of the LC Conditions has been satisfied (as determined by LC Issuer and Administrative Agent).
(ii)If LC Issuer receives written notice from Administrative Agent or a Lender at least five (5) Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, LC Issuer shall have no obligation to issue the requested Letter of Credit (or any other Letter of Credit) until such notice is withdrawn in writing by Administrative Agent or such Lender or until the Required Lenders have waived the applicable LC Condition in accordance with this Agreement. Before receipt of any such notice, LC Issuer shall not be deemed to have knowledge of any failure to satisfy any LC Condition.
(iii)Borrowers may request and employ Letters of Credit only (A) to support obligations of any Borrower or Subsidiary incurred in the Ordinary Course of Business or (B) for such other purposes, if and to the extent not in contravention of any terms hereof or of any Loan Document, as Administrative Agent and LC Issuer may approve from time to time in writing; provided, however, that LC Issuer shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds from which would be made available to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Country in violation of applicable Sanctions, or in any manner that would result in a violation of any Sanctions by any party to this Agreement or such Letter of Credit, (ii) if any order, judgment or decree of any Governmental Authority shall by its terms purport to restrain or enjoin the LC Issuer from issuing letters of credit generally or any such Letter of Credit particularly, or any applicable law relating to LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over LC Issuer shall prohibit, or request that LC Issuer refrain from the issuance of letters of credit generally or any such Letter of Credit particularly or shall impose on LC Issuer with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose on LC Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date which LC Issuer deems material to it, including, in each case, but without limitation, from any Change in Law, or (iii) if the issuance of any such Letter of Credit would violate one or more policies of LC Issuer applicable to letters of credit generally or any such Letter of Credit particularly. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that the applicable Borrower or Borrowers need not deliver a new LC Application unless requested to do so by LC Issuer. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Borrower, Borrowers shall be obligated to reimburse LC Issuer hereunder for any and all drawings under such Letter of Credit. Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any Subsidiaries of Borrowers shall inure to the benefit of Borrowers, and that Borrowers’ business will derive substantial benefits from the businesses of such Subsidiaries.
(iv)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, LC Issuer shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation, or communication in whatever form believed by LC Issuer, in good faith, to be genuine and correct and to have been signed, sent, or made by a proper Person. LC Issuer may consult with and employ legal counsel, accountants, and other experts including Administrative Agent Professionals (at Borrowers’ expense) to advise it concerning its obligations, rights, and remedies with respect to the issuance and administration of Letters of Credit and LC Documents and shall be entitled to act (or refuse to act) upon, and shall be fully protected in any action taken (or refused to be taken) in good faith reliance upon, any advice given by such Persons. LC Issuer may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected by it.
(v)Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time (after giving effect to any permanent reduction in the stated amount of such Letter of Credit pursuant to the terms of such Letter of Credit); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(vi)Unless otherwise expressly set forth in any LC Document or otherwise expressly agreed in writing by the LC Issuer and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(vii)In the event of any conflict between the terms of this Agreement and the terms of any LC Document, the terms of this Agreement shall control, unless otherwise agreed by Administrative Agent and LC Issuer.
(viii)Without limitation of the foregoing provisions, in the event that any Lender is at such time a Defaulting Lender, the LC Issuer shall have no obligation to issue any Letter of Credit unless LC Issuer has entered into arrangements satisfactory to LC Issuer (in its reasonable discretion) with Borrowers or such Defaulting Lender to eliminate such LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (after giving effect to any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of the LC Obligations in a manner satisfactory to LC Issuer and Administrative Agent.
(b)Reimbursement; Participations.
(i)On the date that LC Issuer honors any draw under a Letter of Credit (each such date, a “Reimbursement Date”), Borrowers shall reimburse LC Issuer on such date the amount paid by LC Issuer on account of such draw, together with interest from the Reimbursement Date until paid by Borrowers (at the interest rate prescribed therefor in clause (v) below). The obligation of Borrowers to reimburse LC Issuer for any draw made under a Letter of Credit is absolute, unconditional, and irrevocable, and Borrowers shall make such reimbursement without regard to any lack of validity or enforceability of such Letter of Credit or the existence of any claim, counterclaim, right of setoff, charge back, discount, defense, qualification, exception or other right Borrowers may have at any time against the beneficiary of such Letter of Credit. On each Reimbursement Date, to facilitate their foregoing reimbursement obligations, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolving Loans or, as applicable, LIBOR Index Rate Revolving Loans in an amount necessary to pay the amounts due to LC Issuer on such date (regardless of whether Borrower Representative submits a Notice of Borrowing therefor), and each Lender shall fund its Pro Rata Share of such Borrowing, without claim, counterclaim, right of setoff, charge back, discount, defense, qualification, or exception, and regardless of whether the Revolving Commitments have terminated, an Over Advance exists or any condition precedent to the making of Loans has not been satisfied.
(ii)Upon the issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from LC Issuer, without recourse or warranty, an undivided interest and participation in all LC Obligations relating to such Letter of Credit in an amount equal to such Lender’s Pro Rata Share thereof. If LC Issuer honors any draw under a Letter of Credit and Borrower does not reimburse the amount thereof on the Reimbursement Date, Administrative Agent (at LC Issuer’s request) shall promptly notify Lenders, and each Lender shall promptly (within one Business Day) unconditionally pay to Administrative Agent, for the benefit of LC Issuer, such Lender’s Pro Rata Share of such draw at the Principal Office of Administrative Agent. Upon the failure of any Lender to make such payment when due pursuant hereto, LC Issuer shall be entitled to recover such amount ON DEMAND from such Lender together with interest thereon, computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, for the actual number of days elapsed in the period during which it accrues, for three (3) Business Days at the Federal Funds Rate and thereafter at the interest rate then applicable to Base Rate Revolving Loans until such defaulted sum is paid in full in cash. Upon request by a Lender that has made or is making any such payment, LC Issuer shall furnish such Lender with copies of any Letters of Credit and LC Documents in its possession at such time.
(iii)The obligations of each Lender to make payments to Administrative Agent for the account of LC Issuer in connection with LC Issuer’s honoring any draw under a Letter of Credit are absolute, unconditional, and irrevocable and are not subject to any claim, counterclaim, right of setoff, defense, discount, charge back, qualification, or exception, and such Lender shall perform such obligations, as applicable, (A) irrespective of any lack of validity or unenforceability of any Loan Documents; (B) regardless of whether the Revolving Commitments have been terminated, an Over Advance exists, any condition precedent to the making of any Loan has not been satisfied; (C) regardless of whether any draft, certificate, or other document presented under a Letter of Credit is determined to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) regardless of the existence of any setoff or defense that any Credit Party may have with respect to any Obligations. LC Issuer assumes no responsibility for any failure or delay in performance or any breach by Borrower or other Person of any obligations under any LC Documents. LC Issuer makes no representation, warranty, or Guarantee, express or implied, with respect to the Collateral, LC Documents, or any Credit Party. LC Issuer is not responsible for (A) any recitals, statements, information, representations, or warranties contained in, or for the execution, validity, genuineness, effectiveness, or enforceability of, any LC Documents; (B) the validity, genuineness, enforceability, collectibility, value, or sufficiency of any Collateral or the perfection of any Lien therein; or (C) the assets, liabilities, financial condition, results of operations, business, creditworthiness, or legal status of any Credit Party.
(iv)No LC Issuer Indemnitee shall be liable to Administrative Agent, any Lender, or any other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment. LC Issuer shall have no liability to any Lender if LC Issuer refrains from taking any action, or refuses to take any action, under any Letter of Credit or LC Documents until it receives written instructions from the Required Lenders.
(v)Borrowers agree to pay to the LC Issuer, with respect to drawings honored under any Letter of Credit issued by such LC Issuer, interest on the amount paid by the LC Issuer in respect of each such honored drawing from the date such drawing is honored to, but excluding, the date such amount is reimbursed by or on behalf of Borrowers in accordance herewith at a rate which is the lesser of (i) two percent (2%) per annum in excess of the rate of interest otherwise payable hereunder with respect to Base Rate Revolving Loans and (ii) the Highest Lawful Rate.
(vi)Interest payable pursuant to clause (v) above shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, for the actual number of days elapsed in the period during which it accrues, and shall be payable ON DEMAND or, if no demand is made, on the date on which the related drawing under a Letter of Credit is made by the LC Issuer. Promptly upon receipt by the LC Issuer of any payment of interest pursuant hereto, the LC Issuer shall distribute to each Lender, from the interest received by the LC Issuer in respect of the period from the date such drawing is honored to but excluding the date on which the LC Issuer is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the Letter of Credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the LC Issuer shall have been reimbursed by the Lenders for all or any portion of such honored drawing, the LC Issuer shall distribute to each Lender which has paid all amounts payable by it with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by the LC Issuer in respect of that portion of such honored drawing so reimbursed by the Lenders for the period from the date on which LC Issuer was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrowers.
(c)Cash Collateral.
If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (i) that an Event of Default exists; (ii) after the Revolving Commitment Termination Date; or (iii) within ten (10) Business Days before the Stated Revolving Commitment Termination Date, then Borrowers shall, at LC Issuer’s or Administrative Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to LC Issuer the amount of all other LC Obligations which are then outstanding. If Borrowers fail to provide Cash Collateral as required herein, Lenders may (and, upon written request of Administrative Agent, shall) advance, as Revolving Loans, the amount of the Cash Collateral required (regardless of whether the Revolving Commitments have terminated, an Over Advance exists, or any condition precedent to the making of any Loan has not been satisfied). Without limitation of the foregoing, at any time that there shall exist a Defaulting Lender, within two (2) Business Days following the written request of Administrative Agent or LC Issuer (with a copy to Administrative Agent) Borrowers shall Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure after first giving effect to any Cash Collateral provided by the Defaulting Lender.
(d)Existing Letters of Credit.
The parties hereto acknowledge and agree that all Existing Letters of Credit are deemed to be issued under this Agreement by the LC Issuer at the request of the Borrowers and shall constitute Letters of Credit hereunder for all purposes, and no notice requesting issuance thereof shall be required hereunder. Each reference herein to the issuance of a Letter of Credit shall include any such deemed issuance. All fees accrued on the Existing Letters of Credit to but excluding the date hereof shall be for the account of the LC Issuer as provided in the Existing LC Agreement, and all fees accruing on the Existing Letters of Credit on and after the date hereof shall be for the account of the LC Issuer and the Lenders as provided herein.

SECTION 5.
SECTION 6.INTEREST, FEES, AND CHARGES
1.Interest.

(a)Interest Rates. The Obligations shall bear interest (i) with respect to Base Rate Loans, at the Base Rate plus the Applicable Margin; (ii) with respect to an Adjusted LIBOR Rate Loans, at the Adjusted LIBOR Rate for the applicable Interest Period plus the Applicable Margin; (iii) with respect to LIBOR Index Rate Loans, at the LIBOR Index Rate plus the Applicable Margin; and (iv) with respect to Swing Line Loans, at the Swing Line Rate (unless and until converted to a Revolving Loan pursuant to the terms of Section 2.3), and (v) with respect to any other Obligations which are then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate plus the Applicable Margin for Base Rate Revolving Loans, unless and except to the extent that another interest rate is prescribed therefor in the Loan Documents evidencing such Obligations; provided, however, that the Obligations shall bear interest at the Default Rate (whether before or after any judgment) (A) at all times during the existence of any Credit Party’s Insolvency Proceeding and (B) if so elected by Administrative Agent or the Required Lenders, from and after the occurrence of, and during the continuation of, any Event of Default. In such latter regard, each Borrower acknowledges that the cost and expense to Administrative Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Administrative Agent and Lenders because of such Event of Default and does not constitute a penalty.
(a)Accrual of Interest. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or LIBOR Index Rate Loan being converted from an Adjusted LIBOR Rate Loan, the date of conversion of such Adjusted LIBOR Rate Loan to such Base Rate Loan or LIBOR Index Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or LIBOR Index Rate Loan being converted to an Adjusted LIBOR Rate Loan, the date of conversion of such Base Rate Loan or LIBOR Index Rate Loan, to such Adjusted LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.
(b)Payment Dates. Interest accrued on the Loans shall be due and payable (i) in arrears, on each Interest Payment Date, (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid, and (iii) at maturity. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable ON DEMAND. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents or, if no payment due date is provided therein, then, ON DEMAND.
(c)Interest Rate Determination and Disclosure. As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date and each Index Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to each of the Adjusted LIBOR Rate Loans and LIBOR Index Rate Loans for which an interest rate is then being determined (and for the applicable Interest Period in the case of Adjusted LIBOR Rate Loans) and shall promptly give notice thereof in writing to Borrower and each Lender, in each case, to the extent that each requests same.
(d)Certain Provisions Regarding Adjusted Rate Adjusted LIBOR Rate Loans and LIBOR Index Rate Loans.
(i)Borrowers may, on any Business Day, subject to delivery of a Notice of Conversion/Continuation (which notice may be transmitted by electronic mail subject to the limitations set forth in Section 16.1(d)) and the terms of Section 3.1(h), elect to (A) convert all or any portion of any Base Rate Loans or LIBOR Index Rate Loans to Adjusted LIBOR Rate Loans; (B) convert all or any portion of Base Rate Loans to LIBOR Index Rate Loans; (C) convert all or any portion of any LIBOR Index Rate Loans to Base Rate Loans; or (D) at the end of its Interest Period continue any Adjusted LIBOR Rate Loan as an Adjusted LIBOR Rate Loan or convert any Adjusted LIBOR Rate Loan to a Base Rate Loan or LIBOR Index Rate Loan; provided, however, that Administrative Agent may impose further reasonable limits on the amounts of any partial conversions or continuations from time to time, and, provided, further, that, during any Default or Event of Default, Administrative Agent may (and, at the direction of the Required Lenders, shall) declare that no Loan may be made as, converted into, or continued as, an Adjusted LIBOR Rate Loan or a LIBOR Index Rate Loan. Notwithstanding the foregoing, however, until Administrative Agent notifies Borrower Representative that primary syndication of the credit facility evidenced by this Agreement and the other Loan Documents is complete, no Loan may be made as, or converted into, an Adjusted LIBOR Rate Loan.
(ii)Whenever Borrowers desire to convert any Loan to an Adjusted LIBOR Rate Loan or continue any Loan as an Adjusted LIBOR Rate Loan, Borrower Representative shall give Administrative Agent a Notice of Conversion/Continuation (which notice may be transmitted by electronic mail subject to the limitations set forth in Section 16.1(d)) no later than 11:00 a.m. at least three (3) Business Days before the requested date of such conversion or continuation. Promptly after receiving any such notice, Administrative Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the date of such conversion or continuation (which date shall be a Business Day), and the duration of the Interest Period (which, if not specified, shall be deemed to be one (1) month). If, upon the expiration of any Interest Period of any Adjusted LIBOR Rate Loan, Borrowers shall have failed to deliver a Notice of Conversion/Continuation or a request with respect to such Adjusted LIBOR Rate Loan, Borrowers shall be deemed to have elected to convert such Adjusted LIBOR Rate Loan into a Base Rate Loan or, if LIBOR Index Rate Loans are then being made available, a LIBOR Index Rate Loan.
(iii)Administrative Agent does not warrant or accept responsibility for, and Administrative Agent shall have no liability with respect to, the administration, submission or any other matter related to the rates in the definitions of the Adjusted LIBOR Rate or the LIBOR Index Rate (or any component parts thereof) or with respect to any comparable or successor rate thereto.
(e)Interest Periods. In connection with the making, conversion, or continuation of any Adjusted LIBOR Rate Loan, Borrowers shall select an Interest Period therefor; provided, however:
(i)each Interest Period shall commence on the date the Loan is made or continued as, or converted into, an Adjusted LIBOR Rate Loan, and shall expire on the numerically corresponding day in the final calendar month;
(ii)if any Interest Period commences on a day for which there is no corresponding day in the final calendar month or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month and, if any Interest Period would expire on a day that is not a Business Day, the Interest Period shall expire on the next Business Day; and
(iii)no Interest Period shall extend beyond the Stated Revolving Commitment Termination Date.
(f)Number and Amount of Adjusted LIBOR Rate Loans; Determination of Rate. Each Borrowing of Adjusted LIBOR Rate Loans when made shall be in a minimum amount of One Million Dollars ($1,000,000) or any greater integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. No more than six (6) Borrowings of Adjusted LIBOR Rate Loans may be outstanding at any time, and all Adjusted LIBOR Rate Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.
(g)Additional Provisions Relating to LIBOR Index Rate Loans. So long as Administrative Agent is also the only Lender, all Loans (other than Swing Line Loans) shall, as applicable, be made or continued as, or converted into, LIBOR Index Rate Loans. Upon there being more than one Lender, all LIBOR Index Rate Loans (other than Swing Line Loans) shall convert, automatically and without notice to any Person, into Base Rate Loans.
(h)Closing Date Loans. All Loans made on the Closing Date (other than Swing Line Loans) shall be made as Base Rate Loans, unless otherwise approved by Administrative Agent.
2.Fees.
(a)Upfront Fees.
On the Closing Date, Borrowers shall pay to Administrative Agent, for the account of the Lenders, an upfront fee of Two Hundred Eighteen Thousand Seven Hundred and Fifty Dollars ($218,750), fee shall be fully earned and non-refundable as of the Closing Date.

(b)Revolving Commitment Fee.
On the first day of each calendar month following the Closing Date and continuing on a monthly basis thereafter until and including the Revolving Commitment Termination Date, Borrowers shall pay to Administrative Agent, in arrears and for the account of the Lenders, a commitment fee in an amount equal to one half of one percent (0.50%) per annum times the average amount by which the Revolving Commitments exceeded the Aggregate Revolving Obligations (other than Swing Line Loans) on each day during the immediately preceding calendar month; provided that (1) no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time that such Lender became a Defaulting Lender and unpaid at such time shall not be payable by Borrowers so long as such Lender shall be a Defaulting Lender. For purposes hereof, Swing Line Loans shall not be counted toward or considered as usage of the aggregate Revolving Commitments.
(c)Letter of Credit Fees.
On the first day of each calendar month following the date that any Letter of Credit is issued (or renewed or extended), and continuing on a monthly basis thereafter until its expiration date and thereafter ON DEMAND, so long as any Letter of Credit shall remain issued and outstanding or any LC Obligations exist thereunder, Borrowers shall pay, (i) to Administrative Agent, in arrears and for the account of the Lenders, in accordance with their respective Pro Rata Shares thereof, a Letter of Credit fee (the “Letter of Credit Fee”), in an amount equal to (A) a rate per annum equal to the Applicable Margin in effect for Revolving Loans made as Adjusted LIBOR Rate Loans plus, at all times when the Default Rate with respect to such Loans is in effect, two percent (2%) per annum, times (B) the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases or decreases periodically pursuant to the terms of such Letter of Credit), provided that no Letter of Credit Fee shall accrue in favor of a Defaulting Lender so long as (1) such Lender shall be a Defaulting Lender and (2) except as otherwise provided in Section 4.2(a)(iii), any Letter of Credit Fee accrued in favor of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by Borrowers so long as such Lender shall be a Defaulting Lender, and (ii) directly to each LC Issuer for its own account a fronting fee at the rate per annum specified in any LC Document (but if no such rate is so specified, then, at the rate of one hundred twenty-five thousandths of one percent (0.125%) per annum) on the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases or decreases periodically pursuant to the terms of such Letter of Credit), provided that LC Issuer may elect instead that such fronting fee be payable to it upon issuance of any such Letter of Credit. In addition, Borrowers shall pay directly to the LC Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Issuer relating to letters of credit as from time to time in effect. Except as otherwise may be provided in any LC Document such customary fees and standard costs and charges shall be due and payable ON DEMAND. All of the foregoing fees and charges shall be fully earned upon issuance of the Letter of Credit, or any amendment thereto, as applicable, and none of such fees or charges shall be refundable, in whole or in part, regardless of any cancellation, termination, or drawing upon the Letter of Credit.
(d)Calculation and Distribution of Interest, Fees, Charges, and Other Amounts.
Unless otherwise specifically provided herein or in any other Loan Document, interest, fees, charges and other amounts which are calculated on a per annum basis shall be calculated as follows: (i) for interest determined by reference to the Base Rate or LIBOR Index Rate, a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and (ii) for all other such computations of interest, fees, charges and other amounts, a year of three hundred sixty (360) days, in each case for the actual number of days elapsed in the period during which it accrues. Each determination by Administrative Agent of any interest, fees, charges or interest rate hereunder or under any other Loan Document shall be final, conclusive, and binding for all purposes, absent manifest error. All fees payable under this Section 3.2 are compensation for services and, to the extent of Applicable Law, are not, and shall not be deemed to be, interest or any other charge for the use, forbearance, or detention of money. A certificate as to amounts payable by Borrowers under Sections 15 and 16.4, timely submitted to Borrower Representative by Administrative Agent or the affected Lender, as applicable, shall be final, conclusive, and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the applicable Person within ten (10) days following receipt of such certificate. All fees shall be fully earned when due and shall not be subject to rebate, refund, or proration, in whole or in part. All fees paid to Administrative Agent for the account of the Lenders, LC Issuer, or any other Person shall be paid by Administrative Agent to such Persons promptly upon its receipt thereof and, with respect to fees payable for the account of the Lenders, in accordance with each such Lender’s Pro Rata Share thereof.
3.Maximum Interest.
Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrowers shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and each of the Credit Parties to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to each of the applicable Credit Parties. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

SECTION 7.
SECTION 8.LOAN ADMINISTRATION
1.Manner of Borrowing and Funding Revolving Loans.
(a)Notice of Borrowing.
Borrowers may request new Revolving Loans (including Swing Line Loans), by delivering to Administrative Agent at its Lending Office a Notice of Borrowing (which notice may be transmitted by electronic mail subject to the limitations set forth in Section 16.1(d)). If the requested Revolving Loan is to be a Base Rate Loan or a LIBOR Index Rate Loan, then, such Notice of Borrowing must be received by Administrative Agent at or before 11:00 a.m. on the Business Day on which Borrowers desire such Revolving Loan to be made. If the requested Revolving Loan is to be an Adjusted LIBOR Rate Loan, then such Notice of Borrowing must be received by Administrative Agent at or before 11:00 a.m. on the third Business Day preceding the date on which Borrowers desire such Revolving Loan to be made. Any Notice of Borrowing received by Administrative Agent after 11:00 a.m. on a Business Day shall be deemed to have been received on the immediately following Business Day. Each Notice of Borrowing for a Revolving Loan shall specify (i) the amount of the Borrowing; (ii) the requested funding date (which must be a Business Day); (iii) whether the Borrowing is requested to be made as a Swing Line Loan, (iv) whether the Borrowing is requested to be made as a Base Rate Loan, LIBOR Index Rate Loan or Adjusted LIBOR Rate Loan; and (v) in the case of an Adjusted LIBOR Rate Loan, the duration of the applicable Interest Period. If Borrowers do not specify an Interest Period with respect to any Notice of Borrowing for an Adjusted LIBOR Rate Loan, then, the Interest Period for such Loan shall be deemed to be one (1) month. Each Notice of Borrowing for a Revolving Loan received by Administrative Agent shall be irrevocable.
(b)Deemed Requests for Funding.
(i)The becoming due of any Obligations shall be deemed to be a request for Base Rate Revolving Loans or a LIBOR Index Rate Revolving Loan on the due date therefor in the amount of such Obligations, and, upon the making of such Revolving Loan, Administrative Agent shall apply the proceeds thereof in direct payment of such

Obligations. In addition, Administrative Agent may, at its option, debit any of Borrowers’ or Subsidiaries’ Deposit Accounts maintained at Administrative Agent (or any of its Affiliates) by the amount of any Obligations which are then due and apply the proceeds thereof to the payment of such Obligations.
(ii)If Borrowers have established a controlled disbursement Deposit Account with Administrative Agent (or any of its Affiliates), whether pursuant to an Auto Borrow Agreement or otherwise, then, the presentation for payment of any check or other item of payment drawn on such Deposit Account at a time when there are insufficient funds on deposit therein to pay the same shall be deemed to be a request for a Base Rate Revolving Loan or a LIBOR Index Rate Revolving Loan on the date of such presentation in the amount of the checks and such other Payment Items presented for payment. The proceeds of such Revolving Loans may be disbursed directly to the controlled disbursement Deposit Account or other appropriate Deposit Account.
(c)Fundings by Lenders.
Except for Borrowings which Swing Line Lender elects to make as Swing Line Loans, Administrative Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the requested funding date for Base Rate Loans and LIBOR Index Rate Loans or by 3:00 p.m. at least two (2) Business Days before any requested funding of Adjusted LIBOR Rate Loans. Each Lender shall fund to Administrative Agent such Lender’s Pro Rata Share of each requested Borrowing at the Principal Office of Administrative Agent to the account specified by Administrative Agent in immediately available funds no later than 2:00 p.m. on the requested funding date, unless Administrative Agent’s notice is received after the times provided above, in which case each Lender shall fund its Pro Rata Share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Administrative Agent shall disburse the proceeds of the Revolving Loans in the lawful manner directed by Borrower Representative. Unless Administrative Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata Share of a Borrowing, Administrative Agent may assume that such Lender has deposited or will deposit in accordance herewith its Pro Rata Share with Administrative Agent, and Administrative Agent may disburse a corresponding amount to Borrowers. If all or a portion of a Lender’s Pro Rata Share of any Borrowing is not in fact received by Administrative Agent, then Borrowers agree to repay to Administrative Agent ON DEMAND the amount of any deficiency, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.
2.Defaulting Lender.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 16.2(a).
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 4.2(a)(iii)) received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, as a scheduled payment or by prepayment, at maturity, pursuant to Section 12.2 or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 16.6), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to LC Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 4.6; fourth, as Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower Representative to be held in a non-interest bearing Deposit Account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.6; sixth, to the payment of any amounts owing to the Lenders, LC Issuer or Swing Line

Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, LC Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers, or any of them, as a result of any judgment of a court of competent jurisdiction obtained by such Borrower or Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Obligations were made at a time when the conditions set forth in Section 7.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders Pro Rata in accordance with their Revolving Commitments without giving effect to Section 4.2 (a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.2 (a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    Such Defaulting Lender shall not be entitled to receive any commitment fee, any fees with respect to Letters of Credit (except as provided in clause (B) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive fees with respect to Letters of Credit for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.6.
(C)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to LC Issuer or Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 7.2 are satisfied at the time of such reallocation (and, unless Borrowers shall have otherwise notified Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause such Lender’s Revolving Credit Exposure at such time to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s

Fronting Exposure and (y) second, Cash Collateralize LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.4.
(b)    Defaulting Lender Cure. If Borrower Representative, Administrative Agent, Swing Line Lender and LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held Pro Rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 4.2 (a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan, and (ii) LC Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
3.Borrower Representative.
Each Credit Party hereby designates Parent (“Borrower Representative”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates and Interest Periods, delivery or receipt of communications (including any Notice of Borrowing, Notice of Conversion/Continuation, any electronic mail notice or request for a Borrowing or the conversion, or continuation of any Loan, or any request for the issuance of any Letter of Credit), preparation and delivery of Borrowing Base Certificates and all attachments thereto, financial reports and Compliance Certificates, receipt and payment of Obligations, requests for waivers, amendments, or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent, LC Issuer, or any Lender. Borrower Representative hereby accepts such appointment. Administrative Agent, LC Issuer, and the Lenders may give any notice to, or communication with, a Credit Party hereunder or under any other Loan Document to or with Borrower Representative on behalf of such Credit Party. Each Credit Party agrees that any notice, election, communication, representation, agreement, or undertaking made on its behalf by Borrower Representative shall be binding upon and enforceable against it. Administrative Agent, LC Issuer, and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, the terms of this Section 4.3, provided that nothing contained herein shall limit the effectiveness of, or the right of Administrative Agent, LC Issuer or any Lender to rely upon, any notice (including without limitation a borrowing or conversion notice), instrument, document, certificate, acknowledgment, consent, direction, certification or any other action delivered by any Credit Party pursuant to this Agreement or any other Loan Document.
4.One Obligation.
The Loans, LC Obligations, and other Obligations shall constitute one general, joint and several obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Administrative Agent’s Lien upon all Collateral; provided, however, that Administrative Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.
5.Effect of Termination.
On the Revolving Commitment Termination Date, all Obligations shall be immediately due and payable, in full, and each Lender may terminate its and its Affiliates’ Bank Products (including, but only with the consent of Administrative Agent, any Treasury Services). All undertakings of all Obligors contained in the Loan Documents shall survive any termination, and Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents, until Payment in Full of all Obligations. Notwithstanding Payment

in Full of all Obligations, Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives (a) a written agreement in form and substance satisfactory to Administrative Agent, executed by Obligors and any Person whose advances are used in whole or in part to satisfy the Obligations (which Person must be acceptable to Administrative Agent), indemnifying Administrative Agent and Lenders from any such damages, or (b) such Cash Collateral as Administrative Agent, in its reasonable discretion, deems necessary to protect against any such damages. The last paragraph of the definition of “Applicable Margin,” Sections 2.4, 13, 15.1, 15.2, 15.3, 16.3, 16.4, and 16.23, this section, the obligation of each Credit Party and each Lender with respect to each indemnity given by it in any Loan Document, and each other term, provision, or section of this Agreement or any other Loan Document which states as much, shall survive Payment in Full of the Obligations and any release or termination relating to this Agreement, the other Loan Documents, or the credit facility established hereunder or thereunder.
6.Cash Collateral.
At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or LC Issuer (with a copy to Administrative Agent) Borrowers shall Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure (after giving effect to Section 4.2(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of LC Issuer, and agrees to maintain, a perfected first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Obligations, to be applied in the manner set forth below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, Borrowers will, ON DEMAND by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.6 or Section 4.2 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein. Cash Collateral (or the appropriate portion thereof) provided to reduce any LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 4.6 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Administrative Agent and LC Issuer that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 4.6 may be otherwise applied in accordance with Section 5.5) but shall be released upon the waiver of such Default or Event of Default in accordance with the terms of this Agreement, and (y) the Person providing Cash Collateral and LC Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other Obligations.

SECTION 9.
SECTION 10.PAYMENTS
1.General Payment Provisions.
All payments of Obligations shall be made in Dollars, without right of offset, recoupment, counterclaim, discount, charge back or other defense of any kind, and in immediately available funds, not later than 12:00 noon on the due date to the Principal Office of Administrative Agent, the LC Issuer, the Lenders or other obligee. Any payment after such time shall be deemed made on the next Business Day. Any payment of an Adjusted LIBOR Rate Loan before the end of its Interest Period shall be accompanied by all amounts due under Section 15.1(c). Any prepayment of Loans (whether mandatory or voluntary) shall be applied first to Base Rate Loans and LIBOR Index Rate Loans, and, then, to Adjusted LIBOR Rate Loans. Subject to the provisos set forth in Section 3.1(f) in respect of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business

Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of any applicable fee hereunder, but such payment shall be deemed to have been made on the date therefor for all other purposes hereunder.
2.Repayment of Revolving Loans.
(a)Payment on Revolving Commitment Termination Date. Unless otherwise sooner becoming due and payable in accordance with the terms of this Agreement or any other Loan Document, Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date.
(b)Voluntary Prepayments. Revolving Loans may be voluntarily prepaid from time to time, without penalty or premium (subject to Section 15.1(c)), as follows: (i) with respect to Base Rate Loans and LIBOR Index Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount; (ii) with respect to Adjusted LIBOR Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 15.1(c)) in an aggregate minimum amount of Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount; and (iii) with respect to Swing Line Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part in any amount. All such prepayments shall be made: (i) upon written notice on the date of prepayment in the case of Base Rate Loans, LIBOR Index Rate Loans or Swing Line Loans; and (ii) upon not less than three (3) Business Days’ prior written notice in the case of Adjusted LIBOR Rate Loans, in each case given to Administrative Agent, or the Swing Line Lender, as the case may be, by 11:00 a.m. on the date required (and Administrative Agent will promptly transmit such written notice to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.
(c)Mandatory Prepayments. Subject to the terms of the Intercreditor Agreement, contemporaneously with (but in any event within three (3) Business Day following): (i) receipt by any Credit Party or Subsidiary of any Net Proceeds (Asset Dispositions) in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate in any Fiscal Year, Credit Parties shall prepay the Revolving Loans (or, if the Revolving Loans are, or thereby have been reduced to Zero Dollars ($0.00), Cash Collateralize the LC Obligations and prepay any other Obligations) in an amount equal to one hundred percent (100%) of such Net Proceeds (Asset Dispositions); (ii) receipt by any Credit Party or Subsidiary or Administrative Agent of any Net Proceeds (Loss), Credit Parties shall prepay the Revolving Loans (or, if the Revolving Loans are or thereby have been reduced to $0.00, to Cash Collateralize the LC Obligations and prepay any other Obligations) in an amount equal to one hundred percent (100%) of such Net Proceeds (Loss); (iii) receipt by any Credit Party or Subsidiary of any Net Proceeds (Equity Issuance) that are not applied towards (x) the payment of any Obligations (as defined in the Term Loan Agreement) or (y) a portion of the consideration payable in connection with a Permitted Acquisition, prepay the Revolving Loans (or, if the Revolving Loans are or thereby have been reduced to Zero Dollars ($0.00), to Cash Collateralize the LC Obligations and prepay any other Obligations), in an amount equal to one hundred percent (100%) of the Net Proceeds (Equity Issuance); (iv) receipt by any Credit Party or Subsidiary of any Extraordinary Receipts, prepay the Revolving Loans (or, if the Revolving Loans are, or thereby have been reduced to Zero Dollars ($0.00), to Cash Collateralize the LC Obligations and prepay any other Obligations in an amount equal to one hundred percent (100%) of such Extraordinary Receipts; and (v) the receipt by any Credit Party or Subsidiary of any key person life insurance proceeds, prepay the Revolving Loans (or, if the Revolving Loans are or thereby have been reduced to Zero Dollars ($0.00), to Cash Collateralize the LC Obligations and prepay any other Obligations) in an amount equal to one hundred percent (100%) of such proceeds; provided however that the Credit Parties shall not be required to Cash Collateralize any LC Obligations pursuant to this Section 5.2(c) unless an Event of Default has occurred and is continuing.
(d)Collection Account. The collected balance in the main Collection Account as of the end of each Business Day shall, at the beginning of the next Business Day, be applied, first, to the principal balance of the Revolving Loans (unless such funds are otherwise required to be applied to some other portion of the Obligations in accordance with this Agreement) and then, to other Obligations, as determined by Administrative Agent. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists. Except to the extent otherwise expressly provided herein, each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Administrative Agent shall have the continuing, exclusive right to apply, reverse and reapply the same against the Obligations, in such order or manner as Administrative Agent deems advisable. Any of the foregoing to the contrary notwithstanding, Administrative Agent may charge back to any Collection Account (or any other account of a Borrower maintained with Administrative Agent) a Payment Item which is returned for inability to collect, plus accrued interest during the period of Administrative Agent’s provisional credit for such item before receiving notice of dishonor. Administrative Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Collection Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
3.[Reserved].
4.Payment of Other Obligations.
Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, ON DEMAND.
5.Post-Default Allocation of Payments.
(a)Allocation.
Notwithstanding anything herein to the contrary, but subject in all respects to the Intercreditor Agreement, during an Event of Default, if so directed by the Required Lenders or at Administrative Agent’s discretion, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff, or otherwise, shall be allocated as follows:
(i)first, to all fees, including fees payable pursuant to this Agreement, and all costs and expenses, including Extraordinary Expenses, owing to Administrative Agent in its capacity as Administrative Agent;
(ii)second, to all costs and expenses reimbursable by Borrowers owing to LC Issuer and the Lenders;
(iii)third, to all amounts owing to Swing Line Lender on Swing Line Loans (including principal and interest);
(iv)fourth, to all amounts owing to LC Issuer with respect to that portion of the LC Obligations which constitutes unreimbursed draws under Letters of Credit;
(v)fifth, to all Obligations constituting fees to the extent not already paid above (other than any then constituting Bank Product Obligations);
(vi)sixth, to all Obligations constituting interest to the extent not already paid above (other than any then constituting Bank Product Obligations);
(vii)seventh, to (A) all Loans, (B) LC Obligations (including the Cash Collateralization of that portion of the LC Obligations constituting undrawn amounts under outstanding Letters of Credit), and (C) Bank Product Obligations, if and to the extent required by Section 13.13, the applicable Bank Product Provider thereof has delivered a Secured Party Designation Notice to Administrative Agent, up to the amount of Reserves then being imposed by Administrative Agent in regard thereto;
(viii)eighth, to all other Bank Product Obligations described in sub-clause (C) of clause (vii) above, to the extent not already paid;
(ix)ninth, to all other Obligations, including Bank Product Obligations, if and to the extent not already paid, other than any then owing to the Defaulting Lenders;
(x)tenth, to all Obligations then owing to the Defaulting Lenders; and
(xi)lastly, the balance, if any, after Payment in Full of all Obligations, to Borrowers or as otherwise required under Applicable Laws.
(b)Manner of Application. Amounts shall be applied to each of the foregoing categories of Obligations in the order presented above before being applied to the following category. Where applicable, all amounts to be applied to a given category will be applied on a pro rata basis among those entitled to payment in such category.
(c)Bank Product Obligations. In determining the amount to be applied to Bank Product Obligations within clauses seventh, eighth and ninth above, the pro rata share of each Bank Product Provider (other than Regions Bank and its Affiliates) shall be based on the lesser of (x) the estimated maximum amount thereof to be created or incurred as so designated in the then most recent Secured Party Designation Notice from such Bank Product Provider to Administrative Agent and (y) the actual amount of such Bank Product Obligations then owing to such Bank Product Provider, which each Bank Product Provider (other than Regions Bank and its Affiliates) shall be obliged to designate to Administrative Agent at the time of, and as a condition to, its receipt of such amounts. Administrative Agent shall have no duty to investigate whether such Bank Product Obligations are actually owing to such Bank Product Provider in such designated amount, and, instead, shall be entitled to rely in all respects on such Bank Product Provider’s designation thereof.
(d)Secured Parties as Beneficiaries. The allocations set forth in this Section are solely to determine the rights and priorities of the Secured Parties among themselves and may be changed by agreement among them without the consent of any Credit Party. No Credit Party is entitled to any benefit under this Section or has any standing to enforce this Section. Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or such Credit Party’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 5.5(a).
(e)Erroneous Application.
(f) Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount ought to have been made shall be to recover the amount from the Person which actually received it (and, if such amount was received by any Secured Party, then such Secured Party, by accepting the benefits of this Agreement, agrees to return it).
6.Sharing of Payments.
If any Lender shall, by exercising any claim, counterclaim, right of setoff, charge back, discount, defense, qualification, or exception or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable (as determined by Administrative Agent), so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;
(ii)the provisions of this paragraph shall not be construed to apply to (A) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Commitments, Loans, or participations in Swing Line Loans or LC Obligations to any Transferee; and
(iii)no Lender or Participant may exercise any right of setoff except as provided in Section 16.6.
7.Nature and Extent of each Borrower’s Liability.
(a)Joint and Several Liability.
Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally Guarantees to Administrative Agent, LC Issuer, each Lender and each other Secured Party the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each of the other Borrowers to accept joint and several liability for the payment and performance of the Obligations, not merely as a surety but also as a co-debtor, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Each Borrower agrees that its Guarantee obligations hereunder with respect to the Obligations of each other Borrower constitute a continuing Guarantee of payment and not of collection, that such obligations shall not be discharged until Payment in Full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination, or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument, or agreement to which any Credit Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent, or indulgence of any kind by Administrative Agent, LC

Issuer, or any Lender with respect thereto; (iii) the existence, value, or condition of, or failure to perfect a Lien, or to preserve rights against, any security or Guarantee for the Obligations or any action, or the absence of any action, by Administrative Agent, LC Issuer, or any Lender in respect thereof (including the release of any security or Guarantee); (iv) the insolvency of any Credit Party or Subsidiary; (v) any election by Administrative Agent, LC Issuer, any Lender or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Credit Party, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Administrative Agent, LC Issuer, any Lender or any other Secured Party against any Credit Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; (viii) any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding in respect of any Credit Party; or (ix) any other action, event or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Payment in Full of all Obligations.
(b)Waivers.
(i)Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Administrative Agent or any other Secured Party to marshal assets or to proceed against any Credit Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor, or accommodation co-obligor other than Payment in Full of all Obligations. It is agreed among each Borrower, Administrative Agent, LC Issuer and the Lenders that the provisions of this Section 5.7 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Administrative Agent, LC Issuer and the Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its Guarantee pursuant to this Section is necessary to the conduct and promotion of its business and can be expected to benefit such business.
(ii)During the continuation of an Event of Default, Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.7. If, in taking any action in connection with the exercise of any rights or remedies, Administrative Agent, LC Issuer or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Credit Party or other Person, whether because of any Applicable Law pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Credit Party might otherwise have had. Any election of remedies that results in denial or impairment of the right of Administrative Agent, LC Issuer or any Lender to seek a deficiency judgment against any Credit Party shall not impair any Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations Guaranteed under this Section 5.7, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Administrative Agent, LC Issuer or any Lender might otherwise be entitled but for such bidding at any such sale.
(c)Extent of Liability; Contribution.

(i)Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.7 shall be limited to the greater of (A) all amounts for which such Borrower is primarily liable, as described below and (B) such Borrower’s Allocable Amount.
(ii)If any Borrower makes a payment under this Section 5.7 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately before such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.7 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any other applicable Debtor Relief Law.
(iii)Nothing contained in this Section 5.7 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then remade or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses, and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Administrative Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of Excess Availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.
(d)Joint Enterprise
. Each Borrower has requested that Administrative Agent, LC Issuer and the Lenders make this credit facility available to Borrowers on a combined basis, to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facilities will enhance the borrowing power of each Borrower and ease the administration of their relationship with credit providers (including Administrative Agent, LC Issuer and the Lenders), all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Administrative Agent, LC Issuer and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.
(e)Subordination.
Each Borrower hereby subordinates any claims, including any rights at law or in equity, to payment, subrogation, reimbursement, exoneration, contribution, indemnification, or set off, that it may have at any time against any other Credit Party, howsoever arising, to Payment in Full of all Obligations.
(f)Keepwell. Borrowers hereby agree to cause each Qualified ECP Guarantor to jointly and severally absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under its Guarantee and the Security Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under its undertaking pursuant to this Section 5.7 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under its Guarantee, voidable under the Bankruptcy Code and other applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 5.7 shall remain in full force and effect until Payment in Full of the Obligations. Each Borrower, for itself and on behalf of each Qualified ECP Guarantor, intends that this Section 5.7 (and any corresponding provision of any applicable Guarantee) constitute, and this Section 5.7 (and any corresponding provision of any applicable Guarantee) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of section 1a (18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 11.
SECTION 12.[RESERVED]
SECTION 13.
SECTION 14.CONDITIONS PRECEDENT
1.Conditions Precedent to Initial Loans.
In addition to any other conditions precedent set forth in this Agreement or any other Loan Document, none of Administrative Agent, LC Issuer, nor any Lender shall be required to fund any requested Loan, issue any Letter of Credit, or otherwise make any extension of credit or financial accommodation to or for the benefit or account of any Borrower hereunder until the date that each of the following conditions precedent has been satisfied (as determined by Administrative Agent) or waived in accordance with the terms of this Agreement:
(a)Loan Documents.
Notes shall have been executed by Borrowers and delivered to each Lender that, no later than two (2) Business Days prior to the Closing Date, has requested the issuance of a Note. This Agreement and each other Loan Document shall have been duly executed and delivered to Administrative Agent by each of the signatories thereto, and each Credit Party shall be in compliance with all terms hereof and thereof.
(b)Evidence of Filings; Lien Searches.
Administrative Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral and UCC, Lien, and Intellectual Property searches and all other searches and other evidence satisfactory to Administrative Agent that such Liens are the only Liens upon the Collateral (other than Permitted Liens).
(c)Collection Accounts.
Administrative Agent shall have received duly executed Article 9 Control Agreements and related agreements establishing each Collection Account and, as applicable, each related lockbox, in form and substance and with financial institutions, reasonably satisfactory to Administrative Agent.
(d)Closing Certificate.
Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to it, from a knowledgeable Responsible Officer of each Credit Party certifying that, after giving effect to the initial Loans, any initial Letters of Credit and the other transactions contemplated herein on the Closing Date, among other things, (A) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by Borrowers and the other Credit Parties, if any, in connection with this Agreement and the other Loan Documents and the transactions contemplated herein and therein have been obtained and are in full force and effect, (B) no investigation or inquiry by any Governmental Authority regarding this Agreement and the other Loan Documents and the transactions contemplated herein and therein that could reasonably be expected to have a Material Adverse Effect is ongoing, (C) since the date of the most-recent annual audited financial statements for the Reporting Companies, as reflected in the Historical Financial Statements, there has been no event or circumstance which could be reasonably expected to have a Material Adverse Effect, (D) the most-recent annual audited financial statements of the Reporting Companies, as reflected in the Historical Financial Statements, were prepared in accordance with GAAP, except as noted therein, and fairly present in all material respects the financial condition and results from operations of the Reporting Companies, (E) each Credit Party, individually, and Credit Parties, taken as a whole, are Solvent after giving effect to the transactions contemplated hereby and the incurrence of all Debt (including Obligations) in connection therewith in each case as of the Closing Date, (F) certifying as to the matters set forth in Section 7.1(s) (including attaching the definitive agreements with respect thereto) and (G) the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied as of the Closing Date.
(e)Officer’s Certificates.
Administrative Agent shall have received a certificate of the corporate (company) secretary or another knowledgeable and duly authorized officer of each Credit Party, certifying (i) that attached copies of such Credit Party’s Organizational Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted by the appropriate Governing Body, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to the credit facility contemplated in this Agreement and the other Loan Documents; and (iii) to the title, name, and signature of each Person authorized to sign the Loan Documents on behalf of such Credit Party. Administrative Agent may conclusively rely on each such certificate until it is otherwise notified by the applicable Credit Party in writing.
(f)Organizational Documents; Good Standing Certificates.
Administrative Agent shall have received copies of the Organizational Documents of each Credit Party, certified currently (if requested by Administrative Agent) by the Secretary of State or other appropriate official of such Credit Party’s jurisdiction of organization. Administrative Agent shall have received good standing certificates for each Credit Party issued by the Secretary of State or other appropriate official of such Credit Party’s jurisdiction of organization and, if requested by Administrative Agent, each jurisdiction where such Credit Party’s business activities or ownership of Property necessitates qualification in the event that the failure to maintain such qualification would have a Material Adverse Effect. If requested by Administrative Agent and to the extent available, Administrative Agent shall have received a certificate indicating payment of all corporate or other franchise taxes certified by the appropriate taxing Governmental Authority.
(g)Opinions of Counsel.
Administrative Agent shall have received a written opinion (which shall cover, among other things, in each case to the extent customary, authority, legality, validity, execution and delivery, binding effect, enforceability, no conflict, violation, or breach of Organizational Documents or Applicable Law and creation and perfection of Liens) of counsel to the Credit Parties in form and substance reasonably satisfactory to Administrative Agent.
(h)Insurance.
Administrative Agent shall have received copies of (i) policies and certificates of insurance for the insurance policies carried by Credit Parties, all of which shall be in compliance with Section 9.3 and any other provisions of the Loan Documents relevant thereto, and (ii) subject to Section 9.20, lender’s loss payable and additional insured endorsements showing Administrative Agent as agent for the Secured Parties, each of which shall be in form and substance reasonably satisfactory to Administrative Agent.
(i)Due Diligence.
Administrative Agent shall have completed its business, financial and legal due diligence of Credit Parties, including an update of any previous field examinations, the Historical Financial Statements, Projections for the succeeding twelve (12) months’ period following the Closing Date, month-by-month, and for the two (2) years thereafter, year by year, and all credit investigations and background checks, and the results, form, and substance of each of the foregoing items shall be satisfactory to Administrative Agent.
(j)Material Adverse Effect.
No event or circumstance that, taken alone or in conjunction with other events or circumstances has had, or could reasonably be expected to have, a Material Adverse Effect shall have occurred since the date of the audited financial statements of the Reporting Companies described in the Historical Financial Statements.
(k)Debt and Capital Structure.
Administrative Agent shall be satisfied with the Credit Parties’ debt and capital structure.
(l)Payment of Fees.
Borrowers shall have paid all fees and expenses to be paid to Administrative Agent and Lenders on the Closing Date or Administrative Agent shall be satisfied with all arrangements made to pay such fees and expenses on the Closing Date with the proceeds of Loans to be made on the Closing Date.
(m)Borrowing Base Certificate.
Administrative Agent shall have received a Borrowing Base Certificate (and all supporting reports as Administrative Agent may reasonably require) prepared as of or about the Closing Date. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit and the payment by Borrowers of all fees and expenses incurred in connection herewith, Excess Availability shall equal or exceed the sum of (i) Ten Million Dollars ($10,000,000), plus (ii) the aggregate face amount of all of Borrowers’ and the Subsidiaries’ accounts payable which are more than thirty (30) days past invoice due date unless such amounts are being Properly Contested.
(n)Governmental and Third Party Consents.
Administrative Agent shall have received certified or executed (as applicable) copies all necessary governmental, shareholder, and third party consents and approvals and, subject to Section 9.20, Third Party Agreements which it has requested in connection with the transactions contemplated hereby and, to the extent applicable, all waiting periods relating thereto shall have expired and no investigation or inquiry by any Governmental Authority regarding this Agreement or any other Loan Document or any transaction contemplated herein as of the Closing Date shall be ongoing, that could reasonably be expected to result in a Material Adverse Effect.
(o)Payoff Letter.
Administrative Agent shall have received a payoff letter, in form and substance reasonably satisfactory to Administrative Agent, regarding any Debt which will be paid in full on the Closing Date with proceeds of Loans.
(p)No Litigation.
There shall be no Adverse Proceeding in which any Credit Party or any Subsidiary is a party defendant which could reasonably be expected to have a Material Adverse Effect.
(q)Notice of Borrowing; Payment Authorization.
Administrative Agent shall have received a Notice of Borrowing for Loans requested to be made on the Closing Date, together with complete payment authorizations (including the amount thereof) with respect to the disposition of the proceeds of such Loans on the Closing Date.
(r)PATRIOT Act.
The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, including, without limitation, a Beneficial Ownership Certificate in relation to each Credit Party and any other Obligor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
(s)Closing Date Transactions.
In each case substantially contemporaneous with the execution of this Agreement or immediately thereafter (i) the Closing Date Acquisition shall have been consummated in accordance with the terms of the Closing Date Acquisition Agreement in all material respects and (ii) the funding of incremental term loans under the Term Loan Agreement shall have occurred.
2.Conditions Precedent to All Extensions of Credit.
Administrative Agent, LC Issuer and the Lenders shall not be required to fund any Loans, issue any Letter of Credit or grant any other financial accommodation to or for the benefit of Borrowers, unless each of the following conditions precedent are satisfied or waived in accordance with the terms hereof:
(a)No Default.
No Default or Event of Default shall exist at the time of, or immediately result from, such funding, issuance, or grant;
(b)Accuracy of Representations and Warranties.
The representations and warranties of each Credit Party in this Agreement and the other Loan Documents shall be true and correct in all material respects on the date of, and after giving effect to, such funding, issuance, or grant (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to such qualification) in all respects on such effective date), except for those representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such earlier date;
(c)Conditions Precedent.
All applicable conditions precedent in any other Loan Document shall be satisfied or waived in accordance with the terms of this Agreement and each other Loan Document, as applicable;
(d)No Material Adverse Effect.
No event shall have occurred or circumstance shall have existed since the Closing Date which has had or could be expected to have a Material Adverse Effect;

(e)LC Conditions.
With respect to issuance of any Letter of Credit, each of the LC Conditions shall be satisfied or waived in accordance with the terms of this Agreement;
(f)Additional Information, Etc.
Administrative Agent shall have received such other information, documents, instruments, and agreements from or with the Credit Parties as may be necessary or advisable in connection with such funding, issuance, or grant; and
(g)Defaulting Lender.
With respect to the issuance of any Letter of Credit, there is no Defaulting Lender at the time such Letter of Credit is to be issued, unless arrangements satisfactory to LC Issuer shall been made with respect to the undivided interest and participation of such Defaulting Lender in and to such Letter of Credit and all other Letters of Credit then outstanding, which arrangements may include Borrowers’ posting of Cash Collateral in an amount equal to such Defaulting Lender’s interest and participation therein on terms satisfactory to Administrative Agent and LC Issuer.
Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit, or grant of an accommodation shall constitute a representation by Credit Parties that the foregoing conditions are satisfied (unless waived in writing) on the date of such request and on the date of such funding, issuance, or grant.

SECTION 15.
SECTION 16.REPRESENTATIONS AND WARRANTIES
To induce Administrative Agent, LC Issuer and the Lenders to, as applicable, enter into this Agreement, provide their respective Revolving Commitments, make Loans, issue Letters of Credit, and make any other extension of credit or financial accommodation provided for herein or in the other Loan Documents, each Credit Party makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the other Loan Documents and each of which shall be deemed made as of the Closing Date and as of the date of each request for the making of a Loan, the issuance of a Letter of Credit, or the making of any other extension of credit hereunder or under the other Loan Documents:
1.Organization and Qualification.
Each Credit Party and each of its Subsidiaries (i) is a corporation, limited liability company, or limited partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, organization, or formation, (ii) has all requisite power and authority to own and operate its Properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and (iii) is duly qualified, authorized to do business, and is in good standing in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
2.Power and Authority.
Each Credit Party and each Subsidiary is duly authorized to execute, deliver, and perform its Obligations under each of the Loan Documents to which it is a party. Each Credit Party’s and Subsidiary’s execution, delivery, and performance of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate, company or partnership action. The execution, delivery and performance by the Credit Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) (i) except as could not reasonably be expected to have a Material Adverse Effect, violate in any respect any provision of any Applicable Laws relating to any Credit Party or any order, judgment or decree of any Governmental Authority binding on any Credit Party or (ii) violate in any material respect any of the Organizational Documents of any Credit Party; (b) except as could not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Material Contract of any Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the Properties or assets of any Credit Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent for the benefit of the holders of the Obligations and Permitted Liens) whether now owned or hereafter acquired; or (d) (i) require any approval of stockholders, members or partners of any Credit Party or (ii) except as the failure to obtain such approval or consent could not reasonably be expected to have a Material Adverse Effect, any approval or consent of any Person under any Material Contract of any Credit Party. The execution, delivery and performance by the Credit Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Closing Date and other filings, recordings or consents which have been obtained or made, as applicable.
3.Enforceability.
Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid, and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as enforceability may be limited by any Debtor Relief Law or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
4.Capital Structure.
Schedule 8.4 sets forth, as of the Closing Date (or such later date as Schedule 8.4 is required to be updated pursuant to Section 9.6(j)), for each Credit Party and each of its Subsidiaries, (a) such Person’s true and correct legal name; (b) such Person’s jurisdiction of incorporation, organization, or formation, as applicable; (c) such Person’s authorized, issued, and outstanding Equity Interests; (d) the number, type, or class, and direct holders of such Person’s issued and outstanding Equity Interests, together with the number and percentage of Equity Interests held by each such holder; and (e) all agreements binding on any such holders with respect to their interests or rights in and to such Equity Interests. Since April 13, 2017 until the Closing Date (or such later date as Schedule 8.4 is required to be updated pursuant to Section 9.6(j)), no Credit Party nor any Subsidiary of a Credit Party has consummated any Acquisition or otherwise acquired any substantial part of the assets of any Person or been the surviving entity in a merger or combination, except as set forth on Schedule 8.4. Each Credit Party and each Subsidiary has good title to its Equity Interests in its Subsidiaries, free and clear of all Liens other than Administrative Agent’s Lien and Permitted Liens, and all such Equity Interests are duly issued, fully paid, and non-assessable. Except as set forth on Schedule 8.4, as of the Closing Date (or such later date as Schedule 8.4 is required to be updated pursuant to Section 9.6(j)), there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights, or powers of attorney relating to Equity Interests of any Credit Party or Subsidiary. None of the Equity Interests issued by any Credit Party or Subsidiary has been issued in violation of the Exchange Act or the securities, “Blue Sky,” or any other Applicable Law of any applicable jurisdiction. Except as set forth on Schedule 8.4, no Credit Party nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to make any Restricted Payment with respect to any Equity Interests issued by such Person or to register any such Equity Interests, and none of such Equity Interests is subject to any Restrictive Agreement other than as set forth in Schedule 8.18 or otherwise permitted hereunder.
5.Title to Properties; Priority of Liens.
Each Credit Party and each of its Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its material Property, free and clear of all Liens other than Permitted Liens. Each Credit Party and each of its Subsidiaries has paid and discharged all claims which, if unpaid, could become a Lien (other than a Permitted Lien) on its Properties. Administrative Agent’s Liens in the Collateral are duly perfected and constitute first-priority Liens, subject only to Permitted Liens.
6.Licenses and Permits.
Each Credit Party and each of its Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way, and other rights and approvals which are necessary for the operation of its business (a) as presently conducted and (b) as proposed to be conducted (other than those which in the Ordinary Course of Business would be obtained after the date of this Agreement) and, in each case whose absence or failure to obtain could reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any of its Subsidiaries is in violation of the terms of any such franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way, or right or approval in any such case which could reasonably be expected to have a Material Adverse Effect.
7.[Reserved].
8.Real Estate.
All Real Estate leased (or subleased) by a Credit Party or any of its Subsidiaries as of the Closing Date, and the name of the lessor (and, as applicable, sublessor) of such Real Estate, is set forth in Schedule 8.8. The leases (and subleases) of each Credit Party and each of its Subsidiaries are valid, enforceable, and in full force and effect, except (x) as enforceability may be limited by any Debtor Relief Law or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) or (y) where the failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Credit Parties, there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a material default on the part of any party under such leases (or subleases) that would reasonably be anticipated to have a Material Adverse Effect. All Real Estate owned in fee by each Credit Party or a Subsidiary of a Credit Party as of the Closing Date is set forth in Schedule 8.8. As of the Closing Date, no Credit Party nor any of its Subsidiaries owns, leases, or uses any Real Estate other than as set forth on Schedule 8.8. Each Credit Party and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and none of its respective owned Real Estate is subject to any Liens, except Permitted Liens.
9.Casualties; Taking of Properties; Etc.
Since the date of the most recent audited financial statements of the Reporting Companies described in the Historical Financial Statements, except as could not reasonably be expected to have a Material Adverse Effect, neither the business nor the Properties of any Credit Party or any of its Subsidiaries has been adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God, or of any public enemy.
10.Deposit Accounts; Securities Accounts; Commodity Accounts.
As of the Closing Date, no Credit Party has any Deposit Accounts, Securities Accounts or Commodity Accounts except for those listed in Schedule 8.10.
11.Intellectual Property.
Each Credit Party and each of its Subsidiaries possesses Licenses, patents, patent applications, copyrights, service marks, trademarks, and trade names adequate in all material respects to continue to conduct its business as heretofore conducted by it without material conflict with any rights of others. Schedule 8.11 sets forth with respect to each Credit Party and each of its Subsidiaries, as of the Closing Date (or such later date as Schedule 8.4 is required to be updated pursuant to Section 9.6(j)) (a) all of such Person’s federal, state, and foreign registrations of trademarks, service marks, and other marks, trade names or other trade rights and all pending applications for any such registrations; (b) all of such Person’s patents and registered copyrights and pending applications therefor; (c) all of such Person’s other material trademarks, service marks, and other marks, trade names, and other trade rights used by such Person in connection with its business, in each case necessary for the conduct of such Person’s business; and (d) all of such Person’s Licenses (i) pursuant to which such Person is granted an exclusive copyright License or (ii) that are Material Contracts (collectively, the “Proprietary Rights”). Credit Parties and their Subsidiaries are, among them, the owners of each of the trademarks set forth on Schedule 8.11. Each of the trademarks set forth on Schedule 8.11 that is a federally registered trademark of a Credit Party or its Subsidiary has the registration number and issue date set forth on Schedule 8.11. Except as set forth on Schedule 8.11, no Person has a right to receive any Royalty or similar payment in respect of any of the Licenses set forth in Schedule 8.11. Except as could not reasonably be expected to have a Material Adverse Effect, no Credit Party nor any of its Subsidiaries’ use of any the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by any Credit Party or any of its Subsidiaries that is presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. No Credit Party nor any of its Subsidiaries has given notice to any Person that such Person is infringing on any of the Proprietary Rights. To the best of each Credit Party and Subsidiary’s knowledge, no Person is infringing on any of the Proprietary Rights. Each Credit Party and its Subsidiary’s Proprietary

Rights are to their knowledge valid and enforceable rights of such Person and such Proprietary Rights will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby. Credit Parties have delivered to Administrative Agent complete and correct copies of each License (other than any software Licenses to the extent such software is fungible and reasonably available for purchase by Administrative Agent for a nominal sum per licensed user) in favor of any Credit Party, including all schedules and exhibits thereto. Each such License sets forth the entire agreement, arrangements, or understandings, written or oral, relating to the matters covered thereby or the rights of any Credit Party is the legal, valid, and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. To the knowledge of the applicable Credit Party, no default under any such License by any such party has occurred, nor does any defense, discount, right of offset, deduction or counterclaim exist thereunder in favor of any such party. No party to any such License has given any Credit Party notice of its intention to cancel, terminate, or fail to renew any such License.

12.Financial Statements; Projections.

(a)The audited consolidated and consolidating balance sheet of the Reporting Companies for the most recent Fiscal Year ended, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, including the notes thereto, as described more particularly in the Historical Financial Statements, copies of which have been furnished to each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Reporting Companies as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Debts and other liabilities, direct or contingent, of the Reporting Companies as of the date thereof, including liabilities for taxes, material commitments and Debt.
(b)The unaudited consolidated and consolidating balance sheet of the Reporting Companies for the most recent Fiscal Quarter ended, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter, as described more particularly in the Historical Financial Statements, copies of which have been furnished to each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Reporting Companies as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year‑end audit adjustments, and (iii) show all material Debts and other liabilities, direct or contingent, of the Reporting Companies as of the date of such financial statements, including liabilities for taxes, material commitments and Debt.
(c)The consolidated and consolidating pro forma balance sheet of the Reporting Companies as of August 31, 2018, a copy of which has been furnished to each Lender, fairly presents the consolidated and consolidating pro forma financial condition of the Reporting Companies as of such date and the consolidated and consolidating pro forma results of operations of the Reporting Companies for the period ended on such date, all in accordance with GAAP.
(d)The consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Reporting Companies delivered pursuant to Section 7.1(j) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Borrowers’ good faith estimate of the Reporting Companies’ future financial condition and performance; it being understood that such projections may vary from actual results and that such variances may be material.
13.Accounts.
In determining which Accounts are either Eligible Accounts or Eligible Investment Grade Accounts, Administrative Agent may rely on all statements and representations made by Borrowers with respect thereto. Borrowers represent and warrant that, with respect to each Account (and, to the extent applicable, the Account Debtor related thereto) at the time it is included as either an Eligible Account or an Eligible Investment Grade Account in a Borrowing Base Certificate, that:

(a)such Account satisfies all of the requirements of an Eligible Account set forth in the definition of “Eligible Account” or an Eligible Investment Grade Account set forth in the definition of “Eligible Investment Grade Account”, as applicable;
(b)such Account is, in all respects, genuine, and enforceable in accordance with its terms except for such limits thereon arising from any applicable Debtor Relief Laws or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity);
(c)such Account arises out of a completed, bona fide sale and delivery of Goods or rendering of services in the Ordinary Course of Business, substantially in accordance with any purchase order, contract, or other document relating thereto;
(d)such Account is for a sum certain shown on the invoice covering such sale or rendering of services (or a schedule thereto) and will mature as stated in such invoice;
(e)a true and complete copy of the invoice relating to such Account has been furnished to Administrative Agent (but only to the extent Administrative Agent has requested a copy of such invoice);
(f)such Account is absolutely owing by such Account Debtor, without contingency in any respect;
(g)no extension, compromise, settlement, modification, credit, deduction, discount, allowance, or return has been authorized with respect to such Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment;
(h)such Account is not subject to any right of offset, Lien (other than Administrative Agent’s Lien and Permitted Liens), discount, charge back, deduction, defense, dispute, counterclaim, or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Administrative Agent in writing;
(i)no purchase order, agreement, document, or Applicable Law restricts assignment of such Account to Administrative Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(j)to the best of Borrowers’ knowledge, (i) there are no facts, events, or circumstances that are reasonably likely to impair the validity, enforceability, or collectibility of such Account or materially reduce the amount payable, or significantly delay payment, thereunder; (ii) the related Account Debtor had the capacity to contract when such Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against such Account Debtor that could reasonably be expected to have a material adverse effect on such Account Debtor’s financial condition;
(k)there are no written or oral agreements or understandings between any Borrower and the related Account Debtor for the Account Debtor to make any payment on such Account in any manner inconsistent with the terms of this Agreement or the other Loan Documents; and
(l)none of the transactions giving rise to such Account violate any Applicable Law, all documentation relating thereto is legally sufficient under such Applicable Law, and all such documentation is legally enforceable in accordance with its terms, except as enforceability may be limited by any Debtor Relief Law or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
14.Taxes.
Each Credit Party and Subsidiary has (a) filed all Federal and state income, and other material tax returns and other reports which it is required by Applicable Law to file, and all such tax returns which have been filed with the applicable taxing authority or provided to Administrative Agent, LC Issuer or any Lender in connection with this Agreement are true, complete, and correct in all material respects and (b) has paid, or made provision for the payment of, all Federal and state income and other material Taxes imposed, levied, or assessed upon it, its income, and its Properties which are due and payable (except to the extent such Taxes are being Properly Contested). Each Credit Party and each of its Subsidiaries has adequately provided in its books and records for all Federal and state income and other material Taxes for all years not closed by applicable statutes and for its current Fiscal Year. No Credit Party nor any of its Subsidiaries is subject to any Federal, state, or local tax Liens (other than Permitted Liens), and no Credit Party nor any of its Subsidiaries has received any notice of deficiency or other official notice to pay any Taxes. There is no proposed tax assessment against any Credit Party or any of its Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect.
15.Insurance.

The Properties of the Credit Parties and their Subsidiaries are insured with financially sound and licensed insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the applicable Credit Party or the applicable Subsidiary operates, and otherwise in compliance in all respects with Section 9.3. The insurance coverage of the Credit Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 8.15.
16.Solvent; Fraudulent Transfer.
Each Credit Party and each of its Subsidiaries is Solvent and, after consummation of the transactions set forth in this Agreement and the other Loan Documents, will be Solvent. No transfer of Property is being made and no obligation is being incurred by any Credit Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Credit Party or any of its Subsidiaries.
17.Litigation.
Except as otherwise may be set forth on Schedule 8.17, (i) there are no Commercial Tort Claims existing in favor of any Credit Party, and (ii) there are no Adverse Proceedings pending or, to any Credit Party’s knowledge, threatened against any Credit Party or any of its Subsidiaries, or any of their respective businesses, operations, or Properties that (a) relate to this Agreement or any other Loan Document or transactions contemplated herein or therein or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Credit Party or its Subsidiaries. No Credit Party nor any of its Subsidiaries is in default with respect to any order, injunction, or judgment of any Governmental Authority, excepting therefrom any such default which could not reasonably be expected to have a Material Adverse Effect. There does not exist any unusual or unduly burdensome restriction, restraint, or hazard relative to the business or Property of any Credit Party or any of its Subsidiaries that is not customary for, or generally applicable to, similarly situated businesses in the same industry as such Credit Party and such Subsidiary excepting therefrom any which could not reasonably be expected to have a Material Adverse Effect.
18.Material Contracts and Restrictive Agreements.
As of the Closing Date, (i) all Material Contracts are listed on Schedule 8.18; and (ii) no Credit Party is a party or subject to any Restrictive Agreement, except as may be set forth in Schedule 8.18.
19.Surety Obligations.
Except to the extent expressly permitted herein or in the other Loan Documents, no Credit Party nor any of its Subsidiaries has any actual or contingent liability in its capacity as a surety or indemnitor under any bond or other contract which assures any other Person’s payment or performance of any obligation.
20.Governmental Approvals.
Each Credit Party and Subsidiary has, is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease, and operate its businesses and Properties. Credit Parties and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of their Goods and other Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
21.Brokers.
Except as set forth on Schedule 8.21, no brokerage commissions, finder’s fees, investment banking fees, or similar fees, commissions, or charges are payable or will become payable under any circumstances in connection with any transactions contemplated by this Agreement or the other Loan Documents.
22.Compliance with Laws.
Each Credit Party and its Subsidiaries is in compliance with (a) all Anti-Terrorism Laws and all Anti-Corruption Laws; and (b) except such non‑compliance with such other Applicable Laws that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, all other Applicable Laws not described in clause (a) above. Each Credit Party and each of its Subsidiaries has complied, and its Properties and business operations are in compliance, with all Applicable Law, except where any failure to so comply could reasonably be expected to have a Material Adverse Effect. No Governmental Authority has issued or, to the best of Credit Parties’ knowledge, threatened to issue to any Credit Party or any of its Subsidiaries any citation, notice, or order asserting or alleging any material non-compliance with, or material violation of, any Applicable Law the non-compliance with which or material violation of which could reasonably be expected to have a Material Adverse Effect.
23.ERISA.
No Credit Party nor any Subsidiary is party to any Plan as of the Closing Date, except as may be set forth on Schedule 8.23, and as to each such Plan (if any) in existence on the Closing Date and set forth on Schedule 8.23, except as set forth on Schedule 8.23:
(a)Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and state laws.
(b)Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification except as would not reasonably be expected to result in a Material Adverse Effect.
(c)Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Borrower and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(d)There are no pending or, to the knowledge of Credit Parties, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(e)Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event or event described in Section 4062(e) of ERISA has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no credit Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Credit Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Credit Party or ERISA Affiliate has engaged in a transaction that could reasonably be expected to constitute grounds for the imposition of liability under Section 4069 or 4212(c) of ERISA.
(f)No Credit Party or, to each Credit Party’s knowledge, any of its ERISA Affiliates has made any promises of material pension or welfare benefits to employees, except as set forth in any Plan.
(g)Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Borrower or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to any material penalty or tax on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code.
(h)With respect to any Foreign Plan, and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(i)No Credit Party, nor any of its Subsidiaries, is (and will not be) a Plan.
24.Environmental Matters.
Except as otherwise may be set forth on Schedule 8.24 and except as would not reasonably be expected to have a Material Adverse Effect:
(a)Each Credit Party and Subsidiary is, and has been for the last two (2) years, in compliance with all applicable Environmental Laws, including compliance with all permits or other authorizations issued to them by Governmental Authorities under Environmental Laws (“Environmental Permits”). Each Credit Party and Subsidiary has filed timely and complete renewal or new applications for all Environmental Permits as needed to ensure the continued applicability of such permits or to obtain necessary future permits and there is no proceeding pending which might directly and adversely affect the validity of any current or proposed Permit.
(b)No Environmental Release has occurred as a result of any Credit Party or Subsidiary’s past or present operations, and no Credit Party or Subsidiary’s present (or, to any Credit Party’s knowledge, past) operations, Real Estate, or other Properties are the subject of any investigation by or at the behest of any Governmental Authority to determine whether any investigation or response or remedial action is needed to address any Environmental Release. No Credit Party or Subsidiary has any liability, contingent or otherwise, with respect to any Environmental Release with respect to any Real Estate now (or, to any Credit Party’s knowledge, previously) owned, leased or operated, to any Credit Party’s knowledge, by it or with respect to any other Real Estate at which any Credit Party or Subsidiary may have generated, managed, stored, released, disposed of, or arranged for the disposal of any Hazardous Materials.
(c)No Credit Party or Subsidiary has given or received any Environmental Notice for which any liabilities remain outstanding.
(d)No Credit Party or Subsidiary, and no Real Estate owned, leased or operated by any Credit Party or any Subsidiary, is the subject of any outstanding order, consent decree or settlement agreement relating to any Environmental Law, Environmental Permit or Environmental Release. No Credit Party or Subsidiary, and no Real Estate owned, leased or operated by any Credit Party or any Subsidiary, is the subject of any Lien imposed by or arising under any Environmental Law, and there is no proceeding pending or, to any Credit Party or Subsidiary’s knowledge, threatened for imposition of any such Lien.
25.Regulated Entity.

(a)Investment Company Act. No Credit Party or any of its Subsidiaries is an “investment company” under the Investment Company Act of 1940.
(b)Enemy Act. No Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. To its knowledge, no Credit Party or any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the PATRIOT Act.
(c)OFAC. Each Credit Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Credit Party, its directors and agents, are in compliance with applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in any Credit Party being designated as a Sanctioned Person. None of the Credit Parties, their Subsidiaries and their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.
(d)Sanctions. None of the Credit Parties and their Subsidiaries or, to the knowledge of each Credit Party or its Subsidiaries, any of their respective directors, officers, employees or Affiliates (excluding for this purpose any portfolio company of any Equity Investor) (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country, or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons, in violation of applicable Sanctions. The proceeds of any Loan, Letter of Credit, credit extension or other transaction contemplated by this Agreement or any other Loan Document have not been used directly, or to the knowledge of any Credit Party, indirectly, (x) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country in violation of applicable Sanctions or (y) in any other manner that would result in a violation of Sanctions by any Person (including Administrative Agent, the LC Issuer, the Lenders or

any other Person making, issuing or participating in such Loans, Letters of Credit, other credit extensions or other transactions whether as an underwriter, advisor, investor or otherwise).
(e)Anti-Corruption Laws. Each of the Credit Parties and their Subsidiaries and, to the knowledge of each Credit Party and its Subsidiaries, each of their respective directors, officers, employees and Affiliates (excluding for this purpose any portfolio company of any Equity Investor), is in compliance with Anti-Corruption Laws. None of the Credit Parties or their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or any of its Subsidiaries or to any other Person, in violation of any Anti-Corruption Law. No part of the proceeds of any Loans, Letters of Credit, other credit extension or other transaction contemplated by this Agreement or any other Loan Document will violate Anti-Corruption Laws.
(f)PATRIOT Act. To the extent applicable, each Credit Party and its Subsidiaries are in compliance with the PATRIOT Act. Without limitation of the foregoing, all information set forth in each Beneficial Ownership Certificate is true and correct as of the date hereof.
(g)Margin Stock. No Credit Party or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock; no part of the proceeds of any credit extension made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.
(h)EEA. No Credit Party is an EEA Financial Institution.
26.Labor Relations and Related Matters.
Except as set forth on Schedule 8.26:
(a)Collective Bargaining Agreement. No Credit Party or Subsidiary is party to or bound by any collective bargaining agreement. No Credit Party or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the knowledge of each Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the knowledge of each Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Credit Party, threatened that involves any Credit Party or any of its Subsidiaries, and (c) to the knowledge of each Credit Party, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
(b)Fair Labor. No Goods have been or will be produced, and no services have been or will be rendered, by any Credit Party or Subsidiary in violation of any applicable labor laws or regulations (including any minimum wage or wage-and-hour laws and regulations), any collective bargaining or other labor agreement, or any other similar laws, regulations, or agreements.
(c)WARN Act. No Credit Party or Subsidiary has, within the two (2) year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a “plant closing” or “mass layoff” within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Federal, state, or local law or regulation, and no Credit Party has any reasonable expectation that any such action is or will be required at any time before the Stated Revolving Commitment Termination Date.
27.[Reserved].

28.Use of Proceeds.
The Credit Parties will use the proceeds of any initial Loan or Letter of Credit only: (a) for general corporate and working capital purposes, (b) to refinance simultaneously with the closing of this Agreement certain existing Debt that such Credit Party incurred for working capital or general corporate purposes, (c) for the Existing Letters of Credit and/or (d) to pay transaction fees, costs and expenses related to credit facilities established pursuant to this Agreement and the other Loan Documents, the Closing Date Acquisition and the other transactions contemplated by this Agreement; in each case not in contravention of Applicable Laws, this Agreement (including particularly but without limitation Section 9.1) or any other Loan Document.
29.Accuracy and Completeness of Information.
No covenant, representation or warranty of any Credit Party contained in any Loan Document or in any other documents, certificates or written statements furnished to the Lenders by any Credit Party or any of its Subsidiaries for use in connection with the transactions contemplated hereby (other than projections, pro forma financial information or information of a general economic or industry nature) contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein taken as a whole not misleading in any material manner in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders.
30.[Reserved].
31.No Defaults; Material Adverse Effect.
No Default or Event of Default exists. No Credit Party nor any of its Subsidiaries is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract. No facts or circumstances exist which would permit any party to a Material Contract (other than a Credit Party or its Subsidiary) to terminate such Material Contract before its scheduled termination date. No event or circumstance that, taken alone or in conjunction with other events or circumstances, has occurred since the date of the audited financial statements of the Reporting Companies described in the Historical Financial Statements that has had, or could reasonably be expected to have, a Material Adverse Effect.
32.Senior Debt.
The obligations of each Credit Party under this Agreement and any other Loan Documents to which it is party do rank and will rank at least pari passu in priority of payment with all other Debt of such Credit Party except Debt of such Credit Party to the extent secured by Permitted Liens entitled to priority over Administrative Agent’s Liens. Without limitation of the foregoing, the Obligations do and will constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Subordinated Debt permitted to be incurred hereunder.

SECTION 17.
SECTION 18.AFFIRMATIVE COVENANTS AND CONTINUING AGREEMENTS
Until Payment in Full of the Obligations and termination of the Revolving Commitments, each Credit Party shall, and shall cause each Subsidiary, as applicable, to:
1.Use of Proceeds.
Use the proceeds of the Loans and any Letters of Credit only: (a) for Borrowers’ general corporate (or company) and working capital purposes to the extent permitted by this Agreement; (b) to refinance simultaneously with the closing of the credit facility evidenced herein certain Debt of Borrowers existing as of the Closing Date that Borrowers incurred for general corporate (or company) or working capital purposes; (c) for the Existing Letters of Credit; (d) to pay fees and transaction expenses associated with the closing of the credit facility evidenced herein, the Closing Date Acquisition and the other transactions contemplated hereby; and (e) to pay Obligations from time to time subsequent to the Closing Date in accordance with the terms of this Agreement. Without limitation of the foregoing, no portion of the proceeds of any Loan or Letter of Credit shall be used, directly or indirectly, (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might constitute a “purpose credit” under Regulation U, or in any manner or for any other purpose that causes or might cause a violation of, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof, or violation of the Exchange Act, (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of any applicable Sanctions.
2.Maintenance of Existence and Rights; Conduct of Business.
(a)Legal Existence. Except as expressly permitted by Section 10.7, preserve and maintain its legal existence, authorities to transact business, rights, franchises, governmental licenses, and privileges in its jurisdiction of incorporation or organization; and
(b)Qualification. Qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify or maintain such qualification and authorization could not reasonably be expected to have a Material Adverse Effect.
3.Insurance.
(a)Maintenance. Maintain insurance with financially sound and reputable insurance companies (with an A.M. Best rating of at least “A+,” unless otherwise approved by Administrative Agent) reasonably satisfactory to Administrative Agent (a) with respect to the Properties and business of Credit Parties and their Subsidiaries, of such type (including public liability, Property insurance, comprehensive general liability, product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as may be required by Applicable Law and as may be customary for companies similarly situated and (b) with respect to Collateral (wherever located, in storage or in transit in vehicles, vessels, or aircraft, including Goods evidenced by Documents, and without limiting the requirements of clause (a)), covering casualty, hazard, theft, malicious mischief, flood, and other risks, in amounts and with endorsements reasonably satisfactory to Administrative Agent, with deductibles reasonably satisfactory to Administrative Agent. Without limitation of the foregoing, if and to the extent that at any time any Real Estate constitutes Collateral, regarding such Real Estate, flood insurance due diligence, documentation and coverages (as and to the extent provided below) and in connection therewith, but without limitation thereof, Administrative Agent shall reasonably have requested and received executed standard flood hazard determinations and a flood zone certification (together with notice to Borrower Representative regarding such flood zone certification) and to the extent that any thereof is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and that participates in the National Flood Insurance Program, evidence of flood insurance, in an amount equal to the lesser of (x) the fair market value of the improvements or other Property located thereat required to be insured under the FDPA and (y) the amount of flood insurance required to be maintained under the FDPA, naming Administrative Agent or its designee as mortgagee in regard thereto and such other documentation, each in compliance with the FDPA, all of which shall be reasonably satisfactory in form and substance to Administrative Agent (and for avoidance of any doubt, no Mortgage shall be executed, delivered or recorded in regard to such Real Estate unless and until the foregoing has been completed).
(b)Summaries. On an annual basis (or at such other more frequent intervals as Administrative Agent may request in its reasonable discretion), furnish to Administrative Agent summaries of all insurance policies (and, if requested by Administrative Agent from time to time, true and complete copies thereof) and evidence of insurance in the form of (i) the endorsements required under clause (c) below, (ii) an Acord Form 27 with respect to casualty and Property insurance and an Acord Form 25 with respect to liability insurance and (iii) if reasonably requested by Administrative Agent, declaration pages for each insurance policy.
(c)Receipts. All proceeds (excluding for the avoidance of doubt proceeds from workers’ compensation and D&O insurance) under each insurance policy shall be payable to Administrative Agent. Unless Administrative Agent shall agree otherwise, to the extent applicable, each policy shall include endorsements satisfactory to

Administrative Agent (i) showing Administrative Agent as a “lender loss payee” with respect to Property and casualty insurance and “additional insured” with respect to liability insurance; and (ii) requiring (30) days prior written notice to Administrative Agent in the event of cancellation of the policy for any reason whatsoever. During the continuation of a Default or Event of Default, if Credit Parties fail to provide and pay for any insurance and such failure continues for five (5) Business Days following the delivery of written notice from Administrative Agent to the Borrower Representative, Administrative Agent may, at its option, but shall not be obligated to do so, procure the insurance and charge Credit Parties therefor. Each Credit Party agrees to deliver to Administrative Agent, promptly as received (but, in any event, within five (5) Business Days after receipt thereof), copies of all material incident reports made to insurance companies. While no Event of Default exists, Credit Parties may settle, adjust, or compromise any insurance claim so long as the proceeds are delivered to Administrative Agent. If an Event of Default exists, only Administrative Agent shall be authorized to settle, adjust, and compromise such claims unless and except to the extent otherwise approved by Administrative Agent in its discretion from time to time.
4.Inspections; Appraisals.
(a)Inspections. Permit Administrative Agent and its agents from time to time, subject to advance notice and during normal business hours (except when a Default or Event of Default exists), to visit, inspect, and appraise the Properties of any Credit Party or Subsidiary, inspect, audit, and make extracts from any Credit Party’s or Subsidiary’s books and records and discuss with such Person’s officers, employees and independent accountants such Person’s business, financial condition, assets, prospects, and results of operations. Lenders may participate in any such visit or inspection at their own expense. Neither Administrative Agent nor any Lender shall have any duty to any Credit Party or Subsidiary to make any inspection, appraisal or report nor to share any results of any inspection, appraisal, or report with any Credit Party or Subsidiary. Credit Parties acknowledge that all inspections, appraisals and reports are prepared by Administrative Agent and Lenders for their own purposes, and no Credit Party or Subsidiary shall be entitled to receive them, or rely upon them.
(b)Reimbursements. Reimburse Administrative Agent for all charges, costs, and expenses of Administrative Agent and its agents in connection with field examinations of any Credit Party’s or Subsidiary’s books and records or any other financial or Collateral matters as Administrative Agent reasonably deems appropriate, up to two (2) times per Fiscal Year; provided, however, that if an examination or appraisal is initiated during the existence of a Default or Event of Default, all charges, costs, and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay the standard charges of Administrative Agent’s internal field examination group (including Administrative Agent’s then standard per-person charges for each day that an employee or agent of Administrative Agent or its Affiliates is engaged in any field examination activities). This Section shall not be construed to limit Administrative Agent’s right to conduct field examinations or obtain appraisals at any time and from time to time in its discretion, or use third parties for such purposes.
5.Adequate Books and Records.
Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions.
6.Borrowing Base Reporting; Financial and Other Information.
Comply with the following:
(a)Borrowing Base Certificate.
Borrower Representative shall deliver a fully completed and executed Borrowing Base Certificate to Administrative Agent no later than the 20th day after the end of each Fiscal Month, prepared as of the end of the applicable Fiscal Month or at greater or lesser frequency as Administrative Agent may require from time to time. Borrower Representative shall attach the following to each Borrowing Base Certificate, each of which shall be in form and substance satisfactory to Administrative Agent and certified by Borrower Representative’s Responsible Officer to be complete and accurate in all material respects and in compliance in all material respects with the terms of this Agreement and the other Loan Documents:
(i)Accounts Receivable Reports.
A report (in form and substance reasonably satisfactory to Administrative Agent) listing (A) all of Borrowers’ Eligible Accounts and Eligible Investment Grade Accounts as of the last Business Day of the applicable reporting period; (B) the amount, age, invoice date and due date of each such Account on an original invoice and due date aging basis and showing all discounts, allowances, credits, authorized returns, and disputes; (C) the name and mailing address of each applicable Account Debtor; (D) if requested by Administrative Agent from time to time, copies of all or a portion of the documents underlying or relating to such Accounts; and (E) such other information regarding Borrowers’ Accounts which Administrative Agent may reasonably request from time to time (each, an “Accounts Receivable Report”);
(ii)[Reserved];

(iii)Accounts Payable Reports.
A report (in form and substance reasonably satisfactory to Administrative Agent) listing (A) each Credit Party’s accounts payable; (B) the number of days which have elapsed since the original date of invoice of each such account payable; (C) the name and address of each Person to whom such account payable is owed; and (D) such other information concerning Borrowers’ accounts payable as Administrative Agent may request from time to time (each, an “Accounts Payable Report”);
(iv)[Reserved];
and
(v)Other Reports.
Such other reports and information in connection with any Collateral or any Credit Party’s or any of its Subsidiaries’ respective businesses, operations, Properties, prospects, or condition (financial or otherwise), each to be prepared with respect to such periods and with respect to such information and reporting as Administrative Agent may reasonably request from time to time, and each of which to be in form and substance reasonably satisfactory to Administrative Agent.
(b)Interim Statements.
Promptly upon becoming available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission or similar Governmental Authority (if applicable) but in no event later than thirty (30) days after the end of each Fiscal Month, Borrower Representative shall deliver to Administrative Agent, LC Issuer and the Lenders (i) an unaudited consolidated and consolidating balance sheet of the Reporting Companies at the end of such period and a consolidated and consolidating income statement and statement of cash flows and statement of shareholder’s equity of the Reporting Companies for such period (and for the portion of the Fiscal Year ending with such period), together with all supporting schedules, fairly presenting in all material respects the consolidated financial position and the results of the operations of the Reporting Companies as of the end of and through such period (and for the portion of the Fiscal Year ending with such period), in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding Fiscal Year and (ii) a report reconciling (A) Borrowers’ Accounts as set forth in the Accounts Receivable Report attached to the Borrowing Base Certificate delivered to Administrative Agent which is as of the same date to (B) Borrowers’ aggregate Accounts set forth in the financial statements delivered pursuant to this paragraph (b).
(c)Annual Statements.
Promptly upon becoming available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission or similar Governmental Authority (if applicable) but in no event later than one hundred twenty (120) days after the end of each Fiscal Year, Borrower Representative shall deliver to Administrative Agent, LC Issuer, and the Lenders a detailed audited financial report of the Reporting Companies containing a consolidated and consolidating balance sheet at the end of such period and a consolidated and consolidating income statement, statement of cash flows, and statement of shareholders’ equity for such period, together with all supporting schedules and footnotes, and a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended, including the accompanying notes thereto, fairly presenting in all material respects the consolidated financial position and the results of the operations of the Reporting Companies as of the end of and for such Fiscal Year, in each case, setting forth in comparative form the figures for the corresponding period or periods of the preceding Fiscal Year, together with an unqualified audit opinion of independent certified public accountants of nationally recognized standing selected by Borrower Representative and acceptable to Administrative

Agent that the financial statements were prepared in accordance with GAAP and present fairly, in accordance with GAAP, in all material respects the results of operations and financial condition of the Reporting Companies as of the end of and for the Fiscal Year then ended.
(d)Compliance and No Default Certificate.
Together with the reports and statements required by subsections (b) and (c), Borrower Representative shall deliver a Compliance Certificate signed by a Responsible Officer of Borrower Representative (a) stating that such statements and reports are true and correct and fairly present, in all material respects, the consolidated financial condition and results of operations of the Reporting Companies for the period presented and that such statements were prepared in accordance with GAAP (except, with respect to statements delivered for any Fiscal Month or Fiscal Quarter, the absence of footnotes and subject to normal year-end adjustments); (b) stating that no Default or Event of Default then exists or, if a Default or Event of Default exists, the nature and duration thereof and Credit Parties’ intention with respect thereto; (c) to which will be attached or accompanied by a spreadsheet showing calculations of all Financial Covenants, which must be of such detail as reasonably requested by Administrative Agent from time to time; (d) setting forth a list of all Acquisitions, Investments in excess of the Threshold Amount, Restricted Payments, prepayments of principal under the Term Loan Agreement and Subordinated Debt, the incurrence of Funded Debt in excess of the Threshold Amount and, upon Administrative Agent’s request, Asset Dispositions, in each case from the date of the previously delivered Compliance Certificate through the date of such certificate, together with the total amount for each of the foregoing categories, which must be of such detail as reasonably requested by Administrative Agent from time to time; and (e) setting forth any change to the information set forth in any Beneficial Ownership Certificate that would result in a change to the list of beneficial owners set forth therein. Credit Parties also shall cause their independent auditor to submit to Administrative Agent, LC Issuer, and the Lenders, together with its audit report (if applicable) a statement that, in the course of conducting such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or, if it discovered any such circumstances, the nature and duration thereof.
(e)[Reserved].

(f)Auditor’s Management Letters.
Promptly upon receipt thereof (but, in any event, within five (5) Business Days after receipt), Borrower Representative shall deliver to Administrative Agent copies of each material report submitted to any Credit Party or Borrower Representative by independent public accountants in connection with any annual, interim or special audit made by them of such Credit Party’s books including each material report submitted to such Credit Party concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with its annual audit.
(g)[Reserved].

(h)Projections.
Within thirty (30) days after the commencement of each Fiscal Year, Borrower Representative shall deliver to Administrative Agent, LC Issuer and the Lenders Projections for such Fiscal Year, prepared on a month-by-month basis. Such Projections shall represent Borrower Representative’s reasonable estimate of the future financial performance of the Reporting Companies for the periods set forth therein and shall have been prepared on the basis of assumptions that Borrower Representative believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such Projections and that such differences may be material). Borrower Representative shall provide Administrative Agent, LC Issuer and the Lenders an update to such Projections promptly following Administrative Agent’s reasonable request from time to time.
(i)Customer List.
Within thirty (30) days after the commencement of each Fiscal Year, or more frequently if reasonably requested by Administrative Agent, Borrowers shall provide Administrative Agent with a listing of all of Borrowers’ and the Subsidiaries’ material customers’ names and addresses as of the end of the immediately preceding Fiscal Year or as of such other date requested by Administrative Agent (it being understood that each customer with respect to each Eligible Account and Eligible Investment Grade Account is material).
(j)Supplements to Schedules.
Concurrently with the delivery of each Compliance Certificate that is delivered at the end of each Fiscal Quarter, Borrower Representative shall supplement the Schedules annexed hereto with respect to any matter hereafter arising that, if existing or occurring at the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby, and, in each case such Schedule shall be appropriately marked to show the changes made therein; provided that (A) such supplement to any Schedule or representation or warranty shall not be deemed to amend, supplement or otherwise modify such Schedule or representation or warranty, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and the Required Lenders or all Lenders, as applicable in accordance with Section 16.2 and (B) no supplement to any Schedule shall be required or permitted with respect to representations and warranties that relate solely to the Closing Date.
(k)Plans.
If requested by Administrative Agent from time to time, Credit Parties shall promptly (but, in any event, within five (5) Business Days after the filing thereof), deliver to Administrative Agent copies of any annual report to be filed in connection with each Plan.
(l)Public Filings.
Subject in all respects to the final paragraph of this Section 9.6, promptly after the sending or filing thereof, (but, in any event, within five (5) Business Days thereafter) Credit Parties shall deliver to Administrative Agent (i) copies of any proxy statements, financial statements, or reports that any Credit Party or any of its Subsidiaries has made generally available to the holders of its Equity Interests; (ii) copies of any regular, periodic, and special reports or registration statements or prospectuses that any Borrower or Subsidiary files with the SEC (including any Form 10-Q Quarterly Reports, any Form 10-K Annual Reports, and Form 8-K Current Reports) or with any other Governmental Authority or any national or foreign securities exchange or the National Association of Securities Dealers, Inc.; and (iii) copies of any press releases or other statements made available by any Credit Party or any of its Subsidiaries to the public concerning material changes to or developments in the business of such Credit Party or such Subsidiary.
(m)Certain Notices.
Borrower Representative shall notify Administrative Agent in writing:
(i)of the occurrence or existence of any Default or Event of Default promptly, but in any event within one (1) Business Day, after any Responsible Officer of any Credit Party obtains knowledge thereof and promptly, but in any event within five (5) Business Days, what action (if any) Credit Parties are taking to correct the same; and
(ii)promptly (but in any event within five (5) Business Days) after any Responsible Officer of any Credit Party obtains knowledge thereof, of any of the following which affects any Credit Party or Subsidiary or their respective Properties: (A) the threat or commencement of any Adverse Proceeding whether or not covered by insurance, if (1) an adverse determination in respect thereof could reasonably be expected to have a Material Adverse Effect or (2) relating to Collateral having a value of more than the Threshold Amount; (B) any material change in any existing Adverse Proceeding that could reasonably be expected to have a Material Adverse Effect; (C) any pending or threatened labor dispute, strike, or walkout, or the expiration of any material labor contract that could reasonably be expected to result in a Material Adverse Effect; (D) any default under or termination, cancellation, or suspension of a Material Contract or if any Material Contract is amended in any manner materially adverse to any such Person or any new Material Contract is entered into (in which event Borrowers shall cause the applicable Person to provide Administrative Agent with a copy of such Material Contract, if reasonably requested by Administrative Agent); (E) any order, judgment, or decree in an amount exceeding the Threshold Amount; (F) the assertion of any claim against any such Person regarding such Person’s use, licensing, or ownership of any Intellectual Property, if an adverse resolution in regard thereto could reasonably be expected to have a Material Adverse Effect; (G) any violation or asserted violation of (1) any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws or securities laws but not any Anti-Terrorism Laws or Anti-Corruption Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect and (2) any Anti-Terrorism Laws or Anti-Corruption Laws; (H) [reserved]; (I) any such Person’s receipt of any Environmental Notice that could reasonably be expected to have a Material Adverse Effect; (J) the occurrence of any Environmental Release by any such Person or on any Real Estate owned, leased, or operated by such Person if such Environmental Release could reasonably be expected to have a Material Adverse Effect; and (K) any loss or threatened loss of any material licenses, franchises, or permits of such Person.
Documents required to be delivered pursuant to Section 9.6 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which a Borrower posts such documents, or provides a link thereto on such Borrower’s website on the Internet at its website address; or (ii) on which such documents are posted on such Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided, that Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
7.Compliance with Laws.
Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, Anti-Corruption Laws, securities laws and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary for the lawful ownership of its Properties and conduct of its business, unless failure to so comply (other than failure to comply with Anti-Terrorism Laws and Anti-Corruption Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.
8.ERISA.
(a) Make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Credit Party’s and ERISA Affiliates’ Plans; (b) furnish to Administrative Agent, promptly upon Administrative Agent’s request therefor (but, in any event, within five (5) Business Days after receipt of such request), copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of each Credit Party and ERISA Affiliate; (c) notify Administrative Agent as soon as practicable (but in any event with five (5) Business Days) of any ERISA Event; and (d) furnish to Administrative Agent, promptly upon Administrative Agent’s request therefor (but, in any event, within five (5) Business Days after receipt of such request), such additional information concerning any such Plan as may be requested by Administrative Agent from time to time.
9.Environmental.
(a)Assessments. If the Administrative Agent reasonably believes that an Environmental Release has occurred at any Real Estate owned or leased by any Credit Party or Subsidiary or that any Credit Party or Subsidiary is not in compliance with any Environmental Law, which Environmental Release or failure to comply would reasonably be expected to result in material liability under any Environmental Law, then promptly upon the written request of Administrative Agent, and at Credit Parties’ expense, provide Administrative Agent with an environmental site assessment or environmental compliance audit report, respectively, prepared by an environmental engineering or consulting firm reasonably acceptable to Administrative Agent to assess (i) the presence or absence of any Hazardous Materials and any legal requirements for abatement, remediation, cleanup, or removal of any Hazardous Materials found on, under, at, or within any such Real Estate with respect to any such alleged Environmental Release or (ii) the compliance of any Credit Party or Subsidiary with Environmental Laws with respect to any such alleged noncompliance.
(b)Release. If any Environmental Release occurs or is discovered on, under, at or within any Property owned or leased by any Credit Party or Subsidiary, which Environmental Release would reasonably be expected to result in material liability to any Credit Party or Subsidiary under any Environmental Law, act reasonably promptly and diligently to report to all appropriate Governmental Authorities to the extent required under Environmental Laws and to Administrative Agent the extent of, and to investigate and take remedial action required to be undertaken by any Credit Party or Subsidiary to contain, mitigate, abate and remediate such Environmental Release; provided, that, (i) no Credit Party or Subsidiary shall be required to investigate or take remedial action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP, and (ii) any investigation covered by this clause (b) shall be conducted in a commercially reasonable manner and in accordance with all applicable Environmental Laws.
(c)Compliance. Maintain material compliance with all Environmental Laws.
(d)Hazardous Materials. (i) Generate, use, possess, store, release, treat, and dispose of Hazardous Materials only in the Ordinary Course of Business and in material compliance with all Environmental Laws, and (ii) shall not, except in the Ordinary Course of Business of such Person and in material compliance with all Environmental Laws, (A) store, or permit any Person to store, any Hazardous Material on any Real Estate owned or leased by any Credit Party or Subsidiary or (B) transport or permit the transportation of Hazardous Materials to or from any such Real Estate.
(e)Indemnity. In addition to, and not in limitation of, Sections 13.5 and 16.3, at all times indemnify, defend and hold harmless each Indemnitee against and from any and all Claims arising under or on account of Environmental Laws and resulting from the past or present operations of any Credit Party or any Subsidiary or otherwise relating to any Real Estate owned or leased by any Credit Party or any Subsidiary with respect to (i) the assertion of any Lien imposed by or arising under Environmental Law; (ii) any material Environmental Release, the threat of any material Environmental Release, or the Release of any Hazardous Materials by any Credit Party or any Subsidiary or affecting any Real Estate owned, leased or operated by any Credit Party or Subsidiary, whether or not the same originates or emanates from such Real Estate or any contiguous real estate; (iii) any material violation of or noncompliance with any Environmental Law by any Credit Party or any Subsidiary; (iv) any and all costs of investigation and of any removal or remedial action incurred by Administrative Agent or any Governmental Authority and any costs incurred by other Person or damages from injury to, destruction of, or loss of natural resources, including all costs of assessing such removal, remediation, injury, destruction, or loss incurred, pursuant to any Environmental Law; (v) liability for personal injury or Property damage arising under any statutory or common law tort theory (including damages assessed), including for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or caused by any Credit Party or Subsidiary near the Real Estate. In no event shall any party to this Agreement or any other Loan Document have any obligation thereunder to indemnify, defend or hold harmless an Indemnitee with respect to any such Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by final and non-appealable judgment.
10.Margin Stock.
If so requested by Administrative Agent, promptly (but, in any event, within five (5) Business Days) after request, furnish Administrative Agent with (a) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (b) other documents evidencing its compliance with the margin regulations included in said Regulation U.
11.Taxes; Claims.
Will, and will cause each of its Subsidiaries to, pay (a) all federal and state income and other material Taxes imposed upon it or any of its Properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its Properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is Properly Contested. The Credit Parties will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any other Credit Party).
12.Cash Management; Deposit Accounts.

(a)Collections. On or before the date that is ninety (90) days after the Closing Date, (i) establish one or more Collection Accounts and related lockboxes and, thereafter, maintain each such Collection Account and lockbox and (ii) direct all of Credit Parties’ Account Debtors to make all payments on Accounts or (subject to the Intercreditor Agreement) as Proceeds of any other Collateral to a Collection Account (if made electronically) or lockbox (if in the form of a tangible Payment Item);
(b)Making Deposits. Hold in trust for Administrative Agent and promptly (but, in any event, within three (3) Business Days following its receipt thereof) forward to a lockbox or deposit into a Collection Account all tangible

Payment Items and cash such Credit Party receives on account of the payment of any of such Credit Party’s Accounts or (subject to the Intercreditor Agreement) as Proceeds of any other Collateral;
(c)Maintenance of Accounts. Not establish or maintain any Deposit Accounts other than Deposit Accounts: (i) listed in Schedule 8.10; provided that, unless such Deposit Accounts are covered either by clause (ii), clause (iv) or clause (v) below, such Deposit Accounts are terminated as soon as practicable after, but in any event within ninety (90) days after the Closing Date unless within such time period Credit Parties shall have complied with clause (iii) below in regard thereto; (ii) maintained at Regions Bank; (iii) with the consent of Administrative Agent, maintained at any Permitted Third Party Bank subject to Administrative Agent’s Article 9 Control on terms reasonably acceptable to Administrative Agent; (iv) which Credit Parties deem necessary and use only for payroll, payroll taxes, employee benefits, petty cash, and local trade payables but which are not subject to Administrative Agent’s Article 9 Control on terms acceptable to Administrative Agent; or (v) which have an aggregate balance of funds on deposit for all accounts opened and/or maintained pursuant to this clause (v) not exceeding Five Hundred Thousand Dollars ($500,000), unless otherwise approved by Administrative Agent;
(d)Control. Without limitation of the generality of the foregoing subsection (c), but in furtherance thereof, to the extent requested by Administrative Agent from time to time, promptly (but, in any event, within five(5) Business Days) after request take all actions reasonably requested by Administrative Agent to establish or continue Administrative Agent’s Article 9 Control over any of Credit Parties’ Deposit Accounts; and
(e)Notices. Promptly (but, in any event, within five (5) Business Days) after any Credit Party’s entering into any agreement with any Person pursuant to which such Person will provide merchant card services or credit card processing services to such Credit Party, (i) provide notice of such agreement to Administrative Agent, together with a true and complete copy of such agreement, the name and address of such Person, and such other information regarding the same as Administrative Agent may request from time to time and (ii) upon Administrative Agent’s request, exercise its commercially reasonable efforts to cause such Person to enter into a Third Party Agreement (and such Credit Party’s compliance with the terms of this clause (e)(ii) shall not diminish Administrative Agent’s rights to establish a Reserve therefor).
13.Covenants Regarding Collateral and Property.
Except as could not reasonably be expected to result in a Material Adverse Effect, at all times (i) use all its Property in the Ordinary Course of Business and not permit such Property to be used in violation of any Applicable Law or policy of insurance; (ii) maintain, preserve, and protect all Property used or useful in the conduct of its business; (iii) keep the same in good repair, working order and condition, normal wear and tear excepted; and (iv) make, or cause to be made, all necessary and useful repairs, renewals, replacements, betterments, and improvements to its Property so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in business of a similar type and size.
14.[Reserved].
15.[Reserved].
16.[Reserved].
17.Future Subsidiaries.
Contemporaneously with, but in any event within five (5) Business Days following (or at such later date as may be agreed to by Administrative Agent in writing in its discretion) (x) any Person’s becoming a direct or indirect Subsidiary of any Credit Party, including by any Division, or (y) any Immaterial Subsidiary no longer constituting an Immaterial Subsidiary, provide Administrative Agent with written notice thereof and: (a) with respect to all Subsidiaries (other than Excluded Subsidiaries), cause such Subsidiary to execute and deliver to Administrative Agent a Joinder Agreement, causing such Subsidiary to become a party to this Agreement, as a joint and several “Borrower” or other “Credit Party” as the case may be, and a party to a Security Agreement granting a first priority Lien upon its Collateral, subject to Permitted Liens, to secure payment of all Obligations pursuant thereto; (b) cause each Subsidiary that is added as a Borrower to execute and deliver to Administrative Agent one or more Notes in favor of one or more of the Lenders, evidencing the Debts owing to them hereunder, if so requested by such Lenders; (c) cause each Subsidiary that is added as a Credit Party hereto (other than as a Borrower) to execute and deliver to Administrative Agent a Guaranty of all Obligations and a Security Agreement granting a first priority Lien upon its Collateral, subject to Permitted Liens, to secure payment of all Obligations; (d)(i) with respect to all such Subsidiaries (other than Excluded Subsidiaries), pledge or cause to be pledged one hundred percent (100%) of the Equity Interests of such Subsidiary to Administrative Agent for the benefit of the Secured Parties pursuant to a Security Document or

(ii) with respect to Foreign Subsidiaries or FSHCOs, if the Equity Interests of such Foreign Subsidiary and FSHCOs are owned by a Credit Party, pledge or cause to be pledged sixty-five percent (65%) of the Equity Interests of such Foreign Subsidiary or FSHCOs to Administrative Agent for the benefit of the Secured Parties pursuant to a Security Document, and, in each case, deliver or cause to be delivered the original certificate(s) evidencing such Equity Interests (if any) and the related undated stock powers executed in blank to Administrative Agent or its bailee for perfection; and (e) deliver such other documentation as Administrative Agent may reasonably request in connection with the foregoing, including appropriate Financing Statements, Article 9 Control Agreements, Third Party Agreements in accordance with Section 9.12(e) or Section 11(d)(ii) of the Security Agreement, evidence of insurance as required by this Agreement or the other Loan Documents, certified resolutions and other organizational and authorizing documents of such Subsidiary, and upon the reasonable request of Administrative Agent, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, to the extent customary, the legality, validity, binding effect and enforceability of the documentation referred to above and the attachment and perfection of security interests granted thereunder), all in form, content, and scope satisfactory to Administrative Agent; provided, however, that (x) nothing in this Section 9.17 shall authorize any Credit Party or any Subsidiary to consummate any Acquisition or form any Subsidiary, except in conformity with Section 10.7; (y) any document, agreement, or instrument executed or issued pursuant to this Section 9.17 shall be a “Loan Document” for purposes of this Agreement; and (z) unless otherwise agreed to by Administrative Agent in its Permitted Discretion, none of the Property of any such Subsidiary that becomes a “Borrower” shall be included in the calculation of the Borrowing Base unless and until Administrative Agent shall have (1) conducted a field examination (with each such field examination being at such Subsidiaries’ sole cost and expense and in excess of any other field examination or appraisal otherwise permitted by this Agreement or the other Loan Documents to be charged to the Credit Parties) and found the results thereof satisfactory, (2) received a revised Borrowing Base Certificate (and all supporting documentation and reports) giving effect to such Property and its inclusion in such calculation, and (3) established such Reserves in connection therewith as Administrative Agent shall require in its Permitted Discretion.
18.Further Assurances.
At its expense, promptly, (a) execute and deliver to Administrative Agent, LC Issuer and the Lenders, or cause to be executed and delivered to Administrative Agent, LC Issuer and the Lenders, all documents, agreements, and instruments which are, in Administrative Agent’s reasonable determination, necessary to (i) correct any omissions in the Loan Documents or any agreement relating to Bank Products; (ii) more fully state the Obligations set out in this Agreement or in any other Loan Document or agreement relating to Bank Products; (b) obtain any consents, as may be necessary or appropriate in connection therewith as may be reasonably requested by Administrative Agent; and (c) deliver such instruments, assignments, title certificates, or other documents or agreements, and take such actions, as Administrative Agent reasonably deems appropriate under Applicable Law to evidence or perfect Administrative Agent’s Lien in and to any Collateral.
19.Interest Rate Protection.
As promptly as practicable, and in any event not later than April 30, 2019, but solely to the extent that the outstanding principal amount of Debt of Borrowers having a variable rate of interest exceeds Twenty Million Dollars ($20,000,000), enter into one or more Swap Agreements (in the form of swaps, collars, caps, or other similar arrangements) to fix or limit Borrowers’ interest rate risk in respect of Debt for borrowed money with a notional principal amount equal to twenty five percent (25%) of such Debt and otherwise on terms and conditions, and with such counterparties thereto, as are reasonably satisfactory to Administrative Agent (unless otherwise agreed by Administrative Agent).
20.Post-Closing Matters.

(a)Insurance Endorsements.
Within sixty (60) days of the Closing Date (or such longer period as Administrative Agent may agree in its reasonable discretion), deliver to Administrative Agent, with respect to the Credit Parties’ insurance policies, lender’s loss payable and additional insured endorsements showing Administrative Agent as agent for the Secured Parties, each of which shall be in form and substance reasonably satisfactory to Administrative Agent.

(b)Article 9 Control Agreements.
Within ninety (90) days of the Closing Date (or such longer period as Administrative Agent may agree in its reasonable discretion), deliver to Administrative Agent, with respect to the Credit Parties’ deposit accounts at Texas Capital Bank, an Article 9 Control Agreement.
(c)Mortgages.
With respect to owned Real Estate as of the Closing Date, satisfy the obligations set forth in Section 7 of the Security Agreement within the time period set forth therein.
(d)Third Party Agreements.
With respect to the Chief Executive Office (as defined in the Security Agreement), satisfy the obligations set forth in Section 11(d)(ii) of the Security Agreement within the time period set forth therein.

SECTION 19.
SECTION 20.NEGATIVE COVENANTS
Until Payment in Full of the Obligations and termination of the Revolving Commitments, no Credit Party shall, nor shall it permit any Subsidiary to:
1.Debt.
Create, incur, Guarantee, or suffer to exist any Debt, except in respect of:
(a)the Obligations;
(b)(i) Debt outstanding under the Term Loan Agreement in an aggregate outstanding original principal amount not to exceed at any time One Hundred Twenty Million Dollars ($120,000,000) minus principal repaid with the Debt permitted under clause (ii) below, and (ii) solely to the extent that the proceeds of principal are immediately used to repay principal outstanding under the Term Loan Agreement, Subordinated Debt in an aggregate outstanding principal amount not to exceed at any time Fifty Seven Million Five Hundred Thousand Dollars ($57,500,000) so long as such Debt is subject to a Subordination Agreement on terms reasonably acceptable to Administrative Agent~~, and (iii) Debt outstanding under the Equipment Loan Agreement in an aggregate principal amount not to exceed at any time Twenty Million Dollars ($20,000,000)~~, in each case plus any accrued interest (including payment-in-kind interest that has been capitalized to the principal amount), fees and obligations directly incidental thereto;
(c)(i) Permitted Purchase Money Debt, so long as ~~(i)~~ such Permitted Purchase Money Debt and Lien in respect thereof (if any) are incurred and granted, respectively, not more than ninety (90) days after the acquisition of the fixed asset which is the subject thereof ~~and~~, or (ii) Debt with respect to the monetization of Real Estate or Equipment in connection with Capital Leases, mortgage financings or similar financings; provided that the aggregate amount of ~~such~~ Debt under this clause (c) does not, at any one time, exceed ~~Ten~~Thirty Million Dollars ($~~1~~30,000,000);
(d)Debt to the extent outstanding on the Closing Date and listed on Schedule 10.1;
(e)Debt arising under any Swap Agreement not prohibited hereunder; provided that such obligations are (or were) entered into by such Person for the purpose of mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes;
(f)(i) Subsequent to the Closing Date, Debt of a Person existing at the time such Person became a Subsidiary (by Acquisition or otherwise) or Funded Debt assumed in connection with any Acquisition, to the extent that (A) such Debt was not incurred in connection with, or in contemplation of, such Person’s becoming a Subsidiary or such Acquisition; (B) no Borrower or Subsidiary (other than the Credit Parties party to any such Acquisition) shall have any liability or other obligation with respect to such Debt; (C) the outstanding principal amount of such Debt does not exceed One Million Dollars ($1,000,000) in the aggregate at any time; and (D) such Debt is unsecured or is secured only by Liens on specific Real Estate which was purchased with the proceeds of such Debt and which is not required by this Agreement or any other Loan Document to become subject to a Mortgage in favor of Administrative Agent; and (ii) Debt incurred in connection with one or more Permitted Acquisitions to the extent that such Debt does not, at any one time, exceed Five Million Dollars ($5,000,000) in the aggregate;

(g)Debt in respect of netting services, overdraft protections, employee credit card programs and otherwise in connection with deposit accounts and Debt arising from endorsements or honoring of Payment Items for collection or deposit in the Ordinary Course of Business;
(h)Debt incurred in the Ordinary Course of Business with respect to surety, appeal, or performance bonds or other similar obligations or the support thereof, so long as the aggregate amount of such Debt (whether incurred or contingent) does not exceed at any one time One Million Five Hundred Thousand Dollars ($1,500,000);
(i)Debt consisting of customary indemnification obligations in favor of purchasers in connection with Permitted Asset Dispositions;
(j)Debt arising from Investments in Subsidiaries permitted by Section 10.4;
(k)Intercompany Debt, provided that all such Debt (i) shall be unsecured Debt; (ii) owing by a Credit Party shall constitute Subordinated Debt, as and when incurred, without necessity of further action on the part of Administrative Agent or Borrower(s) obligated thereon or holding such Debt; (iii) shall not be prepaid, in whole or in part, except as provided in clause (v) below, unless and until all Obligations have been paid in full in cash; (iv) may be paid (but unless approved by the Required Lenders, or paid to Administrative Agent for applications to the Obligations, not prepaid) in accordance with its terms from time to time so long as no Default or Event of Default then exists and none would be caused by such payment being made; (v) shall be deemed collaterally assigned to Administrative Agent as additional Collateral effective with the incurrence thereof without necessity of further action on the part of Administrative Agent or Borrower(s) obligated thereon or holding such Debt, and Administrative Agent at any time and from time to time during the continuation of an Event of Default shall have the right (but not the obligation) to enforce the payment and collection of such Debt and to require that such Debt be evidenced by one or more promissory notes (if not then so evidenced) and be endorsed to and deposited with Administrative Agent or its bailee for perfection; (vi) shall not be assigned to any Person by the holder thereof, except to Administrative Agent as provided above; (vii) shall not be reduced or forgiven, or converted to equity, or be further subordinated (except pursuant hereto and pursuant to the Term Loan Agreement) by any holder of such Debt; (viii) if any of the proceedings described in clauses (k) or (l) of Section 12.1 shall have occurred, Administrative Agent shall have the sole and exclusive right (but not the obligation) to file proofs of claim and take other actions, in Lender’s discretion, in respect of such Debt in such proceeding and to receive the entirety of any payments made thereon for application to the Obligations in all cases subject to the Intercreditor Agreement; and (ix) all Intercompany Debt existing on the Closing Date shall be disclosed on Schedule 10.1;
(l)Permitted Refinancing Debt of Debt permitted under clauses (b), (c), (d), and (f);
(m)Debt arising in connection with the financing of insurance premiums in the Ordinary Course of Business subject to compliance with Section 10.14;
(n)Debt representing deferred compensation to officers, directors or employees of any Borrower;
(o)Debt consisting of unsecured indemnification, adjustment of purchase price obligations, Earn-Outs or similar deferred or contingent obligations, seller promissory notes and payment obligations in respect of non-competition agreements, in each case incurred in connection with any Acquisition; provided that each such seller promissory note shall be subordinated in right of payment to the Obligations pursuant to a Subordination Agreement on terms reasonably acceptable to Administrative Agent;
(p)the incurrence by the Credit Parties or any of their Subsidiaries of Debt in respect of workers’ compensation claims and self-insurance obligations;
(q)unsecured Debt incurred in connection with purchasing cards and credit cards in the Ordinary Course of Business; and
(r)Debt that is not included in any of the preceding clauses (a) through (q) of this Section, and the outstanding principal amount of which does not exceed Five Million Dollars ($5,000,000) in the aggregate at any time.
provided, however, that, for the avoidance of any doubt, and notwithstanding any provision of the foregoing which may be to the contrary, no Borrower shall Guarantee any Debt of any Credit Party except for Debt of another Borrower that is expressly permitted to be created, incurred or assumed pursuant hereto, and Debt consisting of any Obligations.
For purposes of determining compliance with this Section 10.1, in the event that an item of proposed Debt meets the criteria of more than one of the categories of permitted Debt described in clauses (a) through (r) above, the Credit Parties will be permitted to classify such item of Debt on the date of its incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this Section 10.1, and such item of Debt will be treated as having been incurred pursuant to such category.

2.Liens.
Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)Liens in favor of Administrative Agent, LC Issuer, Swing Line Lender or any other Secured Party arising pursuant hereto or under any other Loan Document;
(b)Liens securing fixed assets (including in connection with Permitted Purchase Money Debt) to secure a portion of the purchase price or financing thereof so long as such Liens are incurred not more than ten (10) days after the later of (i) the acquisition of the fixed asset(s) which were the subject thereof and (ii) the incurrence of Permitted Purchase Money Debt in connection with the funding or financing of such fixed asset(s);
(c)Liens for Taxes, assessments or other governmental charges not yet delinquent or being Properly Contested;
(d)Liens (other than Liens for Taxes or imposed under ERISA) arising as a matter of law and in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested; (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary; and (iii) such Liens do not secure Debt;
(e)Liens consisting of deposits or pledges made in the Ordinary Course of Business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of tenders, bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or Adverse Proceedings unless permitted by Section 10.2(g)), performance bonds, or arising as a result of progress payments under government contracts, and other obligations of a like nature incurred in the Ordinary Course of Business;
(f)Liens arising as a matter of law in the Ordinary Course of Business which are subject to Third Party Agreements;
(g)Liens arising as a matter of law by virtue of a judgment or judicial order against any Credit Party or Subsidiary, or any Property of a Credit Party or Subsidiary, as long as (i) such Liens are in existence for less than twenty (20) consecutive days or being Properly Contested; (ii) such Liens are at all times subordinate to Administrative Agent’s Liens; and (iii) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal;
(h)easements, rights-of-way, restrictions, covenants or other agreements of record, survey and other non-monetary title exceptions and other similar charges or encumbrances on Real Estate, which do not interfere with the ordinary course of business of the Credit Parties and their respective Subsidiaries;
(i)normal and customary rights of setoff upon deposits in favor of depository institutions, Liens of a collecting bank on Payment Items in the course of collection, and other similar Liens granted in the Ordinary Course of Business securing customary account fees and charges payable in respect of depositary accounts;
(j)(i) Liens on (A) acquired Property securing Debt permitted under Section 10.1(f) or (B) Property acquired pursuant to a Permitted Acquisition; provided that such Liens (x) are not incurred in connection with, or in anticipation of, a Person becoming a Subsidiary or the acquisition of the Property subject to such Lien; (y) are applicable only to the Property of such Subsidiary or Property acquired (and proceeds thereof) and (z) do not attach to any other Property of the Credit Parties or any of their Subsidiaries and (ii) Liens securing Debt permitted under Section 10.1(f)(ii);
(k)~~(i)~~ So long as the Intercreditor Agreement is in effect, Liens in favor of the Term Loan Agent with respect to the Debt permitted under Section 10.1(b)(i) ~~and (ii) Liens securing the Equipment Loan Agreement with respect to the Debt permitted under Section 10.1(b)(iii) so long as such Liens only encumber equipment purchased with the proceeds of the loans provided under the Equipment Loan Agreement~~;
(l)Liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payment of customs duties in connection with the importation of Goods;
(m)any interest or title of a lessor or sub-lessor under any lease of Real Estate made by any Credit Party or any of its Subsidiaries as lessee or sub-lessee, to the extent permitted hereunder, and any Liens on such lessor’s or sub-lessor’s estate thereunder or arising from the acts or omission of such lessor or sub-lessor and any Liens of such lessor (whether contractually granted in such lease in the ordinary course of business or sublease or similar agreement or statute);

(n)Liens solely on any cash earnest money deposits made by any Credit Party or any of its Subsidiaries in connection with any letter of intent, or purchase agreement permitted hereunder;
(o)leases in respect of real property on which facilities owned or leased by any Credit Party or any of its Subsidiaries are located, unless such leases are expressly prohibited by the terms of this Agreement or the other Loan Documents
(p)mechanics’, workers’, materialmen’s, carriers’, warehousemen’s, landlords or other like Liens arising in the Ordinary Course of Business with respect to obligations which are (i) not due or (ii) Properly Contested; provided, that no Lien has been filed with respect thereto or, if any such Lien shall have been filed, a stay of enforcement of any such Lien shall be in effect; provided, further that adequate reserves with respect thereto are maintained on the books of the applicable Person;
(q)Liens arising from (i) operating leases with respect to assets which are not owned by any Credit Party or any Subsidiary and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Credit Party or Subsidiary located on the premises of such Credit Party or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the Ordinary Course of Business and the precautionary UCC financing statement filings in respect thereof;
(r)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(s)Liens granted to secure Debt permitted under Section 10.1(m) in connection with the financing of insurance premiums;
(t)Liens existing on the Closing Date and listed on Schedule 10.2, including Liens securing Permitted Refinancing Debt permitted under Section 10.1(l); and
(u)other Liens securing obligations having an aggregate amount not exceeding Five Million Dollars ($5,000,000).
3.Restricted Payments.
Declare or make any Restricted Payment, except that (a) any Subsidiary (other than a Borrower) may pay dividends or make other distributions to a Credit Party or another Subsidiary which is wholly-owned by such Credit Party (including any Borrower); (b) any Credit Party (other than a Borrower) may pay dividends or make other distributions to another Credit Party (including any Borrower); (c) any Borrower may pay dividends or make other distributions to another Borrower; (d) any Credit Party (including any Borrower) may pay dividends or make distributions on Equity Interests which accrue (but are not paid in cash) or are paid in-kind with Equity Interests of such Credit Party equal or junior ranking; (e) so long as no Default or Event of Default exists or would result therefrom, any Credit Party may make Permitted Tax Distributions subject to the limitations set forth in such definition; (f) so long as (i) no Default or Event of Default exists or would result therefrom and (ii) Excess Availability after giving effect to such transaction is not less than Ten Million Dollars ($10,000,000), the Closing Date Earn-out; and (g) Restricted Payments in an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate in any Fiscal Year may be made if the Payment Conditions are satisfied on a Pro Forma Basis.
4.Investments.
Make any Investment, except the following:
(a)Investments to the extent existing on the Closing Date and described on Schedule 10.4;
(b)Investments in cash or Cash Equivalents, that are subject to Administrative Agent’s Lien and Article 9 Control as may be required hereunder pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent;
(c)Investments constituting Guarantees permitted pursuant to Section 10.1;
(d)deposits made in the Ordinary Course of Business to secure the performance of leases (or subleases) or other obligations as permitted by Section 10.2(e);
(e)Swap Agreements permitted pursuant to Section 10.1;
(f)Equity Interests or obligations issued to any Credit Party by any Person (or the representative of such Person) in respect of Debt of such Person owing to such Credit Party in connection with the insolvency, bankruptcy, receivership, or reorganization of such Person or a composition or readjustment of the debts of such Person or upon the foreclosure, perfection or enforcement of any Lien in favor of a Credit Party securing any such obligations;

(g)advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business not to exceed at any time One Hundred Thousand Dollars ($100,000) in the aggregate as to all such Persons at any time outstanding;
(h)Investments constituting deposits for the purchase of goods made in the Ordinary Course of Business;
(i)prepaid expenses and extensions of trade credit made in the Ordinary Course of Business and consistent with customary credit practices and policies;
(j)deposits with financial institutions permitted hereunder;
(k)Permitted Acquisitions;
(l)so long as no Default or Event of Default exists, Investments made after the Closing Date (i) by any Credit Party or Subsidiary in a Credit Party; (ii) by any Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party and (iii) by any Credit Party in any Subsidiary that is not a Credit Party in an amount pursuant to this clause (l)(iii) not to exceed Five Hundred Thousand Dollars ($500,000) at any time;
(m)Intercompany Debt, subject to Section 10.1(k);
(n)investments by Credit Parties and their Subsidiaries in the form of Equity Interests received as part or all of the consideration for the sale of assets pursuant to a Permitted Asset Disposition or otherwise approved by Administrative Agent;
(o)Investments in Ventiva Systems LLC in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000);
(p)Investments in an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate in any Fiscal Year if the Payment Conditions are satisfied on a Pro Forma Basis; and
(q)other Investments in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time.
5.Disposition of Assets.
Make or consummate any Asset Disposition, except a Permitted Asset Disposition.
6.Restrictions on Payment of Certain Debt.
Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance, acquisition, or deposit), or set aside funds for any such payment, with respect to any Funded Debt (other than the Obligations); provided, however, that Credit Parties and Subsidiaries may make:
(a)regularly scheduled payments of principal and interest with respect to all Debt (other than Debt described in Section 10.1(b)(ii) and other Subordinated Debt) which exists as of the Closing Date and disclosed in Schedule 10.1 or which is otherwise incurred after the Closing Date in accordance with the terms of this Agreement;
(b)subject to the terms of the Intercreditor Agreement, payments of principal, interest and related obligations with respect to the Debt payable under the Term Loan Agreement;
~~(c)    payments of principal, interest and related obligations with respect to the Debt payable under the Equipment Loan Agreement;~~ and
(c)~~(d)~~ payments of principal and interest on Subordinated Debt (including Debt described in Section 10.1(b)(ii)), if and to the extent such Debt is expressly permitted to be created, incurred or assumed in accordance with the terms of this Agreement, but only to the extent (i) at the time such payment is made, all Payment Conditions are satisfied in regard thereto; and (ii) the applicable terms of subordination otherwise permit the applicable subordinated creditor to accept and retain such payment.
7.Fundamental Changes.
(a)Merge, Divide, combine, or consolidate with or into any Person, or liquidate (or suffer any liquidation), wind up its affairs, or dissolve itself (or suffer any dissolution), in each case whether in a single transaction or in a series of related transactions, except that so long as no Default or Event of Default then exists or would result therefrom (i) any Credit Party may merge with, or sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets to, any other Credit Party (including any Borrower), or Divide itself into two or more Credit Parties; provided that, (A) if any Borrower is party to any such merger, such Borrower must be the surviving Person; (B) no Credit Party may sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets except to a Borrower; and (C) in any Division of any Credit Party, the Persons resulting from such Division must all become Credit Parties of the same type; upon such Division becoming effective; e.g., all Persons resulting from the Division of a Borrower must become borrowers, in accordance with Section 9.17; (ii) any Domestic Subsidiary which is not a Credit Party may merge with, or sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets to, any other Domestic Subsidiary which is not a Credit Party, or Divide itself into two or more Domestic Subsidiaries which are not Credit Parties; (iii) any Foreign Subsidiary may merge with, or sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets to, any other wholly owned Foreign Subsidiary or Divide itself into two or more Foreign Subsidiaries; (iv) any Subsidiary may, in accordance with Applicable Law, liquidate or dissolve itself into a Credit Party or another Domestic Subsidiary which is wholly owned by a Credit Party; (v) any Foreign Subsidiary of a Credit Party may liquidate or dissolve itself into another wholly owned Foreign Subsidiary of a Credit Party in accordance with Applicable Law;
(b)Without giving Administrative Agent at least fifteen (15) days prior written notice thereof and complying with all reasonable requirements of Administrative Agent in regard thereto, including with respect to execution and delivery of all documents, certificates, and information requested by Administrative Agent to maintain the validity, perfection, and priority of the security interests of Administrative Agent in the Collateral, (i) change its legal name or the jurisdiction in which it is organized; (ii) change its tax, charter, or other organizational identification number; (iii) change its organizational form (i.e., corporation, limited liability company, partnership, etc.); or (iv) change the location of its chief executive office or other office where material books or records are kept;
(c)Locate its chief executive office or keep its books and records in any jurisdiction other than in a State within the United States of America or the District of Columbia;
(d)Amend, restate, or modify its Organizational Documents in any manner which could be adverse to any Secured Party or could reasonably be expected to have a Material Adverse Effect;
(e)Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2 or change its year-end for accounting purposes from the Fiscal Year ending December 31;
(f)Engage materially in any business other than a business in substantially the same field as the business conducted by Credit Parties and the Subsidiaries on the Closing Date or a business reasonably incidental, related or complementary thereto; or
(g)(i) Authorize, issue or sell any Equity Interests (other than to its parent as existing on the Closing Date), or (ii) grant any options, warrants or other rights to purchase any such Equity interests (other than to such parent), or (iii) in any way change the capitalization of any Credit Party from that set forth on Schedule 8.4, in each case unless and except to the extent permitted pursuant to this Agreement or any other Loan Document.
8.Restrictive Agreements; Certain Restrictions; Inconsistent Agreements.
(a)Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.18; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) containing customary restrictions on assignment in leases and other contracts; (d) containing customary restrictions on dispositions of Real Estate found in reciprocal easement agreements, subleases or leases referenced in Section 10.2(m) or other Permitted Liens; (e) containing customary restrictions related to the sale of assets (to the extent such sale is permitted pursuant to Section 10.5) that limit the encumbrance of such assets pending the consummation of such sale; or (f) contained in the organizational or constitutional documents and agreements or any related joint venture or similar agreements binding on or applicable to any Subsidiary that is not a wholly-owned Subsidiary (but only to the extent such encumbrance or restriction covers the assets of such Subsidiary or any Equity Interests in such Subsidiary).
(b)Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Restricted Payment to a Credit Party or of any Credit Party to make any Restricted Payment to another Credit Party, other than restrictions under this Agreement and the other Loan Documents, the Term Loan Agreement~~, the Equipment Loan Agreement~~ or any Subordinated Debt ~~or~~ as may be in effect on the Closing Date as shown on Schedule 8.18.
(c)Become party to any contract or agreement which would violate the terms hereof, any other Loan Document, or any agreements relating to Bank Products.
9.Affiliate Transactions.
Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered and loans and advances permitted by Section 10.4(g); (c) payment of customary directors’ fees and indemnities; (d)

transactions with Affiliates consummated on or before the Closing Date and listed on Schedule 10.9; (e) [reserved]; and (f) other transactions with Affiliates not otherwise specifically covered in this Section 10.9 occurring subsequent to the Closing Date either (i) in the Ordinary Course of Business or (ii) if involving an aggregate amount in excess of Five Million Dollars ($5,000,000), disclosed to Administrative Agent prior to the consummation thereof (other than transactions with respect to the Term Loan Agreement but excluding the incurrence of incremental or similar Debt thereunder), and in each case of subclauses (i) and (ii) upon fair and reasonable terms that are no less favorable to the affected Credit Parties than would be obtained in a comparable arm’s-length transaction with a non-Affiliate, and otherwise do not contravene any term of this Agreement or any other Loan Document.
10.Plans.
Become a Plan, or become party to any Pension Plan or Multiemployer Plan, other than any in existence on the Closing Date and disclosed on Schedule 8.23, which is reasonably likely to result in a liability under Title IV of ERISA that would have a Material Adverse Effect. Fail to meet all of the applicable minimum funding requirements of ERISA and the Code with respect to any Pension Plan, without regard to any waivers thereof, and, to the extent that the assets of any of such Pension Plan would be less (by One Hundred Thousand Dollars ($100,000) or more) than an amount sufficient to provide all accrued benefits payable under such Pension Plan, Credit Parties shall make the maximum deductible contributions allowable under the Code (based on Credit Parties’ current actuarial assumptions). No Credit Party shall, or shall cause or permit any ERISA Affiliate to (a) cause or permit to occur any event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA; or (b) cause or permit to occur an ERISA Event that results in a material liability to any Credit Party.
11.Sales and Leasebacks.
Enter into any arrangement, whereby one Person shall, directly or indirectly, sell or transfer any Property to another Person (other than a Credit Party) which shall then or thereafter rent or lease as lessee such Property or any part thereof which such Person intends to use for substantially the same purpose or purposes as the Property sold or transferred on a long-term basis (a “Sale Leaseback”), other than a Permitted Sale Leaseback.
12.Certain Agreements.
(a) Permit any Specified Material Contract exceeding Five Million Dollars ($5,000,000) of consideration to be cancelled or terminated before its stated maturity or expiration date; (b) amend, restate, supplement, or otherwise modify any Specified Material Contract exceeding Five Million Dollars ($5,000,000) of consideration; (c) default in the performance under any Specified Material Contract exceeding Five Million Dollars ($5,000,000) of consideration; or (d) agree to or accept any waiver with respect to any Specified Material Contract exceeding Five Million Dollars ($5,000,000) of consideration which, for any of clauses (a) through (d), would adversely affect the rights of any Secured Party; provided, however, that nothing in this section shall prohibit any Permitted Refinancing Debt or the repayment, prepayment, retirement, or extinguishment of any Debt, to the extent the same is otherwise permitted to be made or incurred under this Agreement and the other Loan Documents.
13.[Reserved].

14.Finance Insurance Premiums.
Enter into any premium finance arrangements to finance all or a portion of any insurance premiums unless the provider of such financing shall have entered into an agreement with Administrative Agent (in form and substance satisfactory to Administrative Agent) pursuant to which, among other things, such financing provider agrees not to cancel any related insurances policies without first having provided Administrative Agent with at least thirty (30) days’ prior written notice thereof.
15.Leases.
Incur, create, or assume any direct or indirect liability for the payment of rent or otherwise under any lease or rental arrangement (excluding obligations under Capital Leases), if immediately thereafter the sum of lease or rental payments to be made by Credit Parties and their Subsidiaries during any consecutive 12-month period (for all of Credit Parties’ and their Subsidiaries’ lease and rental arrangements) would exceed Three Million Dollars ($3,000,000).

SECTION 21.
SECTION 22.FINANCIAL COVENANTS
1.Financial Covenants.
Until Payment in Full of the Obligations and termination of the Revolving Commitments, Credit Parties shall comply, or cause compliance with, each of the following covenants:
(a)Minimum Excess Availability. At all times after the Closing Date until the Fixed Charge Coverage Ratio on a trailing 12 month basis shall be equal to or greater than 1.20 to 1.00 continuously for 6 consecutive Fiscal Months (which may include up to three (3) Fiscal Months reported prior to the Closing Date), Excess Availability shall equal or exceed the greater of (i) Seven Million Five Hundred Thousand Dollars ($7,500,000) and (ii) an amount equal to thirty percent (30%) of the Loan Limit; it being understood and agreed that for purposes of establishing the commencement of the 6 consecutive fiscal months referenced in this Section 11.1(a), the Fixed Charge Coverage Ratio for each of July, August and September 2018 was greater than 1.20 to 1.00; and
(b)Fixed Charge Coverage Ratio. If at any time a Financial Covenant Trigger Event shall occur and be continuing, commencing with the most recent Fiscal Month for which financial statements have been provided in accordance with Section 9.6(b) or (c), as applicable, and as of each subsequent Fiscal Month ending thereafter, the Fixed Charge Coverage Ratio for the 12 Fiscal Months then ending shall equal or exceed 1.00 to 1.00.

SECTION 23.
SECTION 24.EVENTS OF DEFAULT; REMEDIES UPON DEFAULT
1.Events of Default.
Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, pursuant to any judgment or order of any court or any order, rule, or regulation of any Governmental Authority, or otherwise:
(a)Payment. Any Obligor shall fail to pay any Obligations when the same become due and payable (whether at stated maturity, on demand, upon acceleration, or otherwise); or
(b)Certain Covenants. Any Credit Party shall default in the performance of any agreement, covenant, or obligation contained in either: (a) Sections 9.1, 9.2, 9.6, 9.11, 9.12, 9.20, Section 10, or Section 11; or (b) Section 12 of the Security Agreement; or
(c)Other Covenants. Any Obligor shall default in the performance of any other agreement, covenant, or obligation contained in this Agreement or any other Loan Document and not provided for elsewhere in this Section 12.1 and such default shall not have been cured to Required Lenders’ satisfaction within thirty (30) days after the sooner to occur of (i) receipt by such Obligor of notice of such default from Administrative Agent or any Lender and (ii) the date on which such default first became known to such Obligor; or
(d)Representations. Any representation or warranty made or expressly deemed made by any Obligor in this Agreement or any other Loan Document, that (i) if subject to a materiality, Material Adverse Effect or similar qualification, shall be untrue, incorrect, or misleading when made or deemed made or (ii) if not subject to a materiality, Material Adverse Effect or similar qualification, shall be untrue, incorrect, or misleading in any material respect when made or deemed made; or
(e)Revocation. Either (i) any Obligor shall repudiate, revoke, or attempt to revoke, in whole or in part, any of its Obligations hereunder or under any other Loan Document; or (ii) any Obligor shall deny or contest the validity or enforceability of this Agreement or any other Loan Document or all or any part of the Obligations or the perfection or priority of any Lien granted to Administrative Agent; or
(f)Cessation of Lien. Either (i) This Agreement or any other Loan Document, or any material provision hereof or thereof, shall cease to be in full force or effect at any time after its execution and delivery for any reason (other than as expressly permitted hereunder or by waiver or release thereof by Administrative Agent, LC Issuer, a Lender or the applicable Bank Product Provider, as applicable, made in accordance herewith), it being understood that the application of any Write-Down and Conversion Powers by an EFA Resolution Authority (or the public announcement of the impending application of such powers) with respect to any liabilities of a Credit Party hereunder or under any Loan Document shall be deemed an Event of Default under this subsection (f); or (ii) any Security

Document (including this Agreement) shall for any reason fail or cease to create a valid, perfected, and, except to the extent permitted by the terms hereof or thereof, first-priority Lien in favor of Administrative Agent, for the benefit of the Secured Parties, on a material portion of the Collateral purported to be covered thereby; or (iii) any Swap Agreement entered into between any Obligor or a Subsidiary, on the one hand, and Administrative Agent or any Lender (or any of their respective Affiliates), on the other hand, shall be terminated as a result of a default or event of default by such Obligor or Subsidiary or revoked; or
(g)Cross Default. Obligors or Subsidiaries, or any one or more of them, shall fail to make any payment in respect of outstanding Debt (other than the Obligations) having an aggregate outstanding principal amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) (determined singly or in the aggregate with other Debt of such Obligors or Subsidiaries) when due after the expiration of any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of such Debt (including any required mandatory prepayment or “put” of such Debt to any such Person) or enables (or, with the giving of notice or passing of time or both, would enable) the holders of such Debt or a commitment related to such Debt (or any Person acting on such holders’ behalf) to accelerate the maturity thereof or terminate any such commitment before its normal expiration (including any required mandatory prepayment or “put” of such Debt to such Person), or there shall occur any default under any Bank Product Agreement (including any Swap Agreement) after the expiration of any applicable cure period set forth therein; or
(h)Judgment. Either (i) A judgment, order, or award for the payment of money shall be entered against any Obligor or Subsidiary in an amount which exceeds, individually or cumulatively with all unsatisfied judgments, orders, or awards against all the Obligors and Subsidiaries, an amount in excess of the greater of the insurance coverage therefor (as provided by an underwriter acceptable to Administrative Agent, where such underwriter has admitted coverage in writing, and such insurance coverage otherwise fully complies in all respects with Section 9.3) and the Threshold Amount and the same shall remain undischarged, undismissed, and unstayed for more than sixty (60) days; or (ii) any non-monetary judgment or order shall be rendered against any Obligor or Subsidiary that could reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or (iii) any order, judgment or decree shall be entered against any Obligor or Subsidiary decreeing the dissolution or split up of such Person and such order shall remain undischarged, unvacated, unbonded or unstayed for a period in excess of sixty (60) days; or (iv) any Person shall issue, order, or institute any levy upon, or attachment, garnishment, or other seizure of any portion of the Collateral or other assets of any such Person in excess of the Threshold Amount; or
(i)Loss. Any Loss shall occur with respect to any Collateral having a value (determined, for purposes of this clause (i), as the greater of cost or market) in excess of the greater of the insurance coverage therefor (as provided by an underwriter acceptable to Administrative Agent, where such underwriter has admitted coverage of such Loss in writing and such insurance coverage otherwise fully complies in all respects with Section 9.3) and the Threshold Amount; or
(j)Conduct. (i) Any Obligor or Subsidiary shall be enjoined, restrained, or in any way prevented by any Governmental Authority from conducting any material part of its business; (ii) any Obligor or Subsidiary shall suffer the loss, revocation, or termination of any material license, permit, lease, or agreement necessary to its business; (iii) any cessation of any material part of the business of any Obligor or Subsidiary shall occur; (iv) any material default shall occur under any Material Contract or any Material Contract is terminated before its stated maturity or not renewed; or (v) any strike, lockout, labor dispute, embargo, act of terrorism, or act of God, or other casualty shall occur which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Obligor or any Subsidiary shall occur, if any such event or circumstance in clauses (i) through (v), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or
(k)Voluntary Bankruptcy. (i) Any Obligor or Subsidiary shall (A) file any petition seeking to take advantage of or commence any Insolvency Proceeding for its own relief, benefit, or advantage; (B) make an offer of settlement, extension, or composition to its unsecured creditors generally; (C) voluntarily dissolve, liquidate, or terminate operations, except as otherwise permitted in this Agreement or the other Loan Documents; (D) admit in writing its inability, or be generally unable, to pay its debts as the debts become due; or (E) take any corporate, limited liability company, partnership, or similar action for the purpose of effecting any of the foregoing; or (ii) any trustee or receiver shall be appointed to take possession of any substantial Property of, or to operate any of the business or Properties of, any Obligor or Subsidiary; or

(l)Involuntary Bankruptcy. (i) An Insolvency Proceeding shall be commenced against any Obligor or Subsidiary and (A) such Obligor or Subsidiary shall consent to the institution of such proceeding, (B) such Obligor or Subsidiary shall acquiesce in writing to the commencement of such proceeding or shall fail, in a timely and appropriate manner, to contest vigorously any petition commencing such proceeding; (C) any such petition shall not be dismissed within thirty (30) days after the filing thereof; or (D) an order for relief shall be entered in such proceeding; or (ii) any Credit Party shall become subject to a Bail-In Action; or
(m)ERISA. (i) An ERISA Event shall occur with respect to any Plan that has resulted or could reasonably be expected to result in liability of an Obligor or an ERISA Affiliate to such Plan or to the PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any such Plan; (ii) an Obligor or ERISA Affiliate shall fail to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; (iii) any event similar to the foregoing shall occur or exist with respect to a Foreign Plan; (iv) any Plan or trust created under any Plan of any Obligor or any ERISA Affiliate shall engage in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any material tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code; or (v) there shall be at any time a Lien imposed against the assets of any Obligor or ERISA Affiliate under Code Section 412 or ERISA Sections 302 or 4068, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or
(n)Indictment. An Obligor or, if applicable, any of its Responsible Officers is criminally indicted or convicted for (i) a felony committed in the conduct of an Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property of any Obligor or any Collateral; or
(o)Control. A Change of Control shall occur; or
(p)Term Loan Agreement. An Event of Default (as defined in the Term Loan Agreement) shall occur.
2.Remedies upon Default.
(a)Termination and Acceleration. Upon the occurrence of an Event of Default under Sections 12.1(k) or (l), all Revolving Commitments shall, automatically and without notice to any Person, terminate and all Obligations (other than Obligations under any Swap Agreements between a Credit Party and Administrative Agent or any Lender (or any of their respective Affiliates), all of which shall be due in accordance with and governed by the provisions of such Swap Agreements) shall, automatically and without notice to any Person, become immediately due and payable, without diligence, presentment, demand, protest, or notice of any kind, all of which are hereby waived by Credit Parties to the fullest extent permitted by Applicable Law. During the existence of any other Event of Default, Administrative Agent may (and, at the written direction of the Required Lenders, shall) do one or more of the following at any time and from time to time:
(i)declare any Obligations immediately due and payable (other than Obligations under any Swap Agreements between an Obligor and Administrative Agent or any Lender (or any of their respective Affiliates), all of which shall be due in accordance with and governed by the provisions of such Swap Agreements), whereupon they shall be due and payable without diligence, presentment, demand, protest, or notice of any kind, all of which are hereby waived by Credit Parties to the fullest extent permitted by Applicable Law;
(ii)(A) refuse to make Loans, cause the issuance of any Letters of Credit, make any other extensions of credit or grant any other financial accommodations to or for the benefit of any Credit Parties; (B) terminate, reduce, or condition any Revolving Commitment; (C) make any adjustment to the Borrowing Base (including by instituting additional Reserves); and (D) ON DEMAND, require Credit Parties to Cash Collateralize LC Obligations, Bank Product Obligations, and other Obligations that are contingent or not yet due and payable (and, if Credit Parties do not, for whatever reason, provide such Cash Collateral ON DEMAND, Administrative Agent may provide such Cash Collateral with the proceeds of a Revolving Loan and each Lender shall fund its Pro Rata Share thereof in accordance with Section 4.1(c), regardless of whether an Over Advance exists or would result therefrom or any condition precedent to the making of any such Loan has not been satisfied); and
(iii)exercise such other rights and remedies which may be available to it under this Agreement, the other Loan Documents, and agreements relating to Bank Products, or Applicable Law (including the rights of a secured party under the UCC), all of which shall be cumulative.

(b)Safekeeping. Administrative Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whatsoever, and the same shall be at all times at Credit Parties’ sole risk.
3.License.
Each Credit Party hereby grants to Administrative Agent during the existence of (and only exercisable during) any Event of Default an irrevocable, non-exclusive license or other right to use, license, or sublicense (without payment of any royalty or other compensation to such Credit Party or any other Person) any or all of such Credit Party’s Intellectual Property (subject, in the case of trademarks, to sufficient rights to quality control and inspection in favor of each applicable Credit Party to avoid the risk of invalidation of said trademarks), computing hardware, brochures, promotional and advertising materials, labels, packaging materials, and other Property in connection with the advertising for sale or lease, marketing, selling, leasing, liquidating, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
4.Receiver.
In addition to any other remedy available to it, Administrative Agent, upon the request of the Required Lenders, shall have the absolute right, during the existence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of any Credit Party and Subsidiaries, and Credit Parties hereby consent (for themselves and on behalf of the Subsidiaries) to such rights and such appointment and hereby waive any objection Credit Parties may have thereto or the right to have a bond or other security posted by Administrative Agent or any Lender in connection therewith.
5.Deposits; Insurance.
Credit Parties (a) authorize Administrative Agent to, during the existence of an Event of Default, settle, collect, and apply against the Obligations any refund of insurance premiums or any insurance proceeds payable to any Credit Party on account of any Loss or otherwise and (b) irrevocably appoints Administrative Agent as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.
6.Remedies Cumulative.
All rights and remedies of Administrative Agent or any other Secured Party contained in the Loan Documents, the UCC, and Applicable Law are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Administrative Agent and the other Secured Parties may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Administrative Agent or the other Secured Parties may have, whether under any Loan Document, the UCC, Applicable Law and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Obligor of this Agreement or any of the other Loan Documents. Administrative Agent and the other Secured Parties may at any time or times, proceed directly against any Obligor to collect the Obligations without prior recourse to any other Obligor or the Collateral. All rights and remedies of Administrative Agent and the other Secured Parties shall continue in full force and effect until Payment in Full of all Obligations.

SECTION 25.
SECTION 26.ADMINISTRATIVE AGENT
1.Appointment, Authority, and Duties of Administrative Agent; Professionals.
(a)Appointment and Authority.
Each Lender, LC Issuer and other Secured Party hereby irrevocably appoints Regions Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to (i) take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto and (ii) enter into all Loan Documents to which Administrative Agent is intended to be a party and accept all Security Documents for Administrative Agent’s benefit and the Pro Rata benefit of the Lenders, all of which shall be binding upon the Secured Parties. Without limiting the generality of the foregoing, Administrative Agent shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents; (ii) execute and deliver as Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Borrower or other Person; (iii) act as collateral agent for the Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (iv) manage, supervise, or otherwise deal with Collateral; and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law, or otherwise. Subject to Section 16.2(a)(iv)(C), Administrative Agent alone shall be authorized to determine whether any Accounts constitute Eligible Accounts or Eligible Investment Grade Accounts or whether to impose or release any Reserve, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any other Secured Party or other Person for any error in judgment. It is understood and agreed that the use of the term “agent” (or any other similar nomenclature) herein or in any other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)Duties; Delegation.
The duties of Administrative Agent shall be ministerial and administrative in nature, and Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement or the other Loan Documents. Administrative Agent shall not have a fiduciary relationship with any Lender, LC Issuer, Secured Party, Participant or other Person, whether by reason of this Agreement or any other Loan Document or any transaction relating hereto or thereto or otherwise, and regardless of whether a Default or Event of Default exists. The conferral upon Administrative Agent of any right shall not imply a duty on Administrative Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement. Administrative Agent may perform its duties through agents, employees and other Related Parties and may consult with and employ Administrative Agent Professionals and shall be entitled to act upon (or refrain from acting), and shall be fully protected in any action taken (or omitted to be taken) in good faith reliance upon, any advice given by any Administrative Agent Professional. Administrative Agent shall not be responsible for the negligence or misconduct of any agents, employees, other Related Parties or Administrative Agent Professionals selected by it. Except as otherwise may be expressly set forth herein or in any of the other Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its agents, employees, other Related Parties or Administrative Agent Professionals in any capacity.
(c)Instructions of Required Lenders.
The rights and remedies conferred upon Administrative Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Administrative Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with this Agreement or any other Loan Document, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 13.5 against all Claims which could be incurred by Administrative Agent in connection with any act (or failure to act). Administrative Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Administrative Agent shall not incur liability to any Person by reason of so refraining. Instructions of the Required Lenders shall be binding upon all Lenders, and no Lender or any other Person shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting in accordance with the instructions of the Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders (except any Defaulting Lender) shall be required in the circumstances described in Section 16.2(a)(iv). The Required Lenders, without the prior written consent of each Lender, may not direct Administrative Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans or terminate the Revolving Commitments of one Lender without terminating the Revolving Commitments of all Lenders. Administrative Agent shall not be required to take any action which, in its opinion, or in the opinion of its legal counsel, is contrary to Applicable Law or any Loan Document or could subject any Administrative Agent Indemnitee to liability, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of Property of a Defaulting Lender in violation of any Debtor Relief Law.
2.Agreements Regarding Borrowers and Guarantors, Collateral and Field Examination Reports.
(a)Lien Releases; Release of Borrowers or Guarantors; Care of Collateral.
Each Secured Party authorizes Administrative Agent to (i) release any Lien with respect to any Collateral (A) upon Payment in Full of the Obligations or (B) that is the subject of an Asset Disposition which Borrower Representative certifies in writing to Administrative Agent is a Permitted Asset Disposition (and Administrative Agent may rely conclusively on any such certificate without further inquiry), (ii) subordinate its Liens in any Collateral in favor of any other Lien if Borrower Representative certifies that such other Lien is a Permitted Lien entitled to priority over Administrative Agent’s Liens (and Administrative Agent may rely conclusively on any such certificate without further inquiry) and (iii) release any Borrower or Guarantor from its obligations under this Agreement and the other Loan Documents if such Person ceases to be a Borrower or a Guarantor as a result of a transaction permitted hereunder or thereunder (and Administrative Agent hereby acknowledges that any such release or subordination shall occur automatically without any further action on its part, and Administrative Agent further agrees that it shall, at Borrowers’ expense, execute and deliver such acknowledgements and other documents as may be reasonably requested by Borrowers to evidence any such release or subordination). Administrative Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by an Obligor or any other Person, or is cared for, protected, insured or encumbered, nor to assure that Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under this Agreement or any other Loan Document pursuant to this Section 13.2(a).
(b)Possession of Collateral.
Administrative Agent and the Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or under Article 9 Control of such Lender, to the extent such Liens are perfected by possession or Article 9 Control. If any Lender obtains possession or Article 9 Control of any Collateral, it shall notify Administrative Agent thereof and, promptly upon Administrative Agent’s request (but, in any case, within five (5) Business Days) deliver such Collateral to Administrative Agent or otherwise deal with such Collateral in accordance with Administrative Agent’s instructions.
(c)Reports.
Administrative Agent shall promptly forward to LC Issuer and each Lender (upon any such Person’s request therefor), when complete, copies of any field audit, field examination, or appraisal report prepared by or for Administrative Agent with respect to any Credit Party or Subsidiary or any Collateral (each, a “Report”). LC Issuer and each Lender agrees (i) that neither Regions Bank nor Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report and shall not be liable for any information contained in or omitted from any Report; (ii) that the Reports are not intended to be comprehensive audits or examinations of any Person, thing, or matter and that Administrative Agent or any other Person performing any such audit, examination, or appraisal will inspect only specific information regarding the subject matter thereof and will rely significantly upon the books and records, as well as upon representations of, the Persons (and their officers and employees) subject to such audit, examination, or appraisal; and (iii) to keep all Reports confidential and strictly for LC Issuer’s or such Lender’s internal use and not to distribute any Report (or the contents thereof) to any Person (except to such Person’s Participants, attorneys, and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each of LC Issuer and the Lenders agrees to indemnify, defend and hold harmless Administrative Agent and any other Person preparing a Report (excepting therefrom any Obligor) from any action LC Issuer or such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising in connection with any third parties that obtain any information contained in a Report through LC Issuer or such Lender.
(d) Rights of Individual Secured Parties. Anything contained in any of the Loan Documents to the contrary notwithstanding, each of the Credit Parties, Administrative Agent and each other Secured Party hereby acknowledge and agree that (i) no Secured Party except Administrative Agent shall have any power, right or remedy hereunder individually to realize upon any of the Collateral or to enforce this Agreement or any other Loan Document, it being understood and agreed that all such powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, Administrative Agent or any other Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of the Secured Parties (but not any of the other Secured Parties in their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale or other disposition.
3.Reliance By Administrative Agent.
Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, facsimile, Internet or intranet website posting, or other distribution), or any statement made to it orally or by telephone believed by it to be genuine and to have been made, signed, sent, or otherwise authenticated, as applicable, by the proper Person. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or LC Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or LC Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or LC Issuer in accordance with Section 16.1 before the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other Administrative Agent Professionals selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
4.Action Upon Default.
Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing and shall not be deemed to have knowledge of any Default or Event of Default unless, in its capacity as a Lender it has actual knowledge thereof, or it has received written notice from any other Lender or any Credit Party specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Administrative Agent and the other Lenders thereof in writing specifying in detail the nature thereof. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales, or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Borrower where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.
5.Indemnification of Administrative Agent Indemnitees.
EACH SECURED PARTY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS ADMINISTRATIVE AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY ADMINISTRATIVE AGENT INDEMNITEE, PROVIDED SUCH CLAIM RELATES TO OR ARISES FROM AN ADMINISTRATIVE AGENT INDEMNITEE’S ACTING AS OR FOR ADMINISTRATIVE AGENT (IN ITS CAPACITY AS ADMINISTRATIVE AGENT). In Administrative Agent’s discretion, it may reserve for any such Claims made against an Administrative Agent Indemnitee and may satisfy any judgment, order, or settlement relating thereto, from proceeds of Collateral before making any distribution of Collateral Proceeds to any other Secured Parties. If Administrative Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession, or other Person for any alleged preference or fraudulent transfer, then any monies paid by Administrative Agent in settlement or satisfaction of such proceeding, together with all interest, costs, and expenses (including attorneys’ fees) incurred in the defense of same, shall be reimbursed to Administrative Agent by each Lender to the extent of its Pro Rata Share. All payment obligations under this Section 13.5 shall be due and payable ON DEMAND.
6.Limitation on Responsibilities of Administrative Agent.
Administrative Agent shall not be liable for any action taken or not taken by it under any Loan Document (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 16.2) or (b) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment. Administrative Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or any Secured Party of any obligations under the Loan Documents. Administrative Agent does not make to Lenders any express or implied warranty, representation, or Guarantee with respect to any Obligations, Collateral, Loan Documents, or Borrower. No Administrative Agent Indemnitee shall be responsible to any Secured Party for (a) any recitals, statements, information, representations, or warranties contained in any Loan Documents; (b) the execution, validity, genuineness, effectiveness, or enforceability of any Loan Documents; (c) the genuineness, enforceability, collectibility, value, sufficiency, location, or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; (d) the validity, enforceability or collectibility of any Obligations; or (e) the assets, liabilities, financial condition, results of operations, business, creditworthiness, or legal status of any Credit Party or Account Debtor. No Administrative Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein or in any other Loan Document. Administrative Agent shall have no liability with respect to the administration, submission or any other matter related to the rates in the definition of Adjusted LIBOR Rate or with respect to any comparable or successor rate thereto.
7.Resignation; Successor Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving at least thirty (30) days prior written notice thereof to Lenders and Borrowers. Upon receipt of such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent which shall be (i) a Lender or an Affiliate of a Lender (in each case excluding Defaulting Lenders) or (ii) a commercial bank that is organized under the laws of the United States or any state or district thereof, or an Affiliate of such bank, and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed before the effective date of the resignation of Administrative Agent, then Administrative Agent may appoint a successor agent meeting the qualifications set forth above, provided that if Administrative Agent shall notify Borrowers and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral security held by Administrative Agent on behalf of the Lenders or LC Issuer under any of the Loan Documents the retiring Administrative Agent shall continue to hold such Collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications, and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon acceptance by a successor Administrative Agent of an appointment to serve as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent without further act, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this paragraph) but shall continue to have the benefits of the indemnification set forth in Sections 13.5, 16.3, and 16.4. Notwithstanding any Administrative Agent’s resignation, the provisions of this Section 13 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Administrative Agent. Any successor to Regions Bank by merger or acquisition of Equity Interests or its Loans hereunder shall continue to be Administrative Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above. In addition to the foregoing, and notwithstanding anything to the contrary contained herein, if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law by notice in writing to Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders (the “Removal Effective Date”), then, such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and the Required Lenders instituting such removal shall continue thereafter as co-Administrative Agents unless and until a successor Administrative Agent is appointed and accepts such appointment.
8.Separate Collateral Agent.
It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Administrative Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Administrative Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Administrative Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Administrative Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Administrative Agent. Lenders shall execute and deliver such documents as Administrative Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign, or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Administrative Agent until appointment of a new agent.
9.Due Diligence and Non-Reliance.
Each Secured Party acknowledges and agrees that it has, independently and without reliance upon Administrative Agent or any other Secured Party, or any of their respective Related Parties, and based upon such documents, information, and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans, issue Letters of Credit, participate in LC Obligations hereunder, make or participate in other credit extensions to Obligors hereunder and grant other financial accommodations to or on behalf of any Obligor pursuant hereto. Each Secured Party has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender believes necessary. Each Secured Party further acknowledges and agrees that the other Secured Parties, including Administrative Agent, or any of their respective Related Parties, have made no representations or warranties concerning any Obligor or Subsidiary, any Collateral, or the legality, validity, sufficiency, or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon the other Secured Parties, including Administrative Agent and or any of their respective Related Parties, and based upon such financial statements, documents, and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans, issuing Letters of Credit, participating in LC Obligations, making or participating in other credit extensions to Obligors and granting other financial accommodations to or on behalf of any Obligor and in taking or refraining from any action under any Loan Documents. Except as expressly required hereby and except for notices, reports, and other information expressly requested by a LC Issuer or any Lender, Administrative Agent shall have no duty or responsibility to provide LC Issuer, any Lender or any other Secured Party with any notices, reports, or certificates furnished to Administrative Agent by any Obligor or Subsidiary or any credit or other information concerning the affairs, financial condition, business, or Properties of any Obligor or Subsidiary which may come into possession of Administrative Agent or any of its Affiliates.
10.Remittance of Payments.
(a)Remittances Generally.
All payments by any Lender to Administrative Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Administrative Agent and request for payment is made by Administrative Agent by 11:00 a.m. on a Business Day, payment shall be made by such Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Administrative Agent to any Lender

shall be made by wire transfer, in the type of funds received by Administrative Agent. Any such payment shall be subject to Administrative Agent’s right of offset for any amounts due from such Lender under the Loan Documents.
(b)Failure to Pay.
If any Lender fails to pay any amount when due by it to Administrative Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Administrative Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Administrative Agent.
(c)Recovery of Payments.
If Administrative Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Administrative Agent from an Obligor and such related payment is not received, then Administrative Agent may recover such amount from each Secured Party that received it. If Administrative Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Administrative Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Administrative Agent to any Obligations are later required to be returned by Administrative Agent pursuant to Applicable Law, each Lender shall pay to Administrative Agent, ON DEMAND, such Lender’s Pro Rata Share of the amounts required to be returned in accordance with Section 4.1(c).
11.Administrative Agent in its Individual Capacity.
As a Lender, Administrative Agent shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders,” or any similar term, as and when used herein or in any other Loan Document, unless otherwise expressly provided, shall include Administrative Agent in its capacity as a Lender. Each of Administrative Agent and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, be a Bank Product Provider to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Borrowers and their Affiliates, as if Administrative Agent were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Administrative Agent and its Affiliates may receive information regarding Borrowers, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Administrative Agent and its Affiliates shall be under no obligation to provide such information to Lenders if acquired in such individual capacity and not as Administrative Agent hereunder.
12.Administrative Agent Titles.
Each Lender, other than Administrative Agent, that is designated (on the cover page of this Agreement or otherwise) by Administrative Agent as an “Arranger,” “Documentation Agent,” or “Syndication Agent” or words of similar type or effect shall not have any right, power, responsibility, or duty under any Loan Documents other than those applicable to all Lenders and shall in no event be deemed to have any fiduciary relationship with any other Lender or Secured Party.
13.Bank Product Providers.
Notwithstanding any term of this Agreement or any other Loan Document to the contrary, Bank Product Obligations owed to any Lender (other than any owed to Regions Bank and its Affiliates) shall be excluded from the benefits of clauses seventh and eighth of Section 5.5(a) unless such Lender, in its capacity as a Bank Product Provider, has delivered to Administrative Agent a Secured Party Designation Notice in respect thereof; provided, that each holder of Bank Product Obligations not party to this Agreement as a Lender (other than any Affiliate of Regions Bank) shall be excluded from all benefits of this Agreement and the other Loan Documents, including Section 5.5(a), unless such Bank Product Provider has delivered to Administrative Agent a Secured Party Designation Notice in regard thereto; provided, further, that, unless otherwise approved by Administrative Agent, no Secured Party Designation Notice may be delivered by any Lender or other Person (other than an Affiliate of Regions Bank) to Administrative Agent if an Event of Default then exists. Each Bank Product Provider not a party to this Agreement as a Lender (other than any Affiliate of Regions Bank), by its delivery of any such Secured Party Designation Notice, shall be deemed to have agreed to be bound by this Agreement and the other Loan Documents in relation to its Bank Products identified in such notice, to have agreed to perform in accordance with its terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank Product Provider, and to have appointed and authorized Administrative Agent to act as its agent in connection therewith to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto. Each holder of Bank Product Obligations (including any not otherwise a party hereto) shall indemnify, defend and hold harmless Administrative Agent Indemnitees, to the extent not reimbursed by Credit Parties, against all Claims that may be incurred by or asserted against any Administrative Agent Indemnitee in connection with the Bank Product Obligations of such Bank Product Provider. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, no Bank Product Provider, in its capacity as such, will create (or be deemed to have created) in its favor any rights in connection with the management or release of any Collateral or of the Obligations of any Borrower or any other Credit Party under the Loan Documents except as otherwise may be expressly provided herein or in the other Loan Documents. Furthermore, it is understood and agreed that each Bank Product Provider, in its capacity as such, shall not have any right to notice of any action or to consent to, direct or object to any action hereunder or under any of the other Loan Documents or otherwise in respect of the Collateral (including the release or impairment of any Collateral, or to any notice of or consent to any amendment, waiver or modification of the provisions hereof or of the other Loan Documents), other than in its capacity (if any) as a Lender and, in any event, only as expressly provided herein or therein.
14.No Third Party Beneficiaries.
This Section 13 is an agreement solely among Administrative Agent, LC Issuer, Lenders and the other Secured Parties and shall survive Payment in Full of the Obligations. This Section 13 does not confer any rights or benefits upon Credit Parties, any Obligor or any other Person, and no Credit Party, Obligor or other Person shall have any standing to enforce this Section 13. As between Credit Parties and Administrative Agent, any action that Administrative Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by LC Issuer, the Lenders and the other Secured Parties, as applicable.
15.Certifications From Lenders and Participants; PATRIOT Act; No Reliance.
(a)PATRIOT Act Certifications.
Each Lender or assignee or Participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender, assignee or Participant is not a “shell” and certifying to other matters as required by Section 313 of the PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the PATRIOT Act.
(b)No Reliance. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, Participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Credit Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Laws.
16.Bankruptcy.

(a)Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative

Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such Insolvency Proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, LC Issuer and Administrative Agent (including any claim for compensation, expenses, disbursements and advances of Lenders, LC Issuer and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, LC Issuer and Administrative Agent arising hereunder) allowed in such Insolvency Proceeding; and (ii) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, or other similar official in any such judicial proceeding is hereby authorized by each Lender and LC Issuer to make such payments directly to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders and/or LC Issuer, to pay to Administrative Agent any amount due for the compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.
(b)Credit Bids. The holders of the Obligations hereby irrevocably authorize Administrative Agent, acting at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of all or some of the Obligations pursuant to a deed in lieu of foreclosure, strict foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including Sections 363, 1123 or 1129 thereof, or any similar Applicable Law in any other jurisdictions to which a Credit Party is subject, or (b) at any sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent of, or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle(s) used to consummate such purchase). In connection with any such credit bid (i) Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle(s) (provided that any actions by Administrative Agent with respect to such acquisition vehicle(s), including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and (iii) to the extent that any Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (whether as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt which is credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the holders of the Obligations pro rata and the equity interests or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled without the need for any Lender or any acquisition vehicle to take any further action.
SECTION 27.
SECTION 28.ASSIGNMENTS AND PARTICIPATIONS
1.Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Documents except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement or any other Loan Document, whether expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments, Loans and obligations hereunder at the time owing to it) and the other Loan Documents; provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments and the Loans at the time owing to it (in each case with respect to any credit facility) or contemporaneous assignments to Approved Funds that equal at least to the amounts specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any event not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitments (which for this purpose includes Loans and Obligations in respect thereof outstanding thereunder) or, if any of the Revolving Commitments are not then in effect, the principal outstanding balance of the Loans and other Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than Five Million Dollars ($5,000,000), in the case of any assignment in respect of any Revolving Commitments and/or Revolving Loans, unless each of Administrative Agent and, so long as no Event of Default shall have occurred and is continuing, Borrower Representative otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Commitments and Loans assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default shall have occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of Revolving Commitments under revolving credit facilities if such assignment is to a Person that is not a Lender with a Revolving Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the LC Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Revolving Commitment; and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Revolving Commitment.

(iv)    Assignment Agreement. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500, unless waived, in whole or in part by Administrative Agent in its discretion. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made by any Lender to (A) any Borrower or other Credit Party or any of a Borrower’s or a Credit Party’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made by any Lender to a natural person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower Representative and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each LC Issuer, each Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Commitment. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 15.2, 15.3 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Borrowers will execute and deliver on request, at their own expense, Notes to the assignee evidencing the interests taken by way of assignment hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in the United States, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower Representative and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to any Person (other than a natural Person or a Borrower or other Credit Party or any of a Borrower’s or other Credit Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrowers, Administrative Agent, the LC Issuer and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 16.3 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 15.2(a) that affects such Participant. Borrowers agree that each Participant shall be entitled to the benefits of Sections 15.1, 15.2 and 15.3 (subject to the requirements and limitations therein, including the requirements under Section 15.3 (it being understood that the documentation required under Section 15.3 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 15.4 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 15.2 or 15.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrowers’ request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 15.4 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 16.6 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 29.
SECTION 30.YIELD PROTECTION
1.Making or Maintaining Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans.
(a)Inability to Determine Applicable Interest Rate.
In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), with respect to any Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans, that (i) reasonable and adequate means do not exist for ascertaining the interest rate applicable to such Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate or LIBOR Index Rate, as applicable, or (ii) the LIBOR Scheduled Unavailability Date has occurred, Administrative Agent shall on such date give notice to Borrower Representative and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans until such time as Administrative Agent notifies Borrower Representative and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers and such Loans shall be automatically made or continued as, or converted to, as applicable, Base Rate Loans without reference to the LIBOR Index Rate component of the Base Rate.
(b)Illegality or Impracticability of Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans.
In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Administrative Agent) that the making, maintaining or continuation of its Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice to Borrower Representative and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter, (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to an Adjusted LIBOR Rate Loan or LIBOR Index Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan without reference to the LIBOR Index Rate component of the Base Rate, (3) the Affected Lender’s obligation to maintain its outstanding Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans without reference to the LIBOR Index Rate component of the Base Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to an Adjusted LIBOR Rate Loan or LIBOR Index Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of Section 15.1(a), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 15.1(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Adjusted LIBOR Rate Loans or LIBOR Index Rate Loan in accordance with the terms hereof.
(c)Compensation for Breakage or Non‑Commencement of Interest Periods.
Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all out-of-pocket losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Adjusted LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re‑employment of such funds but excluding loss of anticipated profits) which such Lender sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any Adjusted LIBOR Rate Loans does not occur on a date specified therefor in a Notice of Borrowing for borrowing, or a conversion to or continuation of any Adjusted LIBOR Rate Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation or a request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Adjusted LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including as a result of an assignment in connection with the replacement of a Lender pursuant to Section 15.4(b); or (iii) if any prepayment of any of its Adjusted LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers.
(d)Booking of Adjusted LIBOR Rate Loans and LIBOR Index Rate Loans

. Any Lender may make, carry or transfer Adjusted LIBOR Rate Loans and LIBOR Index Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(e)Assumptions Concerning Funding of Adjusted LIBOR Rate Loans.
Calculation of all amounts payable to a Lender under this Section 15.1 and under Section 15.2 shall be made as though such Lender had actually funded each of its relevant Adjusted LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to sub-clause (i) of part (a) of the definition of LIBOR in an amount equal to the amount of such Adjusted LIBOR Rate Loans and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided, however, each Lender may fund each of its Adjusted LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 15.1 and under Section 15.2.
(f)Certificates for Reimbursement.
A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, as specified in paragraph (c) of this Section and the circumstances giving rise thereto shall be delivered to Borrower Representative and shall be conclusive absent manifest error. In the absence of any such manifest error, Borrowers shall pay such Lender or such LC Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(g)Delay in Requests.
Borrowers shall not be required to compensate a Lender pursuant to this Section for any such amounts incurred more than six (6) months prior to the date that such Lender delivers to Borrower Representative the certificate referenced in Section 15.1(f).
(h)LIBOR Replacement Rate. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, but without limiting subsections (a) or (b) above, if Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or Borrower Representative or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower Representative) that Borrowers or Required Lenders (as applicable) shall have determined (which determination likewise shall be final and conclusive and binding upon all parties hereto), that (i) the circumstances described in Section 15.1(a)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) the relevant administrator of LIBOR or a Governmental Authority having or purporting to have jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available, or used for determining interest rates for loans in the applicable currency (such specific date, the “LIBOR Scheduled Unavailability Date”), or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 15.1(h), are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace LIBOR for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by Administrative Agent or receipt by Administrative Agent of such notice, as applicable, Administrative Agent and Borrowers may amend this Agreement to replace LIBOR with an alternate interest rate, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative interest rates (any such proposed rate, a “LIBOR Replacement Rate”), and make such other related changes to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 15.1(h) (provided, that any definition of the LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than zero for purposes of this Agreement) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders do not accept such amendment. The LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for Administrative Agent, such LIBOR Replacement Rate shall be applied as otherwise determined by Administrative Agent (it being understood that any such modification to application by Administrative Agent made as so determined shall not require the consent of, or consultation with, any of the Lenders). For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Credit Agreement is entered into to effect the provisions of this Section 15.1(h), if the circumstances under clauses (i) and (ii) of this Section 15.1(h) exist, the provisions of subsections (a) and (b) above to this Section 15.1 shall apply.
2.Increased Costs.
(a)Increased Costs Generally.
If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate or the LIBOR Index Rate) or LC Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuer or other Recipient, Credit Parties will pay to such Lender, LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital and Liquidity Requirements.
If any Lender (including Swing Line Lender) or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any lending office of such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender hereunder or the Loans made by, or participations in Letters of Credit and Swing Line Loans held by, such Lender, or the Letters of Credit issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time Credit Parties will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement.
A certificate of a Lender or LC Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the circumstances giving rise thereto shall be delivered to Borrower Representative and shall be conclusive absent manifest error. In the absence of any such manifest error, Credit Parties shall pay such Lender or LC Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)Delay in Requests.

Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation, provided that Credit Parties shall not be required to compensate a Lender or LC Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or LC Issuer, as the case may be, delivers to Borrowers the certificate referenced in Section 15.2(c) and notifies Borrower Representative of such Lender’s or LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.Taxes.
(a)LC Issuer. For purposes of this Section 15.3, the term “Lender” shall include LC Issuer and the term “Applicable Law” shall include FATCA.
(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnification. The Credit Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Representative by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Lender Indemnity. Each Lender shall severally indemnify Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.1 relating to the maintenance of a participant register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Representative and

Administrative Agent, at the time or times reasonably requested by Borrower Representative or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Representative or Administrative Agent as will enable Borrower Representative or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, so long as any Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to Borrower Representative and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed originals of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in form and content satisfactory to Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to a Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower Representative or Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Administrative Agent as may be necessary for Borrower Representative and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any indemnified party determines, in its discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 15.3 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
4.Mitigation Obligations; Designation of a Different Lending Office.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 15.2, or requires Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 15.3, then such Lender shall (at the request of Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 15.2 or Section 15.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 15.2, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 15.3 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 15.4(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then, such Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 15.2 or Section 15.3) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) Borrowers shall have paid to Administrative Agent the assignment fee specified in Section 14.1(b)(iv); (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 15.1) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 15.2 or payments required to be made pursuant to Section 15.3, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Applicable Law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 31.
SECTION 32.MISCELLANEOUS
1.Notices.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to Administrative Agent, Borrowers, Borrower Representative or any other Credit Party, to the address, telecopier number, electronic mail address or telephone number specified in Appendix B; or
(ii)if to any Lender, the LC Issuer or Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with Administrative Agent.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent from time to time, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Section 2 if such Lender or such LC Issuer, as applicable, has notified Administrative Agent and Borrower Representative that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, with respect to clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the other parties hereto.
(d)Platform.
(i)Each Credit Party agrees that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the LC Issuer and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall Administrative Agent or any of its Related Parties, including Administrative Agent Professionals (collectively, the “Agent Parties”) have any liability to Borrowers or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Credit Party’s or Administrative Agent’s transmission of Communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, any Lender or the LC Issuer by means of electronic communications pursuant to this Section, including through the Platform.
2.Amendments.
(a)Consent; Amendment; Waiver.
None of this Agreement, any other Loan Document nor any term hereof or thereof may be amended orally, but only by an instrument in writing signed by the Required Lenders, or in the case of Loan Documents executed by Administrative Agent (and not the other Lenders), signed by Administrative Agent and approved by the Required Lenders and, in the case of an amendment, also by Credit Parties (or Borrower Representative acting on their behalf); provided, however, that:
(i)without the prior written consent of Administrative Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties, or discretion of Administrative Agent and without the prior written consent of Swing Line Lender and Administrative Agent, no amendment or waiver with respect to the provisions of Section 2.3 shall be effective;
(ii)without the prior written consent of LC Issuer and Administrative Agent, no modification shall be effective with respect to any LC Obligations, the definitions of “LC Conditions” or “Defaulting Lender” (except to be more inclusive of the facts and circumstances which cause a Lender to become a Defaulting Lender) or the terms of Sections 2.4 and 7.2(e) or which constitutes a waiver of any LC Condition or the condition precedent set forth in Section 7.2(e) (to the extent it relates to the issuance of a Letter of Credit);
(iii)without the prior written consent of each Lender directly affected thereby including a Defaulting Lender, but subject to Section 15.1(h), no modification shall be effective that would (A) increase the Revolving Commitment of such Lender (or reinstate any commitment terminated pursuant to Section 2.1(c)); (B) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate during the existence of an Event of Default; (C) extend the Stated Revolving Commitment Termination Date; or (D) amend this clause (iii);

(iv)without the prior written consent of all Lenders (except a Defaulting Lender), no modification shall be effective that would (A) amend, waive, or alter the application of payments or obligations of Administrative Agent, LC Issuer or any Lender under Sections 5.5 or 5.6 (except to the extent provided in Section 4.2); (B) amend or waive the provisions of this Section 16.2(a); (C) amend this Section 16.2 or the definitions of “Pro Rata,” “Pro Rata Share” or “Required Lenders” (and the defined terms used in each such definition) or any other provision of this Agreement or the other Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (D) release all or substantially all of the Collateral; (E) release any Obligor from liability for any Obligations, except to the extent expressly permitted by the terms hereof; or (F) contractually subordinate any of Administrative Agent’s Liens in and to the Collateral, except to the extent expressly permitted by the terms hereof or contractually subordinate the payment of any Obligations to any other Debt;
(v)without the prior written consent of the Required Lenders (except a Defaulting Lender), increase the advance rates or amend the definition of “Borrowing Base” (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability;
(vi)without the prior written consent of each Revolving Lender (except a Defaulting Lender), amend the definition of “Required Lenders;” and
(vii)without the prior written consent of the Required Lenders, amend any provision in a Loan Document for which Required Lenders’ consent is required.
The foregoing notwithstanding (1) this Agreement may be amended to increase the interest rate or any fees hereunder with the consent of Administrative Agent and Credit Parties (or Borrower Representative, acting on their behalf) only; (2) this Agreement and the other Loan Documents may be amended to reflect definitional, technical, and conforming modifications to the extent necessary to effectuate any increase in the Revolving Commitments pursuant to Section 2.1(f) with the prior written consent of Administrative Agent, Borrowers (or Borrower Representative, acting on their behalf) and each Lender or Eligible Assignee participating in such increase pursuant to documentation satisfactory to Administrative Agent and Borrowers (or Borrower Representative, acting on their behalf) without the consent of any other Lender or LC Issuer; (3) modifications to the Loan Documents may be made to the extent necessary to grant a security interest in additional Collateral to Administrative Agent for the benefit of the Secured Parties with the prior written consent of Administrative Agent and affected Credit Parties (or Borrower Representative, acting on their behalf) only pursuant to documentation satisfactory to Administrative Agent and such Credit Parties (or Borrower Representative, acting on their behalf) without the consent of any Lender or LC Issuer; (4) only the consent of Administrative Agent shall be required to amend Appendix A to reflect assignments of the Revolving Commitment and Loans in accordance with this Agreement; (5) modifications of a Loan Document which deal solely with the rights and duties of Lenders, Administrative Agent, and/or LC Issuer as among themselves shall not require the consent of any Credit Party; (6) modifications of a Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes may be made by Administrative Agent and Credit Parties (or Borrower Representative, acting on their behalf) without the consent of any other party to the Loan Documents so long as (A) such modification does not adversely affect the rights of any Lender in any material respect and (B) all Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent shall not have received within five (5) Business Days after the date of receipt of such notice to the Lenders a written notice from the Required Lenders stating that the Required Lenders object to such modification, (7) if this Agreement or any Loan Document contains any blank spaces, such as for dates or amounts, Credit Parties and Lenders hereby authorize and direct Administrative Agent to complete such blank spaces according to the terms upon which the transactions contemplated hereby or thereby were contemplated, and (8) only the consent of the parties to the Auto Borrow Agreement or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender which is party to any agreement relating to a Bank Product shall have no right to participate in any manner in modification of any other Loan Document.
(b)Amendment and Restatement.
Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Credit Parties (or Borrower Representative, acting on their behalf) and Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Commitments of such Lender shall have terminated (but such Lender shall be entitled to the benefit of Sections 15, 16.3, and 16.4), such Lender shall have no other Revolving Commitment or other obligation hereunder and shall have been paid in full in cash all Obligations owing to it or accrued for its account under this Agreement. Any waiver or consent granted by Administrative Agent, LC Issuer or Lender shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or consent, or constitute a course of dealing by such Persons at variance with the terms of the Agreement such as to require further notice by such Persons of such their intent to require strict adherence to the terms of the Agreement in the future. Administrative Agent, LC Issuer; and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement. No waiver or course of dealing shall be established by (i) the failure or delay of Administrative Agent, LC Issuer or any Lender to require strict performance of any Credit Party to this Agreement or any other Loan Document or to exercise any rights or remedies with respect to Collateral or otherwise; (ii) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (iii) acceptance by Administrative Agent, LC Issuer or any Lender of performance by any Credit Party under this Agreement or any other Loan Document in a manner other than that specified herein or therein.
(c)Payment for Consents.
No Credit Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee, or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
(d)Non-Consenting Lender.

(i)Each Borrower, LC Issuer and each Lender grants to Administrative Agent the option (without any obligation, however), to purchase all (but not less than all) of a Non-Consenting Lender’s portion of the Revolving Commitments, the Loans, and LC Obligations owing to it and any Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the outstanding principal amount of the Loans and LC Obligations for unreimbursed draws payable to such Non-Consenting Lender plus any accrued but unpaid interest on such Loans and any accrued but unpaid commitment fee arising under Section 3.2(b) and Letter of Credit Fees arising under Section 3.2(c) owing to such Non-Consenting Lender plus the amount necessary to Cash Collateralize any Letters of Credit issued by such Non-Consenting Lender (if any). If Administrative Agent exercises its option under this Section, the Non-Consenting Lender shall promptly execute and deliver to Administrative Agent any Assignment Agreement and other agreements and documentation which Administrative Agent shall determine are necessary to effect such assignment and which are provided to such Non-Consenting Lender. If the Non-Consenting Lender fails for whatever reason to execute and delivery such Assignment Agreement and other documentation within three (3) Business Days after the date of its receipt thereof, then Administrative Agent shall have the power to do so as power of attorney for such Non-Consenting Lender and any execution and delivery of such Assignment Agreement and such other documentation by Administrative Agent under such power of attorney shall binding upon such Non-Consenting Lender. Administrative Agent may assign its purchase option and powers under this Section to any Eligible Assignee if such assignment otherwise complies with the requirements of Section 14.1.
(ii)Borrowers may, at their sole expense and effort, replace such Non-Consenting Lender in accordance with Section 15.4.
3.Indemnity; Expenses.
EACH CREDIT PARTY SHALL INDEMNIFY, DEFEND, PROTECT, AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY “CLAIMS” (AS SUCH TERM IS DEFINED IN SECTION 1.1) THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS AND EXPENSES ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE (limited in the case of legal fees, costs and expenses, to the reasonable and documented fees of a single primary legal counsel to Administrative Agent, plus one local counsel in any relevant jurisdiction, plus any special counsel (including regulatory counsel), plus, in the case of an actual or perceived conflict of interest, where such Indemnitees endeavor to provide the Parent prior notice of such conflict of interest, a single firm of counsel for all similarly affected Indemnitees). In no event shall any party to this Agreement or any other Loan Document have any obligation thereunder to indemnify, defend or hold harmless an Indemnitee with respect to any Claim, Extraordinary Expense or other loss, cost, fees, or expenses that is determined in a final, non-appealable judgment by a court of competent jurisdiction by final and non-appealable judgment to (x) have resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by final and non-appealable judgment, (y) have resulted from a material breach of such Indemnitee’s obligations to extend credit hereunder, as determined by a court of competent jurisdiction by final and non-appealable judgment or (z) have resulted from a dispute solely among Indemnitees (other than any disputes involving claims against any agent (including the Administrative Agent and Collateral Agent), arranger or bookrunner, in each case in their respective capacities as such) that did not involve actions or omissions of any Credit Party or any Subsidiary or other Affiliate thereof. In addition to all other Obligations, the obligations and liabilities described in this Section 16.3 shall (a) constitute Obligations; (b) be in addition to, and cumulative of, any other indemnification provisions set forth elsewhere in this Agreement or any other Loan Document; (c) be secured by the Collateral; (d) be due and payable by Borrowers ON DEMAND; (e) be chargeable against Borrowers’ in the manner set forth in Section 4.1(b) (provided, however, that Administrative Agent shall have no obligation to charge such amounts in such manner); and (f) survive termination of this Agreement. In addition to the foregoing, Administrative Agent shall have the right at any time or from time to time, to require that the obligations and liabilities described in this Section 16.3 be Cash Collateralized. Without limiting the provisions of Section 15.3(d), this Section 16.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
4.Reimbursement Obligations.
Without limiting the terms of Section 16.3, Credit Parties shall reimburse Administrative Agent for all Extraordinary Expenses and for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs, and expenses incurred by it in connection with (a) negotiation and preparation of this Agreement and the other Loan Documents, including any amendment, forbearance, waiver, restatement, supplement, or other modification thereof; (b) administration of and actions relating to any Collateral, this Agreement, any Loan Document, and transactions contemplated hereby and thereby (including any actions taken to perfect or maintain priority of Administrative Agent’s Liens in and to any Collateral, to maintain any insurance required hereunder, or to verify Collateral); and (c) subject to the limits of Section 9.4(b), each inspection, field audit, field examination, or appraisal with respect to any Obligor, Subsidiary, or Collateral, whether prepared by Administrative Agent’s personnel or a third party (limited in the case of legal fees, costs and expenses, to the reasonable and documented fees of a single primary legal counsel to Administrative Agent, plus one local counsel in any relevant jurisdiction, plus any special counsel (including regulatory counsel), plus, in the case of an actual or perceived conflict of interest, where such Indemnitees endeavor to provide the Parent prior notice of such conflict of interest, a single firm of counsel for all similarly affected Indemnitees). Credit Parties also shall pay all Extraordinary Expenses and all legal (including all costs of internal counsel or, in lieu thereof, a documentation fee comparable in amount thereto), accounting, appraisal, consulting, and other fees, costs, and expenses incurred by Administrative Agent and each Lender in connection with the enforcement of, or any “workout,” “restructuring,” or an Insolvency Proceeding concerning any Credit Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents, or defending any of the Loan Documents, irrespective of whether a lawsuit or other Adverse Proceeding is brought, or in taking any enforcement action or any remedial action with respect to any Collateral.
5.Performance of Credit Parties’ Obligations.
Administrative Agent may, in its discretion at any time and from time to time during the continuation of an Event of Default, at Credit Parties’ expense, pay any amount or do any act required of a Credit Party under any Loan Documents or otherwise lawfully requested by Administrative Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Administrative Agent’s Liens in any Collateral, including any payment of any claim by any Third Party (including any judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim), or any discharge of a Lien. All payments, costs, and expenses (including Extraordinary Expenses) of Administrative Agent under this Section shall be reimbursed to Administrative Agent by Credit Parties, ON DEMAND, with interest from the date incurred to the date of payment thereof at the Default Rate. Any payment made or action taken by Administrative Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
6.Setoff.

In addition to (and not in limitation of) any rights now or hereafter granted under Applicable Law to Administrative Agent, LC Issuer, any Lender, or, subject to the provisions of Section 14.1(d), any Participant, and each subsequent holder of any of the Obligations and each of their respective Affiliates (collectively, for purposes of this Section, the “Setoff Parties”) is hereby authorized by each Credit Party to setoff and to appropriate and apply any and all deposits (general or special, time or demand, including Debt evidenced by certificates of deposit, in each case whether matured or un-matured, but excluding (x) any amounts held by any Setoff Party in any escrow account and (y) without the prior consent of Administrative Agent, any Collection Account and any other Debt at any time held or owing by any Setoff Party to or for the credit or the account of any Credit Party, against the Obligations as provided in this Agreement, irrespective of whether (a) any demand for such Obligations has been made; (b) the Obligations have been accelerated as contemplated in Section 12.2; or (c) such Obligations are contingent or un-matured. Any sums obtained by any Setoff Party shall be subject to the application of payments to the Obligations as set forth in this Agreement. The rights granted to each Setoff Party under this section may be exercised at any time or from time to time, without notice to any Borrower or any other Person, and each Credit Party hereby waives any right it may have to such notice. In addition to the foregoing, and notwithstanding any provision hereof to the contrary, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 4.2 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, LC Issuer, Swing Line Lender and the other Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
7.Independence of Covenants; Severability.
All covenants hereunder and under any other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. To the extent any such provision is found to be invalid or unenforceable under Applicable Law in a given jurisdiction, then (a) such provision shall be ineffective only to such extent; (b) the remainder of such provision and the other provisions of this Agreement and the other Loan Documents shall remain in full force and effect in such jurisdiction; and (c) such provision shall remain in full force and effect in any other jurisdiction.
8.Cumulative Effect; Conflict of Terms.
The parties acknowledge that different provisions of this Agreement and the other Loan Documents may contain requirements, limitations, restrictions, or permissions relating to the same subject matter and, in such case, all of such provisions shall be deemed to be cumulative (rather than instead of one another) and must be satisfied or performed, as applicable. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), to the extent any provision contained in this Agreement conflicts directly with any provision in another Loan Document, then the provision in this Agreement shall control.
9.Counterparts.
This Agreement, the other Loan Documents and any amendments, waivers, or consents relating hereto or thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together, shall constitute but one and the same instrument.
10.Fax or Other Transmission.
Delivery by one or more parties hereto of an executed counterpart of this Agreement and any other Loan Document via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Agreement and such other Loan Document or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any party delivering an executed counterpart of this Agreement or any other Loan Document by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement or such other Loan Document. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form.
11.Entire Agreement.
This Agreement and the other Loan Documents, together with all other instruments, agreements, supplements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings negotiations, discussions, representations, warranties, commitments, proposals, offers, contracts and inducements, whether express or implied, oral or written. There are no unwritten oral agreements between the parties.
12.Relationship with Lenders.
The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. Amounts payable hereunder by Administrative Agent, LC Issuer or any Lender, on the one hand, to any other of such Persons, on the other hand, shall be separate and independent debts and obligations, and claims by one of such Persons against any other of such Persons may proceed between such Persons without requiring the joinder of Administrative Agent, LC Issuer or any Lender as an additional party. Nothing in this Agreement and no action of Administrative Agent, LC Issuer or Lenders pursuant to the Loan Documents shall cause Administrative Agent, LC Issuer and the Lenders, or any of them, to be deemed a partnership, association, joint venture, or any other kind of entity with each other or with any Credit Party, or to have any Control of each other or any Credit Party.
13.No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated by any Loan Document, Credit Parties acknowledge and agree that (a) (i) the credit facility evidenced by this Agreement and any related arranging or other services by Administrative Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Credit Parties and such Persons; (ii) Credit Parties have consulted their own legal, accounting, regulatory, and tax advisors to the extent they have deemed appropriate; and (iii) Credit Parties are capable of evaluating and understanding, and do understand and accept, the terms, risks, and conditions of the transactions contemplated by this Agreement and the other Loan Documents; (b) each of Administrative Agent, LC Issuer, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent, or fiduciary of, to, or for any Credit Party or any of their Affiliates or any other Person and has no obligation with respect to the transactions contemplated by this Agreement and the other Loan Documents except as expressly set forth herein or therein; and (c) Administrative Agent, LC Issuer, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from the Credit Parties and their Affiliates and have no obligation to disclose any of such interests to any Credit Party or any such Affiliate. To the fullest extent permitted by Applicable Law, each Credit Party hereby waives and releases any claims that it may have against Administrative Agent, LC Issuer, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Agreement or any other Loan Document.
14.Confidentiality; Credit Inquiries.
Each of Administrative Agent, LC Issuer and the Lenders agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (provided such Persons are informed of the confidential nature of the Information and instructed to keep the Information confidential); (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to the extent requested or required by any state, federal, or foreign authority or examiner regulating banks or banking or the making of loans and financial accommodations to others; (e) to any other party hereto or, as contemplated by Section 14.1, to any actual or prospective Transferee, and then only on a confidential basis; (f) in connection with the exercise of any remedies, the enforcement of any rights, or any action or proceeding relating to any Loan Documents; (g) subject to an agreement containing provisions substantially the same as this Section, to any actual or prospective Bank Product Provider (or its advisors); (h) with the consent of Borrower Representative (which consent shall not be unreasonably withheld, conditioned or delayed); (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this section or (B) is available to Administrative Agent, LC Issuer or any Lender or any of their respective Affiliates on a non-confidential basis from a source other than Obligors; (j) to any rating agency when required by it, provided, that before any such disclosure, such rating agency shall be advised of the confidential nature of such Information; (k) for purposes of establishing a “due diligence” defense; and (l) in response to credit inquiries from third Persons concerning any Credit Party or any of its Subsidiaries (although none of Administrative Agent, any Lender or LC Issuer shall be required to so respond) to Gold Sheets and other similar bank trade publications (such information to consist of deal terms and other information customarily found in such publications). Notwithstanding the foregoing, Administrative Agent, LC Issuer and the Lenders may publish or disseminate general information describing the credit facility evidenced hereby, including the names and addresses of Credit Parties and the Subsidiaries and a general description of Credit Parties’ and the Subsidiaries’ businesses, and may use Credit Parties’ logos, trademarks, insignia, or product photographs in any “tombstone” or comparable advertising materials on its website or in other of Administrative Agent, LC Issuer, or such Lender’s marketing materials (subject, in the case of trademarks, to sufficient rights to quality control and inspection in favor of each Credit Party to avoid the risk of invalidation of said trademarks). As used herein, “Information” means all information received (whether before or after the date hereof) from a Credit Party or Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Administrative Agent, LC Issuer, and the Lenders acknowledges that (A) Information may include material non-public information concerning a Credit Party or Subsidiary; (B) it has developed compliance procedures regarding the use of material non-public information; and (C) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws. Any of the foregoing to the contrary notwithstanding, each hereby authorizes each of Administrative Agent and the Lenders (at its discretion and without any Credit Parties obligation to do so) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.
15.Governing Law.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED BY THE TERMS HEREOF OR THEREOF OR UNLESS THE LAWS OF ANOTHER JURISDICTION MAY, BY REASON OF MANDATORY PROVISIONS OF LAW, GOVERN THE PERFECTION, PRIORITY, OR ENFORCEMENT OF SECURITY INTERESTS IN ANY COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION STATE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE JURISDICTION STATE.
16.Submission to Jurisdiction.
EACH CREDIT PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE JURISDICTION STATE AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE JURISDICTION STATE, IN RESPECT OF ANY PROCEEDING, DISPUTE, OR ADVERSE PROCEEDING BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO AND AGREES THAT ANY SUCH PROCEEDING, DISPUTE, OR ADVERSE PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN SUCH COURTS. WITH RESPECT TO SUCH COURTS, EACH CREDIT PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS, AND DEFENSES IT MAY HAVE REGARDING PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE, OR INCONVENIENT FORUM. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS OF ANY AND ALL PROCESS SERVED UPON IT AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 16.1, SUCH SERVICE TO BE EFFECTIVE AT THE TIME SUCH NOTICE WOULD BE DEEMED DELIVERED UNDER SECTION 16.1. Nothing herein shall limit the right of Administrative Agent or any Lender to bring proceedings against any Credit Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Administrative Agent of any judgment or order obtained in any forum or jurisdiction.
17.Waivers; Limitation on Damages; Limitation on Liability.
(a)Waiver of Jury Trial.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH CREDIT PARTY, BY EXECUTION HEREOF, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ADVERSE PROCEEDING BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT, LC ISSUER, AND THE LENDERS TO ENTER INTO AND ACCEPT THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.
(b)Waiver of Certain Damages.
NO PARTY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY SUCCESSOR OR ASSIGNEE OF SUCH PERSON, OR ANY THIRD PARTY BENEFICIARY, OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, IN THE CASE OF ADMINISTRATIVE AGENT, THE TAKING OF ANY ENFORCEMENT ACTION.
(c)Other Waivers.
To the fullest extent permitted by Applicable Law, each Credit Party waives (i) presentment, demand, protest, notice of presentment, notice of dishonor, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Administrative Agent or any Lender on which a Credit Party may in any way be liable; (ii) notice before taking possession or Article 9 Control of any Collateral; (iii) any bond or security that might be required by a court before allowing Administrative Agent, LC Issuer or any Lender to exercise any rights or remedies under this Agreement or the other Loan Documents; (iv) notice of acceptance hereof or of any other Loan Document; (v) all rights to interpose any claims, deductions, rights of setoff, discounts, charge backs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the other Loan Documents, the Obligations, the Collateral, or any matter arising therefrom or relating hereto or thereto; and (vi) any claim under any law or equitable principle requiring Administrative Agent, LC Issuer or any Lender to marshal any assets in favor of any Credit Party or against any Obligations or otherwise attempt to realize upon any Collateral or collateral of any Obligor, or any appraisement, evaluation, stay, extension, homestead, redemption, or exemption laws now or hereafter in force to prevent or hinder the enforcement of this Agreement. Each Credit Party acknowledges that the foregoing waivers are a material inducement to Administrative Agent, LC Issuer and the Lenders’ entering into this Agreement and that Administrative Agent, LC Issuer and the Lenders are relying upon the foregoing in their dealings with Credit Parties.
(d)Acknowledgement of Waivers.
Each Credit Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of any Adverse Proceeding, this Agreement may be filed as a written consent to a trial by the court.

18.Limitation on Liability; Presumptions.
None of Administrative Agent, LC Issuer nor the Lenders shall have any liability to any Obligor (whether in tort, contract, equity, or otherwise) for losses suffered by such Person in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission, or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order by a court of competent jurisdiction binding on Administrative Agent, LC Issuer or such Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, each of Administrative Agent, LC Issuer, and the Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary and reasonable care in the performance by it of the terms of this Agreement and the other Loan Documents.
19.PATRIOT Act Notice.
Administrative Agent, LC Issuer and the Lenders hereby notify Credit Parties that pursuant to the requirements of the PATRIOT Act, Administrative Agent, LC Issuer and the Lenders are required to obtain, verify, and record information that identifies each Obligor, including its legal name, address, tax ID number, and other information that will allow Administrative Agent, LC Issuer and the Lenders to identify it in accordance with the PATRIOT Act. Administrative Agent, LC Issuer and the Lenders will also require information regarding each Obligor, if any, and may require information regarding Obligors’ management and owners, such as legal names, addresses, social security numbers, and dates of birth.
20.Powers.
All powers of attorney granted to Administrative Agent, LC Issuer or any Lender herein or in any other Loan Document are coupled with an interest and are irrevocable.
21.No Tax Advice.
Each Credit Party acknowledges and agrees that, with respect to all tax and accounting matters relating to this Agreement, the other Loan Documents, or the transactions contemplated herein and therein, it has not relied on any representations made, consultation provided by, or advice given or rendered by Administrative Agent, LC Issuer, or any Lender, or any of their representatives, agents, or employees, and, instead, such Credit Party has sought, and relied upon, the advice of its own tax and accounting professionals with respect to all such matters.
22.Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the date on which final judgment is given. The obligation of each Obligor in respect of any such sum due from it to Administrative Agent, LC Issuer or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent (for itself or on behalf of LC Issuer or a Lender) of any sum adjudged to be so due in the Judgment Currency, Administrative Agent may, in accordance with normal banking procedures, purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent, LC Issuer, or a Lender from any Obligor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent, LC Issuer, and each Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent, LC Issuer, or a Lender in such currency, Administrative Agent, LC Issuer, or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).
23.Survival of Representations and Warranties, etc.

(a)All representations and warranties made by any Credit Party under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution of this Agreement or any other Loan Document by Administrative Agent, LC Issuer or any Lender; any investigation or inquiry by Administrative Agent, LC Issuer or any Lender; or the making of any Loan or the issuance of any Letter of Credit under this Agreement.
(b)Without limiting the generality of the foregoing clause (a), all of the representations, warranties, covenants, and indemnities of Section 8.24 and Section 9.9 shall survive the termination of this Agreement, Payment in Full of the Obligations, and the release of Administrative Agent’s Lien on any Borrower’s or Subsidiaries’ Properties, if any, and shall survive the transfer of any or all right, title, and interest in and to such Properties by such Persons, whether or not the transferee thereof is an Affiliate of such Persons.
24.Revival and Reinstatement of Obligations.
If the incurrence or payment of the Obligations by or on behalf of any Obligor or the transfer to Administrative Agent, LC Issuer, or any Lender of any Property (including through setoff) should for any reason subsequently be declared to be void or voidable under any Debtor Relief Law, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of Property (collectively, a “Voidable Transfer”), and if Administrative Agent, LC Issuer or any Lender, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that such Persons, or any of them, is required or elects to repay or restore, and as to all costs, expenses, and attorneys’ fees of such Persons related thereto, the liability of all affected Obligors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
25.Acknowledgement of and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
26.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and any arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with such Lender’s entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit or Revolving Commitments; or
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit or Revolving Commitments and this Agreement; or
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform in respect of any Loans, Letters of Credit, Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit or Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of any Loans, Letters of Credit, Revolving Commitments or this Agreement.
(b)In addition, unless clause (i) in the immediately preceding subsection (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, any arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that none of Administrative Agent, any arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto).
27.Time is of the Essence.
Time is of the essence in this Agreement and the other Loan Documents.
28.Section Headings.
Section headings herein and in the other Loan Documents are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
29.Intercreditor Agreement.
Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the Intercreditor Agreement conflict, the terms of the Intercreditor Agreement shall control.
[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.
BORROWERS:

FORBES ENERGY SERVICES LTD.,
a Delaware corporation,
as a Borrower and the Borrower Representative

By:
Name:
Title:

FORBES ENERGY SERVICES LLC,
a Delaware limited liability company,
as a Borrower

By:
Name:
Title:

FORBES ENERGY INTERNATIONAL, LLC,
a Delaware limited liability company,
as a Borrower

By:
Name:
Title:

TX ENERGY SERVICES, LLC,
a Delaware limited liability company,
as a Borrower

By:
Name:
Title:

C.C. FORBES, LLC,
a Delaware limited liability company,
as a Borrower

By:
Name:
Title:
CRETIC ENERGY SERVICES, LLC,
a Delaware limited liability company,
upon the consummation of the Closing Date Acquisition, as a Borrower

By:
Name:
Title:

ADMINISTRATIVE AGENT:

REGIONS BANK, an Alabama bank,
as Administrative Agent, LC Issuer and a Lender

By:
Name:    Kevin Padgett
Title:    Managing Director

APPENDIX A
Lenders, Revolving Commitments and Revolving Commitment Percentages

Lender	Revolving Commitment	Percentage of Total Revolving Commitments
Regions Bank	$35,000,000	100%
Total	$35,000,000	100%

APPENDIX B
Notice Information

Borrowers:

c/o Forbes Energy Services LLC
3000 South Business Hwy 281
Alice, Texas 78332
Attention: L. Melvin Cooper
Telephone: (361) 664-0549
Facsimile: (361) 664-0599
email: mcooper@forbesenergyservices.com

With a copy to:

c/o Forbes Energy Services LLC
3000 South Business Hwy 281
Alice, Texas 78332
Attention: John E. Crisp
Telephone: (361) 664-6029
Facsimile: (361) 664-0600
email: jcrisp@ForbesEnergyServices.com

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Caroline Sandberg
Telephone: (212) 859-8071
email: caroline.sandberg@friedfrank.com

Administrative Agent:

“Lending Office” and “Principal Office”
1180 W Peachtree St NW, Suite 1400
Atlanta, GA 30309
Attn:    Michael Lim
Phone:    (404) 279-7531
Fax:    (404) 279-7425

With a copy to (which shall not constitute notice):

Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: Scott C. Wallace, Esq.
Telephone: (214) 964-9478
Facsimile: (214) 964-9501
email: scott.wallace@hklaw.com